                                                                  EXHIBIT (b)(2)

                                                                  Execution Copy

                           FIFTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           DATED AS OF APRIL 13, 2005

                                 BY AND BETWEEN

                              QUALITY DINING, INC.,
                                  as Borrower,

                                       AND

                        THE BANKS WHICH ARE PARTY HERETO

                                       AND

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                              as Syndication Agent

                         NATIONAL CITY BANK OF INDIANA,
                             as Documentation Agent

                          J.P. MORGAN SECURITIES INC.,
                                   as Arranger

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I.       DEFINITIONS...............................................................................     1
ARTICLE II.      THE LOANS.................................................................................    18

    2.1      Revolving Credit Loans........................................................................    18
    2.2      Term Loans....................................................................................    21
    2.3      Interest on Loans.............................................................................    22
    2.4      Repayment of Loans............................................................................    24
    2.5      Increased Costs; Capital Adequacy.............................................................    25
    2.6      Liquidation Fee...............................................................................    27
    2.7      Basis for Determining LIBOR Rate Inadequate or Unfair.........................................    27
    2.8      Payments......................................................................................    28
    2.9      Setoff; etc...................................................................................    28
    2.10     Revolving Credit Commitment Fee...............................................................    29
    2.11     Upfront Fees..................................................................................    30
    2.12     Letters of Credit.............................................................................    30
    2.13     Application of Payments and Collections.......................................................    33
    2.14     The Swing Line................................................................................    34

ARTICLE III.     CONDITIONS PRECEDENT......................................................................    37

    3.1      Conditions Precedent to Effectiveness.........................................................    37
    3.2      Conditions Precedent to All Loans, Swing Loans and Issuances of Letters of Credit.............    40

ARTICLE IV.      REPRESENTATIONS AND WARRANTIES............................................................    40

    4.1      Organization; etc.............................................................................    40
    4.2      Due Authorization.............................................................................    41
    4.3      Subsidiaries..................................................................................    41
    4.4      Validity of the Agreement; etc................................................................    41
    4.5      Financial Statements..........................................................................    42
    4.6      Litigation; etc...............................................................................    42
    4.7      Compliance with Law...........................................................................    42
    4.8      ERISA Compliance..............................................................................    42
    4.9      Title to Assets...............................................................................    43
    4.10     Indebtedness..................................................................................    43
    4.11     Use of Proceeds...............................................................................    43
    4.12     Margin Stock..................................................................................    43
    4.13     Investment Company Act........................................................................    43
    4.14     Unregistered Securities.......................................................................    43
    4.15     Public Utility Holding Company Act............................................................    44
    4.16     Accuracy of Information.......................................................................    44
    4.17     Tax Returns; Audits...........................................................................    44
    4.18     Environmental and Safety Regulations..........................................................    44
    4.19     Pro Formas; Forecasts.........................................................................    45
    4.20     Solvency......................................................................................    45

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                              PAGE
    4.21     No Default; No Material Adverse Occurrence....................................................    45
    4.22     Subsidiary Guarantors; Security Documents.....................................................    45
    4.23     Collateral....................................................................................    45
    4.24     Merger........................................................................................    46
    4.25     Affiliated Lease Agreements...................................................................    46

ARTICLE V.       CERTAIN AFFIRMATIVE COVENANTS.............................................................    47

    5.1      Financial Information; etc....................................................................    47
    5.2      Maintenance of Corporate Existence; etc.......................................................    48
    5.3      Payment of Taxes; etc.........................................................................    48
    5.4      Compliance with Laws..........................................................................    49
    5.5      Books and Records; etc........................................................................    49
    5.6      Insurance.....................................................................................    49
    5.7      Conduct of Business...........................................................................    49
    5.8      Maintain Business.............................................................................    50
    5.9      ERISA.........................................................................................    50
    5.10     Changes to GAAP...............................................................................    50
    5.11     Use of Proceeds...............................................................................    50
    5.12     Subsidiary Guaranty...........................................................................    51
    5.13     Security Documents............................................................................    51
    5.14     Survival of Warranties and Representations....................................................    53

ARTICLE VI.      CERTAIN FINANCIAL COVENANTS AND NEGATIVE COVENANTS........................................    54

    6.1      Fixed Charge Coverage Ratio...................................................................    54
    6.2      Indebtedness Ratio............................................................................    54
    6.3      Limitations on Indebtedness...................................................................    54
    6.4      Liens.........................................................................................    55
    6.5      Dividends, Stock Purchase and Restricted Payments.............................................    56
    6.6      Sales of Assets...............................................................................    56
    6.7      Mergers and Consolidations....................................................................    57
    6.8      Preferred Stock of Subsidiaries...............................................................    57
    6.9      Disposition of Securities of a Subsidiary.....................................................    57
    6.10     Investments...................................................................................    58
    6.11     Transactions with Affiliates..................................................................    58
    6.12     Capital Expenditures..........................................................................    58
    6.13     Acquisitions..................................................................................    59
    6.14     SPE...........................................................................................    59
    6.15     Rate Hedging Obligations......................................................................    59
    6.16     Franchise Agreements..........................................................................    59
    6.17     Management Compensation.......................................................................    59

ARTICLE VII.     EVENTS OF DEFAULT.........................................................................    60

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                              PAGE

    7.1      Events of Default.............................................................................    60
    7.2      Action If Event of Default....................................................................    62
    7.3      Remedies......................................................................................    62

ARTICLE VIII.    THE AGENT.................................................................................    63

    8.1      Appointment and Authorization.................................................................    63
    8.2      Power.........................................................................................    63
    8.3      Employment of Counsel; etc....................................................................    63
    8.4      Reliance......................................................................................    64
    8.5      General Immunity..............................................................................    64
    8.6      Credit Analysis...............................................................................    64
    8.7      Agent and Affiliates..........................................................................    65
    8.8      Indemnification...............................................................................    65
    8.9      Successor Administrative Agent................................................................    65
    8.10     Administrative Agent's Fees...................................................................    66
    8.11     Collateral Matters............................................................................    66
    8.12     Agents and Arranger...........................................................................    66

ARTICLE IX.      AMENDMENT AND RESTATEMENT.................................................................    67

    9.1      Amendment and Restatement of Existing Credit Agreement........................................    67
    9.2      Allocation of Loans under Existing Credit Agreement...........................................    67
    9.3      Replacement of Notes..........................................................................    69
    9.4      Security Documents............................................................................    69
    9.5      Release of Excluded Assets....................................................................    69
    9.6      Release of Excluded Subsidiaries..............................................................    70

ARTICLE X.       MISCELLANEOUS.............................................................................    70

    10.1     Waivers, Amendments; etc......................................................................    70
    10.2     Payment Dates.................................................................................    70
    10.3     Notices.......................................................................................    70
    10.4     Costs and Expenses............................................................................    71
    10.5     Indemnification...............................................................................    71
    10.6     Severability..................................................................................    72
    10.7     Cross-References..............................................................................    72
    10.8     Headings......................................................................................    72
    10.9     Governing Law.................................................................................    72
    10.10    Successors and Assigns........................................................................    72
    10.11    Execution in Counterparts.....................................................................    74
    10.12    USA Patriot Act Notice........................................................................    74
    10.13    Consent to Jurisdiction.......................................................................    74
    10.14    Waiver of Jury Trial..........................................................................    74

                                TABLE OF CONTENTS
                                   (continued)

SCHEDULE I -   Commitments

ANNEX I    -   List of Jurisdictions in which the Borrower is Qualified to Do Business
ANNEX II   -   List of Subsidiaries; Jurisdiction of Incorporation and Stock Ownership
ANNEX III  -   Indebtedness; Liens
ANNEX IV   -   Investments
ANNEX V    -   Description of Subject Assets
ANNEX VI   -   List of Excluded Property
ANNEX VII  -   Affiliated Lease Agreements
ANNEX VIII -   Excluded Subsidiaries
ANNEX IX   -   Environmental Matters

EXHIBIT A  -   Form of Revolving Credit Note
EXHIBIT B  -   Notice of Borrowing
EXHIBIT C  -   Form of Term Note
EXHIBIT D  -   Effective Date Borrowing Notice
EXHIBIT E  -   Form of Swing Line Note
EXHIBIT F  -   Legal Opinion of Counsel
EXHIBIT G  -   Form of Assignment Agreement
EXHIBIT H  -   Form of Buy-Out Note

                           FIFTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

      This Fifth Amended and Restated Credit Agreement dated as of April 13, 2005 by and between QUALITY DINING, INC., an Indiana corporation, as Borrower, the banks now or hereafter parties hereto (the "Banks"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Banks (in its capacity as such, and together with any successor administrative agent hereunder, the "Administrative Agent").

      WHEREAS, Quality Dining, Inc. and GAGHC, Inc., as borrowers under the Existing Credit Agreement (the "Existing Borrowers"), have requested, and the Banks have agreed, to amend the Existing Credit Agreement (as defined below);

      WHEREAS, GAGHC, Inc. has requested no loans outstanding under the Existing Credit Agreement and the Existing Borrowers desire, among other things, to remove GAGHC, Inc. as a borrower;

      WHEREAS, the Existing Borrowers, the Banks and the Administrative Agent have agreed to enter into this Agreement in order to amend and restate the Existing Credit Agreement; and

      WHEREAS, it is the intention of the parties to this Agreement that this Agreement not constitute a novation of the obligations under the Existing Credit Agreement and that, from and after the Effective Date, the Existing Credit Agreement shall be amended and restated hereby and all references herein to "hereunder," "hereof," or words of like import and all references in any other Loan Document to the "Credit Agreement" or words of like import shall mean and be a reference to the Existing Credit Agreement as amended and restated hereby.

      NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Banks and the Administrative Agent, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      The following terms when used in this Agreement shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Borrower and/or its Subsidiaries (other than an SPE) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership (any such target business, assets, corporation, partnership or the like herein referred to as a "Target").

      "Additional Equity Contribution" shall mean the aggregate amount of equity contributed to or realized by the Borrower as of the effective date of the Merger, in excess of that reflected in the pro forma balance sheet of the Borrower and its consolidated subsidiaries delivered to the Banks pursuant to
Section 4.19 hereof, as a result of (i) cash consideration received by the Borrower in respect of the issuance and sale of additional shares of its common stock after the effectiveness of the Merger or (ii) the reduction of cash consideration paid or payable by the Borrower in the Merger as a result of certain shareholders of Quality Dining, Inc. transferring their shares to Merger Corp. in exchange for shares of Merger Corp. which were converted into shares of the Borrower in the Merger.

      "Adjusted GAAP" shall mean GAAP, provided that it shall exclude the effects of any consolidation in the consolidated financial statements of the Borrower of any real estate partnership which is a party to an Affiliated Lease Agreement to the extent that (and only to the extent that) the Borrower and its Subsidiaries have (x) no ownership interest in such partnership and (y) no obligation to pay or guarantee any indebtedness, liability or obligation of such partnership. All accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Adjusted GAAP.

      "Adjusted LIBOR Rate" shall mean a rate per annum determined pursuant to the following formula:

                                  LIBOR Rate
      Adjusted LIBOR Rate = -----------------------
                            1 - Reserve Requirement

      "Affiliate" shall include, with respect to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such party and in addition, in the case of the Borrower and each Subsidiary, each officer, director, stockholder, joint venturer and partner of the Borrower and each Subsidiary. For purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns directly or indirectly five percent (5%) or more of the shares of stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Affiliated Lease Agreement" means any lease agreement entered into by the Borrower or any of its Subsidiaries with any member of Management or any Affiliate thereof for the lease by such Borrower or such Subsidiary of any Property.

      "Agent" shall mean each of the Administrative Agent, the Syndication Agent and the Documentation Agent, and "Agents" shall mean the Administrative Agent, the Syndication Agent and the Documentation Agent collectively.

      "Agreement" shall mean this Fifth Amended and Restated Credit Agreement as originally executed and as amended, modified or supplemented from time to time.

      "Arranger" shall mean J.P. Morgan Securities Inc., as book manager and lead arranger of the credit facilities provided to the Borrower by this Agreement.

      "Banks" shall mean the Banks referenced in the preamble hereto or any successor thereto or permitted assignee under the terms of this Agreement, including, without limitation, JPMorgan Chase Bank as Issuing Bank and LaSalle, in its individual capacity.

      "Base Rate" shall mean, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day, and (ii) the Federal Funds Rate plus 0.50%.

      "Base Rate Loan" shall mean, as of any date, a Loan designated as a "Base Rate Loan" pursuant to Section 2.1(d), Section 2.2(a) or Section 2.3(c).

      "Board of Directors" shall mean the Board of Directors or other governing body of the Borrower or any Subsidiary Guarantor, as applicable.

      "Borrower" shall mean Quality Dining, Inc., an Indiana corporation, and its successors and assigns, and any surviving, resulting or transferee corporation.

      "Borrowing" shall have the meaning assigned thereto in Section 2.1(a).

      "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Houston, Texas, or Chicago, Illinois, and if such day relates to an event, a transaction or a notice in respect of a LIBOR Base Loan, a day which is also a day on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

      "Buy-Out Note" shall mean a subordinated note substantially in the form attached hereto as Exhibit H, issued by the Borrower pursuant to the terms of the Shareholders Agreement.

      "Capital Expenditure" shall mean any expenditure by the Borrower or any Subsidiary in respect of the purchase or other acquisition of assets which, in conformity with Adjusted GAAP, are included in the property, plant, equipment, or other fixed asset accounts reflected in the consolidated balance sheet of the Borrower.

      "Capital Lease" shall mean a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person.

      "Capital Lease Obligations" shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a Capital Lease and for purposes of this Agreement the amount of each Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with Adjusted GAAP.

      "Change of Control" shall mean the ownership, through purchase or otherwise (including the agreement to act in concert without anything more), by any Person or group of Persons (other than one or more of Daniel B. Fitzpatrick, the spouse, children or grandchildren or the heirs of Daniel B. Fitzpatrick or any trusts created for their benefit) acting in concert, directly or indirectly, in one or more transactions, of (i) beneficial ownership or control of securities representing more than 30% of the combined voting power of the Borrower's Voting Stock or (ii) substantially all of the assets of the Borrower.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean all collateral referred to in the Security Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Banks.

      "Collateral Assignment of Franchise Agreements" shall mean each of the collateral assignments of franchise agreements, in form and substance reasonably acceptable to the Administrative Agent, heretofore or hereafter executed and delivered by the Borrower and/or its Subsidiaries to the Administrative Agent for the benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

      "Collateral Assignment of Leases" shall mean each of the collateral assignments of leases, in form and substance reasonably acceptable to the Administrative Agent, heretofore or hereafter executed and delivered by the Borrower and its Subsidiaries to the Administrative Agent for the benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

      "Commitment" shall mean, for each Bank, the aggregate amount of such Bank's Revolving Credit Commitment, Term Loan Commitment and Swing Line Commitment (if any); provided, however, that the aggregate Commitments of all Banks shall not exceed $58,000,000.

      "Commitment Termination Date" shall mean the date which is the earlier of
(a) the Maturity Date or (b) the date upon which the obligation of the Banks to make Revolving Credit Loans is terminated pursuant to Section 2.1(c).

      "Consolidated Capital Expenditures" shall mean, for any fiscal period, the sum of all Capital Expenditures made by the Borrower and its consolidated Subsidiaries during such period.

      "Consolidated Cash Flow" of any person shall mean, for any period for which the amount thereof is to be determined, Consolidated Net Income of the Borrower and its Subsidiaries for such period, plus (to the extent deducted in determining Consolidated Net Income and without duplication to adjustments to net income (determined in accordance with Adjusted GAAP) made in the determination of Consolidated Net Income) (i) provisions for any Federal, state or local taxes during such period, (ii) interest expense during such period,
(iii) depreciation and amortization during such period, and (iv) other non-cash income or expenses during such period.

      "Consolidated Net Income" shall mean, for any period for which the amount thereof is to be determined, the net income (or net losses) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with Adjusted GAAP after deducting, to the extent included in computing said net income and without duplication, (i) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has any ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of cash dividends or similar cash distributions, (ii) any income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or merges into or consolidates with the Borrower or another of its Subsidiaries, (iii) the gain or loss (net of any tax effect) resulting from the sale, exchange or disposal of any capital assets, (iv) any gains or losses, or other income (net of any tax effect in respect thereof) which is nonrecurring or otherwise properly classified as extraordinary in accordance with GAAP, (v) income resulting from any reappraisal, reevaluation or write-up of any assets, (vi) any portion of the net income of the Subsidiaries which for any reason is not available for distribution, and (vii) the proceeds of any life insurance policy on the life of any officer, director or employee of the Borrower or any of its Subsidiaries.

      "Default" shall mean any event which if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

      "Earnings Available for Fixed Charges" shall mean, for any period for which the amount thereof is to be determined, the sum of (without duplication):
(i) the Consolidated Cash Flow of the Borrower and its Subsidiaries for such period, and (ii) the rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) made by the Borrower and its Subsidiaries during such period under Operating Leases.

      "Effective Date" shall mean the date on which the conditions set forth in
Article III are satisfied.

      "Effective Date Borrowing Notice" shall mean the notice in the form attached hereto as Exhibit D, delivered by the Borrower to the Administrative Agent pursuant to Section 2.2(a) hereof.

      "Environmental Indemnity" shall mean the Environmental Indemnity dated as of May 30, 2002 executed by the Borrower and its Subsidiaries for the benefit of the Administrative Agent for the Banks, as it may be amended, supplemented or otherwise modified from time to time.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder and under the Code, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Borrower or any of its Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

      "Event of Default" shall mean any Event of Default described in Article
VII.

      "Excess Proceeds" in respect of any Replacement Mortgage Transaction shall mean an amount by which the proceeds received in connection with the Replacement Mortgage Transaction exceeds the principal amount of the indebtedness secured by the Mortgage Transaction being refinanced by such Replacement Mortgage Transaction.

      "Excluded Property" shall mean each parcel of Real Property identified on Annex VI to the extent that, and only for so long as, (x) such Real Property is subject to a lease which prohibits the execution of a Leasehold Mortgage or Collateral Assignment of Lease, as applicable, without the prior consent, approval or other action of the lessor and (y) the Borrower and its Subsidiaries have been unable, after using commercially reasonable efforts, to obtain the consent, approval or other action of the lessor thereto.

      "Excluded Subsidiary" shall mean each of the Subsidiaries of the Borrower designated as such by the Borrower on Annex VIII hereto, provided that the total assets of the Subsidiaries so designated shall not exceed $500,000 and provided further that at any time the condition set forth in the foregoing proviso is not satisfied one or more of the Subsidiaries identified on Annex VIII shall execute the Subsidiary Guaranty pursuant to Section 5.12 hereof and all applicable Security Documents pursuant to Section 5.13 hereof, such that after giving effect thereto the condition set forth in the foregoing proviso shall be satisfied in respect of the Subsidiaries identified on Annex VIII which have not become Subsidiary Guarantors, and thereafter such Subsidiaries executing the Loan Documents shall be Subsidiary Guarantors and Pledgors for all purposes of this Agreement and the Loan Documents and shall no longer be deemed to be "Excluded Subsidiaries".

      "Executive Officers" shall mean Daniel B. Fitzpatrick, John C. Firth, James K. Fitzpatrick and Gerald O. Fitzpatrick and any person who succeeds any of such individuals to the position with the Borrower or any of its Subsidiaries held by such individual as of the Effective Date or assumes the duties and responsibilities of such individual as of the Effective Date.

      "Existing Credit Agreement" shall mean the Fourth Amended and Restated Revolving Credit Agreement dated as of May 30, 2002 by and between, Quality Dining, Inc. and GAGHC, Inc., as borrowers, the Banks which are a party thereto (the "Existing Banks") and JPMorgan Chase Bank, as Administrative Agent, as amended, supplemented or modified prior to the date hereof.

      "Existing Notes" shall mean the promissory notes issued by the Borrower in favor of the Existing Banks evidencing the loans outstanding under the Existing Credit Agreement.

      "Federal Funds Rate" means a fluctuating interest rate per annum equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fixed Charge Coverage Ratio" shall mean the ratio, determined as of the last day of a fiscal quarter, of (x) Earnings Available for Fixed Charges to (y) Fixed Charges, each determined for a period of twelve months ending on such date.

      "Fixed Charges" shall mean, for any period for which the amount thereof is to be determined, the sum of the following (without duplication): (i) Interest Expense of the Borrower and its Subsidiaries for such period, plus (ii) all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) which are made by the Borrower and its Subsidiaries during such period under Operating Leases in respect of which the Borrower or any of its Subsidiaries is obligated as a lessee or user or as a guarantor of the obligations of a lessee or user, plus (iii) Capital Lease Obligations paid or required to be paid by the Borrower or any of its Subsidiaries during such period, plus (iv) the Principal Requirements for such period.

      "Franchise" in respect of any Person shall mean all rights of such Person as a franchisee pursuant to a Franchise Agreement relating to one or more of the businesses conducted by such Person or an Affiliate of such Person.

      "Franchise Agreement" in respect of any Person shall mean each of the franchise agreements to which such Person is a party as franchisee, as any of the same may from time to time be amended, modified, supplemented or restated.

      "Funded Debt" of any Person shall mean all Indebtedness owed or guaranteed by such Person which by its terms matures more than one year from the date of creation or which is renewable at the option of the obligor for more than one year from such date whether or not theretofore renewed.

      "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the term of this Agreement except for such changes as are in accordance with the generally accepted accounting principles in effect at the time of such change, shall be concurred in by the certified public accountants certifying the financial statements of the Borrower and its Subsidiaries and shall be disclosed in the financial statements (or notes thereto).

      "Guarantee(s)" shall mean all guarantees, sales with recourse, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) by any Person to pay, purchase, repurchase or otherwise acquire or become liable upon or in respect of any Indebtedness of any other Person, and, without limiting the generality of the foregoing, all obligations (contingent or otherwise) by any Person to purchase products, supplies or other property or services for any Person under agreements requiring payment therefor regardless of the non-delivery or non-furnishing thereof, or to make investments in any other Person, or to maintain the capital, working capital, solvency or general financial condition of any other Person, or to indemnify any other Person against and hold him harmless from damages, losses and liabilities, all under circumstances intended to enable such other Person or Persons to discharge any Indebtedness or to comply with agreements relating to such Indebtedness or otherwise to assure or protect creditors against loss in respect of such Indebtedness. The amount of any Guarantee shall be deemed to be the amount of the Indebtedness of, or damages, losses or liabilities of, the other Person or Persons in connection with which the Guarantee is made or to which it is related unless the obligations under the Guarantee are limited to a determinable amount, in which case the amount of such Guarantee shall be deemed to be such determinable amount.

      "Indebtedness" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of Property or services (other than current trade payables incurred in the ordinary course of business and paid in accordance with customary trade terms);
(ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (iii) Guarantees by such Person; (iv) all indebtedness, liabilities and other obligations secured by any Lien on or in respect of Property of such Person, whether or not liability has been assumed by such Person for the payment of such obligations; (v) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (vi) all obligations of such Person as an account party in respect of letters of credit and bankers acceptances; (vii) all net obligations of such Person in respect of Rate Hedging Obligations and (viii) Capital Lease Obligations of such Person.

      "Indebtedness Ratio" shall mean, as of any date of determination thereof, the ratio of (i) Funded Debt of the Borrower and its Subsidiaries as of such date, excluding, however, for purposes of this calculation, any obligations in respect of letters of credit (to the extent undrawn) securing insurance and workers' compensation programs of the Borrower and its Subsidiaries, to (ii) the Pro Forma Consolidated Cash Flow of the Borrower and its Subsidiaries for the twelve-month period ending on such date.

      "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of August 3, 1999 by and among Captec Financial Group, Inc. and CNL Financial Services, Inc., as mortgage lenders, JPMorgan Chase Bank (as successor to Chase Bank of Texas, National Association), for itself and as Administrative Agent, the Borrower, Bravokilo, Inc., Southwest Dining, Inc. and Grayling Corporation, as the operating companies, and BKCAP, LLC, BKCN, LLC, SWCAP, LLC, SWCN, LLC, GRAYCAP, LLC, and GRAYCN, LLC, as borrowers, as it may be amended or modified from time to time.

      "Interest Expense" shall mean, for any period for which the amount thereof is to be determined, the consolidated interest expense of the Borrower and its Subsidiaries, including all interest on Indebtedness (including imputed interest related to Capitalized Leases), all amortization of debt discount and expense and Rate Hedging Obligations of the Borrower and its Subsidiaries, to the extent required to be reflected on the income statement of the Borrower and its Subsidiaries on a consolidated basis in accordance with Adjusted GAAP.

      "Interest Period" shall mean, with respect to any LIBOR Base Loan, the period designated by the Borrower for the computation of interest commencing on the date the relevant Loan is made, or continued as or converted to a LIBOR Base Loan pursuant to Section 2.3(c), and ending on the date which is one (1), two
(2), three (3) or six (6) months thereafter. For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding date in the next calendar month, provided, however, that if there is no numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last day of a calendar month, such Interest Period shall end on the last Business Day of such next calendar month and provided further that no Interest Period may extend beyond the Termination Date.

      "Investment" shall mean any purchase of capital stock, obligations or other securities of any Person, any contribution of capital to any Person, any loan, advance or extension of credit to any Person or other investment or acquisition of any interest in any Person.

      "Issuing Bank" shall mean JPMorgan Chase Bank as issuer of Letters of Credit in accordance with Section 2.12.

      "JPMorgan Chase Bank" shall mean JPMorgan Chase Bank, National Association, in its individual capacity, and its successors and assigns.

      "LaSalle" shall mean LaSalle Bank National Association, in its individual capacity, and its successors and assigns.

      "L/C Outstandings" shall mean, at any time, the sum of (i) the stated amount available to be drawn under all Letters of Credit outstanding and (ii) the aggregate amount of all unpaid drawings in respect of all Letters of Credit.

      "Leasehold Mortgages" shall mean the leasehold mortgages and deeds of trust, in form and substance reasonably acceptable to the Administrative Agent, heretofore or hereafter executed and delivered by the Borrower and its Subsidiaries in favor of the Administrative Agent for the benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

      "Letter of Credit" is defined in Section 2.12.

      "LIBOR Base Loan" shall mean, for any Interest Period, a Loan designated as a LIBOR Base Loan pursuant to Section 2.1(d) or Section 2.3(c).

      "LIBOR Rate" shall mean for each Interest Period the rate of interest per annum as determined by the Administrative Agent (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th of 1%)) at which deposits of United States Dollars in immediately available and freely transferable funds are offered at 11:00 A.M. London time two (2) Business Days prior to the commencement of such Interest Period to the Administrative Agent or its agent in the London interbank market for a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Base Loan to be outstanding during such Interest Period.

      "Lien" shall mean: (a) any interest in Property (whether real, personal or mixed and whether tangible or intangible) which secures the payment of indebtedness or an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute or contract, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale, Capital Lease or trust receipt, or arising from a lease, consignment or bailment given for security purposes, and (b) any exception to or defect in the title to or ownership interest in such Property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.

      "Loan" shall mean, individually or collectively, as the case may be, the Revolving Credit Loans and the Term Loans.

      "Loan Document" shall mean, individually or collectively, as the case may be, this Agreement, the Notes, the Subsidiary Guaranty, the Reaffirmation of Subsidiary Guaranty, the Personal Guaranty, the Environmental Indemnity and each Security Document, each as originally executed and as amended, modified or supplemented from time to time.

      "Management" shall mean and include (i) all officers of the Borrower and its Subsidiaries; (ii) all directors or trustees of, or Persons holding similar positions with, the Borrower or any Subsidiary; and (iii) all stockholders, members, partners of, or Persons holding similar positions with, the Borrower or any Subsidiary which are Affiliates of the Borrower or such Subsidiary.

      "Material Adverse Occurrence" shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which could materially adversely affect the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries or could materially impair the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents.

      "Maturity Date" shall mean the fifth anniversary of the date of this Agreement.

      "Maximum Restricted Payment Amount" shall mean, as of any date of determination thereof, (i) with respect to fiscal year 2005, $0, and (ii) with respect to any fiscal year thereafter, the sum of the Allowable Restricted Payment Amounts for the current fiscal year and for each of the preceding fiscal years, commencing with fiscal year 2006, less the aggregate amount of Restricted Payments made on and after the Effective Date, but immediately prior to and without giving effect to the proposed Restricted Payment to repurchase capital stock of the Borrower pursuant to the proviso to Section 6.5 hereof. For purposes hereof, "Allowable Restricted Payment Amount" for each fiscal year shall mean $5,000,000.

      "Merger" means the merger of Merger Corp. with and into Quality Dining, Inc., an Indiana corporation, pursuant to the terms of the Merger Agreement.

      "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of November 9, 2004, between Merger Corp. and Quality Dining, Inc., and any amendments or supplements thereto that shall have been consented to in writing by the Administrative Agent and the Required Banks.

      "Merger Corp." means QDI Merger Corp., an Indiana corporation.

      "Monthly Payment Date" shall mean the first Business Day of each calendar month, commencing on the first of such dates to occur after the Effective Date.

      "Moody's" shall mean Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

      "Mortgage Transaction" shall mean (a) one or more transactions in existence as of the Effective Date (i) pursuant to which (x) the Borrower and/or a Subsidiary thereof sold for fair consideration all or a portion of the Subject Assets to a SPE, (y) the Borrower and/or its

Subsidiaries leased from such SPE the Subject Assets which were sold to such SPE, as contemplated by clause (x) above, and (z) none of the Borrower and its Subsidiaries (other than such SPE) have entered into any Guarantee in respect of any of the obligations of such SPE and (ii) in respect of which the aggregate annual rentals and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) shall not exceed the annual mortgage payments payable by the SPEs to unaffiliated third parties and (b) any Replacement Mortgage Transaction.

      "Mortgages" shall mean the mortgages and deeds of trust, in form and substance reasonably acceptable to the Administrative Agent, heretofore or hereafter executed and delivered by the Borrower and/or any of its Subsidiaries in favor of the Administrative Agent for the benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

      "Net Proceeds" shall mean, with respect to any sale of assets, the proceeds of such sale net of (i) direct out-of-pocket costs and expenses of such sale, (ii) federal and state income taxes, sales taxes, transfer taxes or similar taxes imposed on the seller on account of such sale, and (iii) amounts, if any, required to be paid with respect to Indebtedness secured by any Lien on such assets which is senior in priority to the Lien of the Administrative Agent, if any, on such assets.

      "Northern" shall mean The Northern Trust Company, in its individual capacity.

      "Note(s)" shall mean, individually or collectively, as the case may be,
(a) the Revolving Credit Notes, (b) the Term Notes, (c) the Swing Line Note and
(d) such other promissory notes accepted by the Banks in exchange for or in substitution of any such Notes.

      "Notice of Borrowing" shall mean notice in the form of Exhibit B attached hereto to be delivered to the Administrative Agent pursuant to Section 2.1(d).

      "Obligations" shall mean (i) all Loans, Swing Line Loans, L/C Outstandings, debts, liabilities, obligations, covenants and duties owing by the Borrower or any of the Subsidiary Guarantors to the Administrative Agent, the Banks or any Bank of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether evidenced by any note, guaranty or other instrument, whether for the payment of money or in kind, whether arising by reason of any extension of credit, issuing, guaranteeing or confirming of a letter of credit, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment or purchase), absolute or contingent, due or to become due, and however acquired and (ii) all Rate Hedging Obligations owing at any time or from time to time by the Borrower or any of the Subsidiary Guarantors, or any of them, to the Banks or any Bank. The term includes, without limitation, all principal, interest, fees, charges, expenses, reasonable attorneys' fees, and any other sum chargeable to the Borrower or any of the Subsidiary Guarantors under this Agreement or any other Loan Document or in connection with any Rate Hedging Obligation.

      "Operating Lease" shall mean a lease (excluding Capital Leases) of Property to which the Borrower or any of its Subsidiaries is a party as lessee having an unexpired term (including any periods of renewal or extension which may be exercised at the option of the lessor or lessee) in excess of one year.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Percentage" shall mean, with respect to each Bank, the percentage derived from dividing (a) the sum of (i) such Bank's Revolving Credit Commitment and
(ii) the principal amount of such Bank's Term Loan outstanding by (b) the sum of
(i) the aggregate Revolving Credit Commitments for all Banks and (ii) the aggregate principal amount of Term Loans of all Banks outstanding; provided that after the termination of the Commitments, "Percentage" shall mean, with respect to each Bank, the percentage derived by dividing the principal amount outstanding of such Bank's Note(s) by the aggregate principal amount outstanding of all Notes.

      "Permitted Disposition" shall mean (i) any sale by the Borrower or any of its Subsidiaries of inventory in the ordinary course of its business and on usual and customary terms, (ii) any sale of a past due receivable for collection only in the ordinary course of business, (iii) any sale of assets of a Subsidiary to the Borrower or a Subsidiary Guarantor, (iv) any sale of equipment no longer used or useful in the business of the Borrower or any Subsidiary and
(v) any sale or lease by the Borrower or any Subsidiary of any other assets (including without limitation the capital stock of any Subsidiary), provided that no sale or lease of assets by the Borrower or a Subsidiary described in clause (v) above shall be a Permitted Disposition unless (A) the Net Proceeds of such sale or lease are applied within twelve months (x) to prepay Funded Debt of the Borrower and/or (y) to acquire replacement assets having equal or greater value and (B) the Borrower complies with the provisions of Section 2.4(c), if applicable.

      "Permitted Investment" shall mean any of the following Investments made by the Borrower or any of its Subsidiaries in any Person: (i) obligations, with a maturity of less than two years from the date of acquisition thereof, issued by or unconditionally guaranteed by the United States of America or an agency or instrumentality thereof backed by the full faith and credit of the United States of America; (ii) direct obligations of any state of the United States, any subdivision or agency thereof or any municipality therein which are rated by S&P or Moody's in one of the top two rating classifications and maturing within two years of the date of acquisition thereof; (iii) certificates of deposit or banker's acceptances, maturing within two years of the date of acquisition thereof, issued by commercial banks organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating not less than $100 million and whose unsecured long-term debt is rated in one of the top two rating classifications by S&P or Moody's; (iv) commercial paper of any corporation organized under the laws of the United States or any state thereof, rated in one of the top two rating classifications by S&P or Moody's and with a maturity of less than 270 days from the date of acquisition thereof; (v) Investments of the Borrower in and to any Wholly-Owned Subsidiary of the Borrower (other than any SPE) and Investments of any Wholly-Owned Subsidiary of the Borrower in and to the Borrower or any Wholly-Owned Subsidiary of the Borrower (other than any SPE), including any Investments in a corporation which after giving effect thereto will become a Wholly-Owned Subsidiary; (vi) Investments existing as of the date of this Agreement, as disclosed on Annex IV; and (vii) Investments in SPEs in an aggregate amount not to exceed $40,000,000.

      "Person" shall mean any natural person, corporation, firm, joint venture, partnership, limited liability company, association, trust or other entity or organization, whether acting in an individual, fiduciary or other capacity, or any government or political subdivision thereof or any agency, department or instrumentality thereof.

      "Personal Guaranty" shall mean the Personal Guaranty dated as of the date of this Agreement, in form and substance reasonably acceptable to the Administrative Agent, executed by Daniel B. Fitzpatrick to the Administrative Agent for the benefit of the Banks.

      "Plan" shall mean each employee benefit plan or other class of benefits covered by Title IV of ERISA, in either case whether now in existence or hereafter instituted, of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

      "Pledge Agreement" shall mean the Pledge Agreement, dated as of October 31, 1997, entered into by the Borrower and certain of the Borrower's Subsidiaries in favor of the Administrative Agent for the benefit of the Banks, as it may be amended, modified, restated or replaced from time to time.

      "Pledgor" shall mean each of the Borrower and its Subsidiaries and Affiliates which is a party to the Pledge Agreement, the Security Agreement or any other Security Document at any time or from time to time.

      "Preferred Stock" shall mean any class of capital stock of a Person with respect to which mandatory payments are required or with respect to which a payment (of interest, dividends or return of capital) has a preference or priority over the making of a similar payment on any other class of capital stock of such Person.

      "Prime Rate" shall mean the rate announced by JPMorgan Chase Bank from time to time as its prime rate, changing as and when such prime rate changes. JPMorgan Chase Bank may lend to its customers at rates that are at, above or below the Prime Rate.

      "Principal Requirements" shall mean, for any period for which the amount thereof is to be determined, all payments of principal made or required to be made by the Borrower and its Subsidiaries during such period on Indebtedness for borrowed money, including without limitation any payments of Term Loans pursuant to Section 2.4(b) hereof, but excluding (i) any other payments of Loans pursuant to Section 2.4 or of Swing Line Loans pursuant to Section 2.14 and (ii) payments in respect of Capital Leases.

      "Pro Forma Consolidated Cash Flow" shall mean, for any period for which the amount thereof is to be determined, Consolidated Cash Flow of the Borrower and its Subsidiaries during such period, plus the Going-Private Supplement, if applicable; provided that (i) in respect of any Acquisition consummated during such period, the Consolidated Cash Flow thereof shall be calculated on a pro forma basis as if such Acquisition had occurred on the first day of such period, and (ii) in respect of any Property developed during such period, the Consolidated Cash Flow of such Property shall be an amount equal to the average Consolidated Cash Flow for such period of all other Properties of the Borrower and its Subsidiaries of the same brand, similar type and store configuration which have been open for business for at least one year. The "Going-Private Supplement" shall be (a) $125,000 for each of the four fiscal quarters of the Borrower most recently completed immediately prior to the Effective Date, plus (b) for the fiscal quarter in which the Effective Date occurs and for each of the three fiscal quarters of the Borrower most recently completed prior to the Effective Date, the non-recurring expenses incurred by the Borrower during such quarter in connection with the implementation of the Merger to the extent deducted in determining Consolidated Net Income for such quarter, provided that the aggregate amount of such expenses to be included in the Going Private Supplement described in this clause (b) shall not exceed $3,000,000.

      "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Quarterly Payment Date" shall mean the first Business Day of each January, April, July and October, commencing July 1, 2005.

      "Rate Hedging Obligations" shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates applicable to such party's assets or liabilities, including but not limited to interest rate swaps, basis swaps, interest rate floors, interest rate collars, interest rate caps, forward rate agreements or other similar rate protection transactions, or any combination of or option with respect to any of the foregoing, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "Real Property" shall mean all real property or interests therein wherever situated now, heretofore or hereafter owned, leased or utilized by the Borrower or any of its Subsidiaries.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

      "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

      "Regulatory Change" shall mean any change after the date hereof in any (or the adoption after the date hereof of any new):

            (a) Federal or state law or foreign law applying to a class of financial institutions (including the Administrative Agent or one or more of the Banks); or

            (b) regulation, interpretation, directive or request (whether or not having the force of law) applying to a class of financial institutions (including the Administrative Agent or one or more of the Banks) of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary or other authority having jurisdiction over the Administrative Agent or any Bank.

      "Replacement Mortgage Transaction" shall mean any transaction entered into on an arm's length basis by an SPE after the date of this Agreement pursuant to which (a) such SPE refinances a Mortgage Transaction by paying off in full all indebtedness and other liabilities and obligations arising under or in connection with such Mortgage Transaction and the refinancing thereof; (b) the property subject to the mortgage, deed of trust or similar instrument securing such transaction includes only the Subject Assets which were subject to the Mortgage Transaction being refinanced; (c) any proceeds received by such SPE in excess of the principal amount of the indebtedness secured by the Mortgage Transaction being refinanced shall be applied to repay Term Loans as provided in
Section 2.4(c)(iii) hereof; (d) none of the Borrower and its Subsidiaries (other than such SPE) have entered into any Guarantee in respect of any of the obligations of such SPE; (e) the aggregate annual rentals and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) payable by the Borrower and its Subsidiaries (other than such
SPE) to such SPE shall not exceed the lesser of (x) the annual mortgage payments payable by such SPE under the Mortgage Transaction being refinanced and (y) the annual mortgage payments payable by such SPE under such transaction; and (f) such transaction, and any and all lenders, collateral agents, trustees and other persons with an interest in the Subject Assets subject to the mortgage, deed of trust or similar instrument entered into in connection with such transaction, shall be subject to an intercreditor agreement with the Administrative Agent and/or the Banks on terms substantially similar to the terms of the Intercreditor Agreement and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

      "Required Banks" shall mean Banks (excluding Banks whose failure to fund an advance have not been cured) whose Percentage, in the aggregate, equals or exceeds 51%.

      "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Base Loan, the sum (expressed as a decimal) of (a) the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System against "Eurocurrency liabilities" and (b) any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined or
(ii) any category of extensions of credit or other assets which includes a LIBOR Base Loan.

      "Restricted Payments Basket" as of any date shall mean, for the period commencing on the Effective Date through such date of determination, (a) the sum of (i) $5,000,000 and (ii) the Consolidated Cash Flow of the Borrower and its Subsidiaries for such period, less (b) the sum of (i) the aggregate amount of Capital Expenditures during such period, (ii) the aggregate Principal Requirements during such period, (iii) the aggregate Capital Lease Obligations during such period, (iv) the aggregate Interest Expense during such period, and
(v) the aggregate amount of taxes (federal, state and local) paid or payable by the Borrower and its Subsidiaries during such period.

      "Revolving Credit Commitment" shall mean for each Bank the amount appearing opposite such Bank's name under the heading "Revolving Credit Commitments" in Schedule I, as such amount may be reduced pursuant to Section 2.1(b) or temporarily adjusted pursuant to

Section 2.1(d), and as said Schedule I may be amended from time to time pursuant to Section 10.10.

      "Revolving Credit Loan" shall have the meaning assigned thereto in Section 2.1(a).

      "Revolving Credit Note" shall mean each of the promissory notes, substantially in the form of Exhibit A attached hereto, made by the Borrower payable to the order of each of the Banks to evidence the Revolving Credit Loans made by such Bank.

      "Revolving Credit Percentage" shall mean, with respect to each Bank, the percentage derived by dividing such Bank's Revolving Credit Commitment by the sum of the Revolving Credit Commitments for all Banks.

      "Security Agreement" shall mean the Pledge and Security Agreement dated as of September 11, 1998, entered into by the Borrower and certain of its Subsidiaries in favor of the Administrative Agent for the benefit of the Banks, as it may be amended, modified, restated or replaced from time to time.

      "Security Document" shall mean the Pledge Agreement, the Security Agreement, the Collateral Assignment of Franchise Agreements, the Collateral Assignments of Leases, the Mortgages, the Leasehold Mortgages and each other mortgage, assignment, pledge or security agreement or other document executed from time to time by any person in favor of the Administrative Agent for the benefit of the Banks, to secure all or any portion of the Obligations, as said agreements or documents may be amended, modified, restated or replaced from time to time.

      "Shareholders Agreement" shall mean the Amended and Restated Shareholders Agreement dated as of February 3, 2005 among QDI Merger Corp. and each of the shareholders named in the signature pages thereto, as such Shareholders Agreement may be amended or modified from time to time.

      "SPE" shall mean one or more Delaware corporations, each of which was established on or prior to the date of this Agreement as a single purpose entity for the purpose of engaging in a Mortgage Transaction, and its successors and assigns, and any surviving, resulting or transferee corporation; provided that for purposes of this Agreement, such entity shall be deemed an SPE only for so long as such entity remains a single purpose entity engaged solely in a Mortgage Transaction.

      "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

      "Subject Assets" shall mean the fee interests and/or leasehold interests in the parcels of real property identified in Annex V hereto and the equipment (including fixtures) located on such parcels of real property.

      "Subsidiary" of any Person shall mean (i) any corporation of which more than 50% of the outstanding shares of capital stock of any class or classes having ordinary voting power for the election of directors (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is now or hereafter owned directly or indirectly by such Person, by such Person and one or more of its Subsidiaries, or by one or more of such Person's other Subsidiaries, and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person, such Person and one or more of its Subsidiaries, or one or more of its Subsidiaries, is either a general partner or has an equity interest of more than 50% at the time. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Subsidiary Guaranty" shall mean the Subsidiary Guaranty dated December 21, 1995 entered into by each of the Subsidiary Guarantors, in favor of Northern, as agent for the benefit of the Banks, as reaffirmed as of the Effective Date by each such Subsidiary Guarantor in favor of the Administrative Agent hereunder for the benefit of the Banks.

      "Subsidiary Guarantor" shall mean each of Bravokilo, Inc., Southwest Dining, Inc., Full Service Dining, Inc., Grayling Corporation, Grady's American Grill Restaurant Corporation, Bravogrand, Inc. and QDI Management, LLC and each other Person which shall be or shall hereafter become a Wholly-Owned Subsidiary of the Borrower and shall become a party to the Subsidiary Guaranty. Notwithstanding the foregoing, for so long as any Indebtedness described under the caption "Indebtedness of SPE's" on Annex III remains outstanding, each of the SPEs shall for all purposes of this Agreement be deemed not to be a "Subsidiary Guarantor".

      "Swing Line" shall mean the credit facility for making Swing Loans described in Section 2.14 hereof.

      "Swing Line Commitment" shall mean the commitment of LaSalle to make Swing Loans in the aggregate amount of $3,000,000 at any one time outstanding.

      "Swing Loan" is defined in Section 2.14(a) hereof.

      "Swing Line Note" is defined in Section 2.14(e) hereof.

      "Term Loan" shall have the meaning assigned thereto in Section 2.2.

      "Term Loan Commitment" shall mean for each Bank the amount appearing opposite such Bank's name under the heading "Term Loan Commitments" in Schedule I, as said Schedule I may be amended from time to time on or at any time prior to the Effective Date.

      "Term Loan Note" shall mean each of the promissory notes, substantially in the form of Exhibit B attached hereto, made by the Borrower payable to the order of each of the Banks to evidence the Term Loans made by such Bank.

      "Type" shall mean, with respect to any Loan, its nature as a Base Rate Loan or a LIBOR Base Loan.

      "Unfunded Obligations" shall mean at any time the obligations of the Borrower to the Issuing Bank in respect of undrawn amounts of Letters of Credit. Each Unfunded Obligation will be deemed to be in an amount equal to the undrawn amount of the relevant Letter of Credit.

      "Unused Portion" shall mean, as of any date, the excess of the aggregate Revolving Credit Commitments on such date over the sum of the aggregate outstanding principal amount of the Revolving Credit Loans and the aggregate stated amount of the outstanding Letters of Credit on such date.

      "Voting Stock" shall mean stock or similar interests of any class or classes (however designated), the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of a corporation or other business entity.

      "Wholly-Owned Subsidiary" shall mean a Subsidiary in which all voting shares (except for directors' qualifying shares, if any) are owned by the Borrower and/or one or more Wholly Owned Subsidiaries of the Borrower.

      Other terms defined herein shall have the meanings ascribed to them herein.

                                  ARTICLE II.
                                   THE LOANS

      2.1 Revolving Credit Loans.

      (a) Revolving Credit Commitments. Each Bank severally agrees, subject to the terms and conditions hereinafter set forth, to make a revolving credit loan (each a "Revolving Credit Loan") to the Borrower from time to time on any Business Day during the period from the date hereof and ending on the Commitment Termination Date; provided, however, that no Bank shall be required to make any Revolving Credit Loan if, after giving effect thereto, the sum of the aggregate outstanding principal amount of all Revolving Credit Loans made by such Bank, plus the Bank's Revolving Credit Percentage of L/C Outstandings would exceed such Bank's Revolving Credit Commitment. Each borrowing under this Section 2.1(a) (a "Borrowing") shall consist of Revolving Credit Loans made on the same day by the Banks ratably in accordance with their respective Revolving Credit Commitments. Within the limits set forth above, the Borrower may borrow, prepay and reborrow pursuant to this Section 2.1(a). Each Borrowing under this Section 2.1(a) shall be in a minimum amount of $500,000.

      (b) Reduction of Revolving Credit Commitments.

            (A) The Borrower, at any time on at least three (3) Business Days' prior written notice to the Administrative Agent (which shall promptly notify each Bank), may reduce the Revolving Credit Commitments pro rata among the Banks permanently in a minimum aggregate amount of $100,000; provided, however, that the Borrower may not reduce the Revolving Credit Commitments below an amount equal to the sum of the principal amount then outstanding of the Revolving Credit Loans plus the aggregate amount of the L/C Outstandings.

            (B) The aggregate Revolving Credit Commitments of the Banks shall be automatically and permanently reduced pursuant to Section 2.4(c)(i) hereof.

      (c) Termination. The obligation of the Banks to make Revolving Credit Loans, of LaSalle to make Swing Loans and of the Issuing Bank to issue Letters of Credit shall terminate:

            (A) Upon written notice by the Borrower to the Administrative Agent (which shall promptly notify each Bank) at any time when no amount is outstanding on the Notes, no Letters of Credit are outstanding hereunder and all drawings under Letters of Credit have been reimbursed in accordance with Section 2.12(c) hereof;

            (B) Immediately and without further action upon the occurrence of an Event of Default described in clauses (f) and (g) of Section 7.1; or

            (C) Immediately when any Event of Default (other than of the nature specified in clauses (f) and (g) of Section 7.1) shall have occurred and be continuing and either: (A) the Required Banks shall have demanded payment of the Notes or (B) the Required Banks shall so elect by giving written notice to the Borrower for purposes of this clause.

      (d) Manner of Borrowing. The Borrower may request Revolving Credit Loans upon the delivery to the Administrative Agent of an Effective Date Borrowing Notice, as provided in Section 2.2(a) hereof. In addition, the Borrower may request Revolving Credit Loans by delivering to the Administrative Agent a written Notice of Borrowing (which may be transmitted by telecopier) or by oral notice to the Administrative Agent confirmed by a written Notice of Borrowing (which may be transmitted by telecopier), indicating thereon the aggregate amount of the Revolving Credit Loans requested, by not later than 10:00 a.m. (Houston, Texas time) on the Business Day preceding the Business Day on which a borrowing is to be made; provided, however, if such borrowing is to be made as a LIBOR Base Loan, the Borrower shall give such Notice of Borrowing to the Administrative Agent by not later than 10:00 a.m. (Houston, Texas time) on the third Business Day preceding the Business Day on which the borrowing is to be made. Any such Notice of Borrowing given by the Borrower shall be irrevocable. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Bank thereof. By not later than 2:00 p.m. (Houston, Texas time) on the requested Business Day of a Borrowing, each Bank shall make available to the Administrative Agent, at its address referred to in Section 10.3, in immediately available funds, the amount of such Bank's Revolving Credit Loan. After (and subject to) the Administrative Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Article III, the Administrative Agent shall make such Revolving Credit Loans available to the Borrower by transferring the amount thereof in immediately available funds for credit to an account (other than a payroll account) maintained by the Borrower at the Administrative Agent, or otherwise as directed by the Borrower. If the Administrative Agent shall receive less than all the amounts payable by the Banks in accordance with this Section 2.1, the Administrative Agent shall make available to the Borrower such amount as it shall actually have received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Bank its Revolving Credit Loan, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent on the date of such Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent any Bank shall not have made available its Revolving Credit Loan to the Administrative Agent on the date of any Borrowing, the Administrative Agent shall notify such Bank and JPMorgan Chase Bank of such Bank's failure and, if such Bank fails to make its Revolving Credit Loan, JPMorgan Chase Bank may in its sole discretion make an advance (the "Over-Advance") to repay the Administrative Agent forthwith on demand a corresponding amount and the Bank which failed to make its Revolving Credit Loan agrees to repay JPMorgan Chase Bank forthwith on demand a corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to JPMorgan Chase Bank at the interest rate applicable during such period to the Revolving Credit Loans and the principal amount repaid by such Bank shall constitute such Bank's Revolving Credit Loan for purposes of this Agreement. In the event any Bank fails to make available its Revolving Credit Loan to the Administrative Agent on the date of any Borrowing and JPMorgan Chase Bank elects not to make an Over-Advance, each of such Bank and the Borrower agrees to repay to the Administrative Agent forthwith upon demand such corresponding amount together with interest thereon for each day from the date such amount is made available by the Administrative Agent to the date such amount is repaid to the Administrative Agent at the rate applicable to such Revolving Credit Loan. If JPMorgan Chase Bank makes any Over-Advance, JPMorgan Chase Bank's and such other Bank's relevant Revolving Credit Commitments shall be temporarily increased and decreased, respectively, by the amount of the Over-Advance and any payments allocable to such other Bank shall be paid to JPMorgan Chase Bank until the principal of and interest on the Over-Advance shall be paid in full. The failure of any Bank to make any Revolving Credit Loan to be made by it shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Loan on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make a Revolving Credit Loan to be made by such Bank on the date of any such Borrowing. The Administrative Agent shall promptly give the Borrower notice of any Bank's failure to make its Revolving Credit Loan. Each request for Revolving Credit Loans shall be deemed a representation and warranty by the Borrower, binding upon the Borrower, that all conditions precedent to such Revolving Credit Loan under Article III are satisfied as of the date of such request and as of the date of such Borrowing.

      (e) Evidence of Indebtedness. The Revolving Credit Loans (other than any Over-Advance) made by a Bank shall be evidenced by a Revolving Credit Note made by the Borrower payable to the order of such Bank in a principal amount equal to the Revolving Credit Commitment of such Bank; subject, however, to the provisions of such Revolving Credit Note to the effect that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of the Revolving Credit Loans made by such Bank. The Borrower hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of each Revolving Credit Loan made by such Bank, an appropriate notation on the records of such Bank, reflecting the principal amount of such Revolving Credit Loan, and such Bank shall make or cause to be made, on or about the time of receipt of payment of any principal of any Revolving Credit Loan, an appropriate notation on its records reflecting such payment. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Revolving Credit Loan. The aggregate amount of all Revolving Credit Loans set forth on the records of such Bank shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Revolving Credit Loans. The aggregate amount of all Over-Advances set forth on the records of JPMorgan Chase Bank shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Over-Advances. Upon request of the Borrower, each Bank agrees to provide the Borrower with a written summary of the records maintained by it under this
Section 2.1(e).

      2.2 Term Loans.

      (a) Term Loan Commitment. On or no later than the second Business Day following the Effective Date, the Borrower shall give written notice to the Administrative Agent (which may be transmitted by telecopier), substantially in the form of Exhibit D hereto, (the "Effective Date Borrowing Notice") stating that the conditions precedent set forth in Article III of this Agreement have been satisfied and requesting Revolving Credit Loans and/or Term Loans, by specifying the principal amount of the Revolving Credit Loans and Term Loans to be outstanding under the Agreement immediately following such borrowings. Upon receipt of the Effective Date Borrowing Notice, the Administrative Agent shall promptly notify each Bank thereof. Each of the Banks shall make (i) a Revolving Credit Loan to the Borrower in a principal amount equal to the lesser of such Bank's Revolving Credit Commitment and such Bank's Revolving Credit Percentage of the principal amount of Revolving Credit Loans specified in the Effective Date Borrowing Notice and (ii) a loan (a "Term Loan") to the Borrower in a principal amount equal to the lesser of such Bank's Term Loan Commitment and such Bank's Percentage of the principal amount of Term Loans specified in the Effective Date Borrowing Notice; provided that to the extent that a Bank has outstanding "Revolving Credit Loans", as defined in the Existing Credit Agreement, the principal amount of the Loans to be funded by each Bank pursuant to the Effective Date Borrowing Notice shall be correspondingly reduced. If the Effective Date Borrowing Notice is given prior to 12:00 noon (Houston, Texas time) on any Business Day, each Bank shall fund its obligation in respect of the Loans requested therein on such Business Day; provided that if the Effective Date Borrowing Notice is given after 12:00 noon (Houston, Texas time) on any Business Day, each Bank shall fund its obligation in respect of the Loans requested therein on the next succeeding Business Day. By not later than 2:00 p.m. (Houston, Texas time) on the borrowing date, each Bank shall make available to the Administrative Agent, at its address referred to in Section 10.3, in immediately available funds, the amount of the Loans to be funded by such Bank. After (and subject to) the Administrative Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Article III, the Administrative Agent shall make such Loans available to the Borrower by transferring the amount thereof in immediately available funds for credit to an account (other than a payroll account) maintained by the Borrower at the Administrative Agent, or otherwise as directed by the Borrower. The Effective Date Borrowing Notice shall be irrevocable. The Term Loan Commitment of the Banks to make Term Loans to the Borrower shall terminate upon the earlier to occur of (i) the making of the Term Loan on the date provided for in the Effective Date Borrowing Notice and (ii) the close of business on the sixth Business Day following the Effective Date. No amounts repaid or prepaid on any Term Loan may be reborrowed. The Term Loans shall initially be made as Base Rate Loans. Thereafter, as provided in Section 2.3(c), the Borrower may elect that the Term Loans be outstanding as Base Rate Loans or LIBOR Base Loans.

      (b) Evidence of Indebtedness. The Term Loan made to the Borrower by each Bank shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit C hereto.

      2.3 Interest on Loans.

      (a) Interest . The Borrower agrees to pay interest on the aggregate outstanding principal amount of the Loans as follows:

            (A) with respect to any Loan constituting a Base Rate Loan, at a fluctuating rate per annum equal to the sum of the Base Rate and the Applicable Base Rate Margin (as determined in accordance with Section 2.3(b)); and

            (B) with respect to any Loan constituting a LIBOR Base Loan, at a rate per annum equal at all times during the Interest Period relating to such LIBOR Base Loan to the sum of the Adjusted LIBOR Rate, plus the Applicable LIBOR Margin (as determined in accordance with Section 2.3(b)).

The Borrower agrees to pay interest on any overdue installment of principal of or interest on any Loan from the due date thereof until paid, (i) in the case of any Base Rate Loan, at a rate per annum at all times equal to the sum of the rate in effect thereon plus 1.50% per annum and (ii) in the case of any LIBOR Base Loan, at a rate per annum equal to the sum of 1.50% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period then applicable thereto and thereafter at a rate per annum equal to the sum of 1.50% per annum, plus the Base Rate, plus the Applicable Base Rate Margin from time to time in effect.

      Interest accrued on each Loan shall be payable (A) with respect to each Base Rate Loan, on each Monthly Payment Date; and (B) with respect to each LIBOR Base Loan, on the last day of each Interest Period applicable thereto and in the case of any Interest Period in excess of three (3) months, on each date occurring at three (3) month intervals after the first day of such Interest Period. Interest accrued after the Termination Date shall be payable upon demand. No provision of this Agreement or the Notes shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law. Interest shall be calculated for actual days elapsed on the basis of a 360-day year.

      (b) Determination of Applicable Margin. The Applicable Base Rate Margin and the Applicable LIBOR Margin (collectively, the "Applicable Margin") in respect of any Base Rate Loan or LIBOR Base Loan, as applicable, shall be determined by reference to the table set forth below on the basis of the Type of Loan and the Indebtedness Ratio determined by reference to the most recent financial statements delivered pursuant to Section 5.1(a) or 5.1(b).

                                               Applicable      Applicable Base
           Indebtedness Ratio                 LIBOR Margin       Rate Margin
           ------------------                 ------------     ---------------
Greater than or equal to 4.25:1.00                3.75%              2.00%

Less than 4.25:1.00 but greater than or           3.50%              1.75%
equal to 4.00:1.00

Less than 4.00:1.00 but greater than or           3.25%              1.50%
equal to 3.75:1.00

                                               Applicable      Applicable Base
           Indebtedness Ratio                 LIBOR Margin       Rate Margin
           ------------------                 ------------     ---------------
Less than 3.75:1.00 but greater than or           3.00%              1.25%
equal to 3.50:1.00

Less than 3.50:1.00 but greater than or           2.75%              1.00%
equal to 3.00:1.00

Less than 3.00:1.00 but greater than or           2.25%              0.50%
equal to 2.50:1.00

Less than 2.50:1.00 but greater than or           2.00%              0.25%
equal to 2.00:1.00

Less than 2.00:1.00                               1.75%              0.00%

Upon receipt of the financial statements delivered pursuant to Section 5.1(a) or
Section 5.1(b), as applicable, the Applicable Margin shall be adjusted, such adjustment being effective on the tenth Business Day after receipt of such financial statements and the Compliance Certificate to be delivered in connection therewith; provided, however, if the Borrower shall not have timely delivered such financial statements in accordance with Section 5.1(a) or Section 5.1(b), as applicable, beginning with the date upon which such financial statements should have been delivered and continuing until such financial statements are delivered, the Applicable Margin shall equal the Applicable Margin for the prior period; provided further, however, that if upon delivery of such financial statements the Applicable Margin is adjusted upwards, the adjustment of the Applicable Margin shall be retroactive to the date upon which such financial statements should have been delivered.

      (c) Election by Borrower. The Borrower may elect in accordance with this
Section 2.3(c) to obtain and maintain all or any portion of the Loans as a Base Rate Loan or all or any portion of the Loans which is in an integral multiple of $500,000 as a LIBOR Base Loan. In addition, the Borrower may elect in accordance with this Section 2.3(c) to convert all or any portion of the Loans from one Type of Loan to another Type of Loan; provided however, that (a) any conversion to a LIBOR Base Loan shall be only in an integral multiple of $500,000, (b) any conversion of any LIBOR Base Loan into a Base Rate Loan shall be made on, and only on, the last day of the Interest Period then applicable thereto and (c) no Loan may be obtained, continued as, or converted into, a LIBOR Base Loan when any Default or Event of Default has occurred and is continuing. Subject to the provisions of the prior sentence, the Borrower may convert a LIBOR Base Loan into a Base Rate Loan upon one Business Day's prior written notice to the Administrative Agent of the Borrower's election to do so. The Borrower, not less than three (3) Business Days prior to the date on which (i) a LIBOR Base Loan is to be obtained, (ii) a Base Rate Loan is to be converted into a LIBOR Base Loan or (iii) any LIBOR Base Loan is to be continued as a LIBOR Base Loan at the end of the Interest Period then applicable thereto, shall give written notice to the Administrative Agent of the Borrower's election to do so; said notice shall specify the amount of such LIBOR Base Loan and the first day and duration of the Interest Period pertaining thereto. If, upon the expiration of any Interest Period, the Borrower shall fail to elect the duration of a new Interest Period for any LIBOR Base Loan or to designate a Base Rate Loan in accordance with this Section 2.3(c), the Borrower shall be deemed to have elected automatically to convert such LIBOR Base Loan into a Base Rate Loan on the last day of the Interest Period then applicable thereto. On the date on which the aggregate unpaid principal amount of any LIBOR Base Loan shall be reduced, by payment or prepayments or otherwise, to less than an integral multiple of $500,000, such LIBOR Base Loan shall automatically convert into a Base Rate Loan at the end of the Interest Period then applicable thereto. The Borrower hereby irrevocably authorizes each Bank to make, or cause to be made, an appropriate notation on the records of such Bank, reflecting the date and original principal amount of each Loan made by such Bank, the dates for each period when such Loan is being maintained as a Base Rate Loan or a LIBOR Base Loan, the interest rate for each such period and the dates of principal and interest payments on such Loan. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans. Each Bank's records shall be rebuttable presumptive evidence of the matters stated therein. Upon request by the Borrower, each Bank agrees to provide the Borrower with a written summary of the records maintained by it under this
Section 2.3(c).

      2.4 Repayment of Loans.

      (a) Voluntary Prepayment. The Borrower shall have the right, by giving written notice to the Administrative Agent by not later than 11:00 a.m. (Houston, Texas time) on the second Business Day preceding the date of such prepayment, to prepay all or any portion of the Loans, without premium or penalty; provided, that any Base Rate Loan may be prepaid in whole or in part at any time and any LIBOR Base Loan may be prepaid in whole or in part on the last day of the Interest Period applicable thereto; provided further, that each partial prepayment shall be in an aggregate principal amount of not less than $100,000 and shall be accompanied by accrued interest to the date of prepayment on the amount prepaid.

      (b) Amortization of Term Loan. On July 1, 2005 and on each Quarterly Payment Date thereafter, to but not including the Maturity Date, the Borrower shall repay $1,500,000 of the principal amount (or such lesser amount as shall then be outstanding) of the Term Notes, without penalty or premium (but subject to Section 2.6), provided that upon any partial prepayment of the Term Notes pursuant to Section 2.4(a) or Section 2.4(c)(iii), the principal amount of such required payment of the Term Notes due under this Section 2.4(b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Term Notes is reduced as a result of such prepayment. On the Maturity Date, the Borrower shall pay the remaining outstanding principal amount of the Term Notes.

      (c) Mandatory Prepayments.

            (i) Concurrently with the consummation of a sale, in a transaction or a series of related transactions, of all or a portion of the assets of the Borrower and its Subsidiaries (including without limitation the capital stock of any Subsidiary of the Borrower but excluding the assets sold in any Permitted Disposition described in clauses (i), (ii), (iii) and (iv) of the definition of Permitted Disposition) the aggregate Net Proceeds of which exceed $10,000,000 (the "Excess Proceeds"), the Borrower shall (i) prepay the Loans in a principal amount equal to the Net Proceeds of such sale and (ii) permanently and automatically reduce the Revolving

Credit Commitments of the Banks in an amount equal to the lesser of the then existing Revolving Credit Commitments and the Excess Proceeds.

            (ii) At any time that the sum of the aggregate outstanding principal balance of the Revolving Credit Loans and the aggregate stated amount of L/C Outstandings exceeds the aggregate Revolving Credit Commitments, the Borrower shall immediately prepay the outstanding principal amount of the Revolving Credit Loans in an amount equal to such excess.

            (iii) Within three Business Days of the refinancing of any Mortgage Transaction with a Replacement Mortgage Transaction, the Borrower shall prepay the Term Loans in an aggregate principal amount equal to the lesser of (x) the Excess Proceeds in respect of such Replacement Mortgage Transaction and (y) the aggregate outstanding principal amount of the Term Loans.

      (d) Application of Prepayments. Unless specified by the Borrower to the contrary at or prior to the time of any prepayment pursuant to Section 2.4(a) or
Section 2.4(c)(i), any prepayment shall be applied to the prepayment of Revolving Credit Loans until all Revolving Credit Loans have been prepaid in full, and then to the prepayment of Term Loans, and in respect of the prepayment of Revolving Credit Loans or Term Loans, shall be applied first to the prepayment of Base Rate Loans. No voluntary prepayment of any LIBOR Base Loan prior to the last day of the Interest Period applicable thereto shall be made. Upon any other repayment or prepayment of any LIBOR Base Loan prior to the last day of the Interest Period applicable thereto, the Borrower shall pay any amounts owing pursuant to Section 2.6.

      2.5 Increased Costs; Capital Adequacy.

      (a) Increased Costs. If (i) as a result of any Regulatory Change (A) any reserve (other than the amount of such reserve as has been included in the computation of the Adjusted LIBOR Rate), special deposit or similar requirements relating to any extension of credit or other assets of or any deposits with or other liabilities of, any Bank which affects the making or maintaining by such Bank of any loans (including the Loans and Swing Loans) or letters of credit (including the Letters of Credit) are imposed, modified or deemed applicable; or
(B) any other condition affecting this Agreement or the making or maintaining by any Bank of any loans (including the Loans and Swing Loans) or letters of credit (including the Letters of Credit) is imposed on such Bank; or (ii) other circumstances arise affecting any Bank or the position of any Bank in the relevant market, and such Bank reasonably determines that, by reason thereof, the cost to such Bank of making or maintaining any loans (including the Loans and Swing Loans) or letters of credit (including the Letters of Credit) is increased as a result of such change in circumstances, or any amount receivable hereunder in respect of any Loan, Swing Loan or Letter of Credit is reduced (and such Bank shall not have been compensated for such increase or reduction by an increase in interest or otherwise by Regulatory Change), then such Bank shall promptly notify the Borrower in writing and the Borrower shall pay upon request such additional amount or amounts (which shall be specified in such request) as will (in the reasonable determination of such Bank) compensate such Bank for such additional cost or reduction; provided, however, that the Borrower's liability for additional amounts computed in accordance with this Section 2.5(a) shall be neither changed nor waived by any failure to give such notice.

      (b) Capital Adequacy. If any Regulatory Change imposes, modifies or deems applicable any capital adequacy, capital maintenance or similar requirement (including a request or requirement which affects the manner in which any Bank allocates capital resources to its commitments, including a Commitment hereunder) and as a result thereof, the rate of return on any Bank's capital as a consequence of a Commitment hereunder or the making or maintaining of any Loans, Swing Loans or Letters of Credit hereunder is reduced to a level below that which such Bank could reasonably have achieved but for such circumstances, then and in each such case upon notice from time to time by a Bank to the Borrower, the Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank for such reduction in rate of return; provided, however, that the Borrower's liability for additional amounts computed in accordance with this Section 2.5(b) shall be neither changed nor waived by any failure to give such notice.

      (c) Taxes. If any Regulatory Change shall subject any Bank or any Loan, Swing Loan or Letter of Credit to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement or any Loan, Swing Loan or Letter of Credit, except such taxes as may be measured by the overall net income of such Bank and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located and such Bank in good faith determines that the result thereof is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Loan, Swing Loan or Letter of Credit hereunder or to reduce the amount of principal or interest received by such Bank (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then such Bank shall promptly notify in writing the Borrower and the Borrower shall pay, upon request, such additional amount or amounts as will (in the reasonable determination of such Bank) compensate such Bank for such additional cost or reduction; provided, however, that the Borrower's liability for additional amounts computed in accordance with this
Section 2.5(c) shall be neither changed nor waived by any failure to give such notice.

      (d) Applicable Tax Forms. On or prior to the Effective Date in the case of each Bank which is a party hereto as of the Effective Date, and on the date of the delivery to the Administrative Agent of the Assignment Agreement pursuant to which it became a Bank in the case of each other Bank, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Bank is exempt from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes. Each Bank which so delivers such a form further undertakes to deliver to each of the Borrower and the Administrative Agent additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. If for any reason during the term of this Agreement, any Bank becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Bank shall promptly notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

      (e) Lending Office. Subject to the next succeeding sentence, each Bank may, at its option, elect to make, fund or maintain its Loans or Swing Loans hereunder at the branch or office specified on the signature pages hereto or such other of its branches or offices as such Bank may from time to time elect. Any Bank claiming any additional amounts payable pursuant to this Section 2.5 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office or branch if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

      (f) Conclusive and Binding; Survival. With respect to any additional amount or amounts owing by the Borrower pursuant to this Section 2.5, a statement of a Bank as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, a Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. The obligation of the Borrower under this Section 2.5 shall survive the termination of this Agreement.

      2.6 Liquidation Fee. The Borrower understands that upon the request for a LIBOR Base Loan for an Interest Period, each Bank intends to enter into funding arrangements with third parties on terms and conditions which could result in substantial losses to such Bank if such LIBOR Base Loan is not made or does not remain outstanding for the entire Interest Period. Therefore, if either (a) after the Borrower requests a LIBOR Base Loan, the LIBOR Base Loan is not made on the first day of the specified Interest Period for any reason (including, but not limited to, the failure of the Borrower to comply with one or more of the conditions precedent to any Loan under this Agreement) other than a wrongful failure by such Bank to make the LIBOR Base Loan, or (b) any LIBOR Base Loan is repaid in whole or in part prior to the last day of its Interest Period (whether as a result of acceleration, operation of law or otherwise), the Borrower agrees to indemnify such Bank for any loss, cost and expense incurred by it resulting therefrom, including without limitation any loss of profit and any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Base Loan.

      2.7 Basis for Determining LIBOR Rate Inadequate or Unfair. If with respect to any Interest Period:

            (a) a Bank is advised that deposits in lawful money of the United States of America (in the applicable amounts) are not being offered to such Bank in the eurodollar market for the relevant Interest Period, or a Bank otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the relevant market or the position of such Bank in such market adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate;

            (b) a Bank determines that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to such Bank of maintaining or funding a LIBOR Base Loan for the relevant Interest Period, or that the making or funding of a LIBOR Base Loan has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Bank materially affects such LIBOR Base Loan; or

            (c) a Bank determines in good faith that any Regulatory Change makes it unlawful or impracticable for such Bank to make or continue to maintain any LIBOR Base Loan;

then such Bank shall promptly notify the Borrower of such circumstances and then so long as such circumstances shall continue: (i) the obligation of such Bank to make a LIBOR Base Loan and to convert any Loan into a LIBOR Base Loan shall be terminated and (ii) all LIBOR Base Loans of such Bank then outstanding shall automatically be converted into Base Rate Loans on the last day of the Interest Period then applicable thereto, provided that if it shall become unlawful or impracticable for such Bank to maintain any LIBOR Base Loan, such Loan shall automatically and immediately be converted into a Base Rate Loan. If any such conversion of a LIBOR Base Loan occurs on a day which is not the last day of then current Interest Period with respect thereto, the Borrower shall pay such amounts, if any, as may be required pursuant to Section 2.6 hereof.

      2.8 Payments. Any other provision of this Agreement to the contrary notwithstanding, the Borrower shall make each payment of interest on and principal of the Loans, and fees and other payments due under this Agreement (except as otherwise expressly provided herein), in immediately available funds to the Administrative Agent at its office referred to in Section 10.3 hereof not later than 11:00 a.m. (Houston, Texas time) on the date when due. The Borrower hereby authorizes and directs the Administrative Agent and agrees that on the Business Day on which any payment of principal, interest and/or fees are due, the Administrative Agent may automatically charge one or more demand deposit accounts of the Borrower maintained with the Administrative Agent. All payments by the Borrower under this Agreement shall be made without offset, counterclaim or other deduction and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. The Administrative Agent will promptly thereafter distribute like funds ratably to each Bank (unless such amount is not to be shared ratably in accordance with the terms hereof).

      2.9 Setoff; etc.

      (a) Setoff. Upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower, including specifically any amounts held in any account maintained at such Bank, against any and all amounts which may be owed to the Administrative Agent or the Banks, or any of them, by the Borrower, in connection with this Agreement or any Loan Document. The rights of the Banks under this Section 2.9(a) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have. The Borrower agrees that any holder of any participation in a Loan may, to the fullest extent permitted by law, exercise all its rights of payment (including set-off) with respect to such participation as fully as if such holder were the direct creditor of the Borrower in the amount of such participation. Each Bank agrees to use reasonable efforts to notify the Borrower of any exercise of its rights pursuant to this Section 2.9(a), provided, however, that failure to provide such notice shall not affect the Bank's rights under this Section 2.9(a) or the effectiveness of any action taken pursuant hereto.

      (b) Sharing. If any Bank shall obtain any payment (whether voluntary, involuntary, by application of offset or otherwise) on account of the Loans made by it in excess of such Bank's ratable share of payments on account of the Loans obtained by all the Banks, such Bank shall purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of the excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored pro rata according to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.9(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right to setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

      2.10 Revolving Credit Commitment Fee. (a) The Borrower agrees to pay a commitment fee (the "Revolving Credit Commitment Fee") for the period (including, without limitation, any portion thereof when the Banks' obligations to lend shall be suspended by reason of the Borrower's inability to satisfy the conditions of Article III) commencing on the Effective Date and continuing through the Commitment Termination Date, computed on the average daily amount of the Unused Portion during the period for which payment is made at the rate per annum equal to the Applicable Fee Percentage (as determined in accordance with subsection (b) of this Section 2.10). Such Revolving Credit Commitment Fee shall be payable to the Administrative Agent for the ratable benefit of the Banks in arrears on each Monthly Payment Date occurring after the Effective Date.

      (b) The Applicable Fee Percentage shall be determined by reference to the table set forth below on the basis of the Indebtedness Ratio determined by reference to the most recent financial statements delivered pursuant to Section 5.1(a) or 5.1(b).

        Indebtedness Ratio                      Applicable Fee Percentage
        ------------------                      -------------------------
Greater than or equal to 2.50:1.00                        0.50%
Less than 2.50:100                                       0.375%

Upon receipt of the financial statements delivered pursuant to Section 5.1(a) or
Section 5.1(b), as applicable, the Applicable Fee Percentage shall be adjusted, such adjustment being effective on the tenth Business Day after receipt of such financial statements and the Compliance Certificate to be delivered in connection therewith; provided, however, if the Borrower shall not have timely delivered such financial statements in accordance with Section 5.1(a) or Section 5.1(b), as applicable, beginning with the date upon which such financial statements should have been delivered and continuing until such financial statements are delivered, the Applicable Fee Percentage shall equal the Applicable Fee Percentage for the prior period; provided further, however, that if upon delivery of such financial statements the Applicable Fee Percentage is adjusted upwards, the adjustment of the Applicable Fee Percentage shall be retroactive to the date upon which such financial statements should have been delivered.

      2.11 Upfront Fees. The Borrower agrees to pay on the Effective Date to the Administrative Agent for the ratable benefit of the Banks which are party hereto a nonrefundable upfront fee pursuant to the terms of a letter dated October 29, 2004 (the "Fee Letter") between the Borrower and the Administrative Agent.

      2.12 Letters of Credit.

      (a) Subject to all of the terms and conditions hereof (including Section 2.1(a) hereof, as if the Borrower had requested a Revolving Credit Loan in the amount of the stated amount of the Letter of Credit), at the written request of the Borrower, the Issuing Bank will on or after the date hereof issue standby letters of credit ("Letters of Credit") for the account or benefit of the Borrower expiring on or before the fifth Business Day preceding the Commitment Termination Date; provided, however, the Issuing Bank shall not be required to issue a Letter of Credit if, after giving effect thereto, (i) the aggregate stated amount of all outstanding Letters of Credit, plus unreimbursed reimbursement obligations, would exceed $6,000,000 or (ii) the sum of the aggregate outstanding principal amount of all Revolving Credit Loans and the L/C Outstandings would exceed the aggregate amount of the Revolving Credit Commitments. The aggregate stated amount of any and all Letters of Credit shall count against and reduce the amount available under the Revolving Credit Commitments on a pro rata basis.

      (b) Immediately upon the issuance of each Letter of Credit hereunder, each Bank shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Issuing Bank thereunder in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Bank's Revolving Credit Percentage. The Administrative Agent will notify each Bank promptly (a) upon the issuance of any Letter of Credit and
(b) upon any draw under a Letter of Credit. On or before the Business Day on which the Issuing Bank makes payment of any draw on a Letter of Credit, on demand of the Issuing Bank (which demand shall not require payment prior to the Business Day such payment is required to be made under the Letter of Credit), each Bank shall make payment to the Administrative Agent for the account of the Issuing Bank, in immediately available funds an amount equal to such Bank's Revolving Credit Percentage of the amount of such payment or draw. The obligation of each Bank to reimburse the Administrative Agent for the account of the Issuing Bank shall be unconditional, continuing, irrevocable and absolute. In the event that any Bank fails to make payment to the Administrative Agent for the account of the Issuing Bank of any amount due hereunder, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Administrative Agent receives such payment from such Bank on behalf of the Issuing Bank or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Bank of its obligation to reimburse the Administrative Agent on behalf of the Issuing Bank for such amount in accordance with this Section 2.12.

      (c) If and to the extent a drawing is at any time made under a Letter of Credit, the Borrower agrees to pay to the Administrative Agent, for the account of the Issuing Bank and the Banks immediately and unconditionally upon demand in lawful money of the United States, an amount equal to each amount which shall be so drawn. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. The Administrative Agent shall have the right, at the request of the Issuing Bank or otherwise, to convert the reimbursement obligation of the Borrower arising out of any such drawing into a Revolving Credit Loan made under this Agreement (the Borrower hereby irrevocably authorizing the Administrative Agent to refinance without notice to the Borrower the reimbursement obligation of the Borrower arising out of any such drawing into such a Revolving Credit Loan and to take all action on behalf of the Borrower required pursuant to
Section 2.1(d) hereof to request such Revolving Credit Loan), although without regard to the conditions precedent to making any such Revolving Credit Loan and any requirement of this Agreement that each Revolving Credit Loan under this Agreement be in a minimum amount. If and to the extent any such Letter of Credit expires or otherwise terminates in a manner satisfactory to the Issuing Bank without having been drawn upon, the amount available under the Revolving Credit Commitments of the Banks shall to such extent be reinstated.

      (d) The Borrower agrees to pay (i) monthly, in arrears, to the Administrative Agent for the ratable benefit of the Banks a letter of credit fee, computed at an annual rate equal to the Applicable LIBOR Margin in effect from time to time applied to the aggregate amount available for drawing under all of the Letters of Credit issued for the account of the Borrower from the date of issuance of each Letter of Credit until the expiration thereof, and (ii) to the Issuing Bank directly for its benefit as issuing bank, all customary fees (including fronting fees) and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of drafts, and the like customarily charged by the Issuing Bank with respect to standby letters of credit, payable at the time of invoice of such amounts.

      (e) (i) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent and each Bank, including the Issuing Bank. from and against any and all liabilities and costs which the Administrative Agent or such Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than, in the case of the Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in determining whether documents presented under any Letter of Credit comply with the terms thereof, or (B) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "Governmental Acts").

            (ii) As among the Borrower, the Banks (including the Issuing Bank) and the Administrative Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower, at the time of request for any Letter of Credit, the Administrative Agent and the Banks (including the Issuing Bank) shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(C) for failure of the beneficiary of a Letter of Credit to comply with conditions required in order to draw upon such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (E) for errors in interpretation of technical trade terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(G) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) for any consequences arising from causes beyond the control of the Administrative Agent and the Banks.

            (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with Letters of Credit issued on behalf of the Borrower, or any related certificates shall not, in the absence of gross negligence or willful misconduct of the Issuing Bank, as determined by the final judgment of a court of competent jurisdiction, in determining whether documents presented under any Letter of Credit comply with the terms thereof, put the Issuing Bank, the Administrative Agent or any Bank under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

            (iv) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12(e) shall survive the payment of the Obligations hereunder, the termination of the Letters of Credit and termination of this Agreement.

      (f) Upon acceleration of the Notes as a result of the occurrence of an Event of Default, the Borrower shall immediately pay to the Administrative Agent, for the benefit of the Banks, an amount equal to the Unfunded Obligations, and upon receipt of the payment of such amount, the Administrative Agent shall deposit such funds in an interest-bearing cash account (the "Cash Account") in the name of the Borrower maintained with the Administrative Agent as to which the Borrower shall have no right of withdrawal, except as provided below. Upon any draw on a Letter of Credit, the Administrative Agent shall pay the amounts allocated in respect of such Unfunded Obligation to the Issuing Bank. Upon cancellation or termination of a Letter of Credit without its being fully drawn, the Administrative Agent shall reapply the amounts allocated in respect of such Unfunded Obligation as provided in
Section 2.13(a) or (b), as applicable, as if such portion had then been paid to the Administrative Agent by the Borrower for application pursuant to said Section.

      2.13 Application of Payments and Collections.

      (a) Subject to the provisions of subsection (b) below or any agreement of the Administrative Agent and the Banks to the contrary, all payments and prepayments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied, first, to pay principal of and interest on any amounts which may have been advanced by the Administrative Agent on behalf of any Bank for which the Administrative Agent has not then been reimbursed by such Bank or the Borrower, second, to pay all other obligations in respect of fees, expenses, reimbursements or indemnities then due and payable, third, to pay interest then due in respect of the Loans, and fourth, to pay the principal of the Loans then due and payable.

      (b) After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall, unless the Administrative Agent and the Banks shall agree otherwise, apply all payments and prepayments in respect of any Obligations hereunder in the following order:

            FIRST, to pay interest on and then principal of any amounts which the Administrative Agent may have advanced on behalf of any Bank for which the Administrative Agent has not then been reimbursed by such Bank or the Borrower;

            SECOND, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

            THIRD, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Banks;

            FOURTH, to the payment of interest accrued on all Loans and Swing Loans and any amounts due pursuant to Sections 2.5 and 2.6, to be allocated among the Banks pro rata based on the respective aggregate amounts of such accrued interest and amounts owed to them; and

            FIFTH, to the payment of the outstanding principal amounts of all Loans and Swing Loans and to the provision of cash collateral for Unfunded Obligations, to be allocated pro rata based on the respective outstanding principal amounts of the Loans and the aggregate outstanding Unfunded Obligations.

      (c) Each of the Banks hereby irrevocably designates the Administrative Agent its attorney in fact for the purpose of receiving any and all payments to be made to such Bank in respect of Obligations held by it, and hereby directs each payor of any such payment to make such payment to the Administrative Agent; and each of the Banks hereby further agrees that if, notwithstanding the foregoing, it should receive any such payment, it shall hold such payment in trust for, and promptly deliver such payment to, the Administrative Agent. Notwithstanding the foregoing, this Section 2.13(c) shall only apply to LaSalle in respect of Swing Loans after the occurrence of an Event of Default and while the same is continuing.

      (d) Whenever any portion of any payment received or amount realized by the Administrative Agent is applied pursuant to FIFTH of clause (b) above, the part thereof allocated to Unfunded Obligations shall be held by the Administrative Agent for the benefit of the Issuing Bank and the Banks. Pending distribution of such amounts, the Administrative Agent shall hold such amounts in the Cash Account pursuant to Section 2.12(f).

      (e) The Administrative Agent shall promptly distribute to each Bank at its primary address set forth on the appropriate signature page hereof or at such other address as a Bank may designate to the Administrative Agent in writing, such funds as such Bank may be entitled to receive.

      2.14 The Swing Line.

      (a) Swing Loans. Subject to all of the terms and conditions hereof, LaSalle agrees to make loans to the Borrower ("Swing Loans") which shall not in the aggregate at any time outstanding exceed the Swing Line Commitment. The Swing Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and reborrowed during the period ending on the Commitment Termination Date.

      (b) Payment.

            (i) Each Swing Loan shall be due and payable on the Commitment Termination Date. The Borrower may voluntarily prepay any Swing Loan before its maturity at any time upon notice to LaSalle prior to 2:30 p.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid, plus accrued interest thereon to the date of prepayment and any amount due LaSalle under Section 2.14(g) hereof as a result of such prepayment.

            (ii) Each Swing Loan shall bear interest (computed on the basis of 360 days and actual days elapsed) at (x) a fluctuating rate per annum equal to the Base Rate or (y) if the Borrower so elects in accordance with the following provisions, the Quoted Rate (as defined below); provided, however, that upon the occurrence and during the continuance of any Event of Default, such Swing Loan shall bear interest at a rate per annum equal to the sum of 1.50% per annum, plus the Base Rate, plus the Applicable Base Rate Margin from time to time in effect. Interest on each Swing Loan shall be due and payable on each Monthly Payment Date or, in the event of Swing Loans bearing interest at the Quoted Rate, the last day of each Quoted Interest Period (as defined below) applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

            (iii) The Borrower will make each payment under this Section 2.14 and under the Swing Line Note on the day when due to LaSalle at its address set forth in Section 10.3 in immediately available funds. If LaSalle does not receive such payment when due, then LaSalle may, but is not obligated to, apply amounts in any account that the Borrower maintains with LaSalle to such payment. Notwithstanding the foregoing, after the occurrence of an Event of

Default and while the same is continuing, all payments shall be made to the Administrative Agent in accordance with Section 2.13.

      (c) Requests for Swing Loans. The Borrower shall give LaSalle prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan and, if applicable, the interest period selected therefor (the "Quoted Interest Period"). Within one hundred twenty (120) minutes after receiving such notice, LaSalle shall in its discretion quote an interest rate to the Borrower at which LaSalle would be willing to make such Swing Loan available to the Borrower for the Quoted Interest Period (the rate so quoted for the Quoted Interest Period being herein referred to as the "Quoted Rate"). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept the Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the Base Rate from time to time in effect. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower no later than 3:00 p.m. (Chicago time) on the date so requested in funds immediately available at the principal office of LaSalle in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of LaSalle to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) LaSalle shall not be obligated to make more than one Swing Loan during any one day. LaSalle shall promptly notify the Administrative Agent, and the Administrative Agent shall thereafter notify each Bank, of each Swing Loan and the amount of each Swing Loan made since the last notice. The Borrower agrees that LaSalle may rely on any such telephonic or telecopy notice given by any person LaSalle in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if LaSalle has acted in reliance thereon.

      (d) Swing Line Note. The Swing Loans made to the Borrower by LaSalle shall be evidenced by a single promissory note of the Borrower issued to LaSalle in the form of Exhibit E hereto. Such promissory note is hereinafter referred to as the "Swing Line Note."

      (e) Swing Line Fees. The Borrower agrees to pay a commitment fee (the "Swing Line Commitment Fee") for the period (including, without limitation, any portion thereof when LaSalle's obligation to lend shall be suspended by reason of the Borrower's inability to satisfy the conditions of Article III) commencing on the Effective Date and continuing through the Termination Date, computed on the average daily amount of the excess of the Swing Line Commitment on such date over the aggregate outstanding principal amount of the Swing Loans during the period for which payment is made at the rate per annum equal to the Applicable Fee Percentage (as determined in accordance with subsection (b) of Section 2.10). Such Swing Line Commitment Fee shall be payable to LaSalle in arrears on each Monthly Payment Date occurring after the Effective Date.

      (f) Conversion to Advances. Either LaSalle or the Borrower may, prior to the Termination Date and upon at least two Business Days' prior written notice to the Administrative Agent and to the Borrower or LaSalle, as applicable (which notice shall be promptly transmitted by the Administrative Agent to each Bank), in whole but not in part, terminate the Swing Line Commitment and increase LaSalle's Revolving Credit Commitment by the amount of the Swing Line Commitment on the date specified in such notice (the "Conversion Date"), provided that no Event of Default or Unmatured Event of Default shall exist at the time of the request of the proposed increase. In such event:

            (i) On the Conversion Date, (A) the Revolving Credit Commitment of LaSalle shall be increased by the amount of the Swing Line Commitment, (B) the Revolving Credit Percentages of each Bank will be revised to reflect the increase in LaSalle's Revolving Credit Commitment, (C) the Swing Loans shall be converted to Revolving Credit Loans and (D) each Bank shall purchase (or sell, as applicable) Revolving Credit Loans in an amount necessary such that, after giving effect to the increase in the aggregate Revolving Credit Commitments, each Bank will hold its Revolving Credit Percentage (as revised) of outstanding Revolving Credit Loans. In consideration for the sale and assignment of Revolving Credit Loans hereunder, each purchasing Bank shall pay on the Conversion Date to the Administrative Agent for the ratable benefit of the selling Banks an amount equal to the principal amount of Revolving Credit Loans to be acquired by such Bank hereunder. On or after the Conversion Date, each of the Banks shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to any interest assigned to it hereby. The assigning Bank shall be entitled to any interest on or fees in respect of any interest assigned for periods prior to the Conversion Date. In the event that any Bank receives any payment to which any other Bank may be entitled, then the Bank receiving such amount shall promptly remit it to the Administrative Agent on behalf of such other Banks. The Borrower shall execute and deliver a replacement Revolving Credit Note to LaSalle in the principal amount of LaSalle's Revolving Credit Commitment, as so increased.

            (ii) On the Conversion Date, the Borrower will be deemed to have requested a Revolving Credit Loan (without regard to any requirement of this Agreement that each Revolving Credit Loan under this Agreement be in a minimum amount) constituting a Base Rate Loan in an amount equal to the amount of the Swing Loans outstanding on such date. Based upon the Revolving Credit Percentages of each Bank as revised in accordance with clause (i) above, each Bank (including LaSalle) shall make the proceeds of its requested Revolving Credit Loan available to the Administrative Agent, in immediately available funds, before 12:00 Noon (Chicago time) on the Conversion Date. The proceeds of such Revolving Credit Loans shall be paid to LaSalle, as applicable, to repay the outstanding Swing Loans. In the event that any such purchase occurs on a date other than the end of an interest period in respect of any LIBOR Base Loan or any Quoted Interest Period in respect of any Swing Loan, the Borrower shall pay any amounts that would be owing to any Bank pursuant to Sections 2.4 and 2.14(g) as if such purchase were a prepayment.

      (g) Liquidation Fee. The Borrower understands that upon the acceptance by the Borrower of a Quoted Rate in respect of a Swing Loan, LaSalle intends to enter into funding arrangements with third parties on terms and conditions which could result in substantial losses to LaSalle if such Swing Loan is not made at the Quoted Rate or does not remain outstanding for the entire Quoted Interest Period. Therefore, if either (a) after the Borrower accepts a Quoted Rate in respect of a Swing Loan, the Swing Loan is not made on the first day of the applicable Quoted Interest Period for any reason (including, but not limited to the failure of the Borrower to comply with one or more of the conditions precedent to any Swing Loan under this Agreement) other than a wrongful failure by LaSalle to make the Swing Loan, or
(b) such Swing Loan is repaid in whole or in part prior to the last day of its Interest Period (whether as a result of acceleration, operation of law or otherwise), the Borrower agrees to indemnify LaSalle for any loss, cost and expense incurred by it resulting therefrom, including without limitation any loss of profit and any loss or cost in liquidating or employing deposits acquired to fund or maintain such Swing Loan.

                                  ARTICLE III.
                              CONDITIONS PRECEDENT

      3.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligation of each of the Banks to make any Loan hereunder, of LaSalle to make a Swing Loan or of the Issuing Bank to issue any Letter of Credit hereunder is subject to the following conditions precedent:

      (a) The Administrative Agent shall have received copies (in sufficient number for each of the Banks to receive a copy) of all of the following, each in form and substance reasonably satisfactory to the Administrative Agent and the Banks, unless waived by each of the Banks:

          (i) This Agreement, appropriately completed and duly executed by the parties hereto;

          (ii) Signature pages for the Subsidiary Guaranty and for the Security Agreement, each duly executed and delivered by QDI Management, LLC;

          (iii) Reaffirmation of Subsidiary Guaranty, duly executed and delivered by each of the Subsidiary Guarantors;

          (iv) Personal Guaranty, duly executed and delivered by Daniel B. Fitzpatrick;

          (v) Mortgages, and/or amendments to existing Mortgages, as appropriate, relating to each parcel of Real Property owned by the Borrower or any of its Subsidiaries, in form reasonably satisfactory to the Administrative Agent and its counsel, in recordable form, appropriately completed and duly executed by the parties thereto;

          (vi) Leasehold Mortgages, and/or amendments to existing Leasehold Mortgages, as appropriate, relating to each parcel of Real Property (other than any Excluded Property) subject to a ground lease pursuant to which the Borrower or any of its subsidiaries is lessee, in recordable form, appropriately completed and duly executed by the parties thereto;

          (vii) Collateral Assignment of Leases, and/or amendments to any existing Collateral Assignment of Leases, as appropriate, duly executed by the parties thereto, in form reasonably satisfactory to the Administrative Agent and its counsel, granting to the Administrative Agent, for the benefit of the Banks, a collateral assignment of and security interest in each of the leases relating to Real Property (other than any Excluded Property) leased by Borrower or any of its Subsidiaries as lessee, provided, however, any Collateral Assignment of Leases relating to the Subject Assets are subject to the Intercreditor Agreement;

            (viii) To the extent not already obtained and delivered to the Administrative Agent, agreements or estoppel letters from each of the lessors on each parcel of Real Property (other than the Excluded Property) leased by the Borrower or any of its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent;

            (ix) A certificate of the secretary of the Borrower, certifying that (i) a correct and complete copy of its Articles of Incorporation, with all amendments thereto, is attached to the certificate, (ii) a correct and complete copy of its Bylaws, with all amendments thereto, is attached to the certificate,
(iii) a correct and complete copy of the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party are attached to the certificate, and such resolutions have not been subsequently modified or repealed and (iv) except in respect of the Merger, there are no proceedings pending or contemplated as to the merger, consolidation, liquidation or dissolution of such Borrower;

            (x) A certificate of the secretary of each Subsidiary Guarantor, certifying that (i) with respect to each Subsidiary Guarantor which is a corporation, (A) a correct and complete copy of its Articles of Incorporation, with all amendments thereto, is attached to the certificate, (B) a correct and complete copy of its Bylaws, with all amendments thereto, is attached to the certificate, and (C) a correct and complete copy of the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party are attached to the certificate, and such resolutions have not been subsequently modified or repealed, (ii) with respect to each Subsidiary Guarantor which is a limited liability company, (A) a correct and complete copy of the articles of organization and operating agreement (if any), with all amendments thereto, is attached to the certificate and (B) all action on behalf of the limited liability company and members necessary to authorize the execution, delivery and performance of the Loan Documents to which it is a party has been taken, and (iii) there are no proceedings pending or contemplated as to the merger, consolidation, liquidation or dissolution of such Subsidiary Guarantor;

            (xi) A certified copy of all documents evidencing any necessary consent or governmental approvals (if any) with respect to the consummation of the Merger and the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby;

            (xii) A certificate executed by the secretary or any assistant secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign the Loan Documents and to give notices and other communications in connection with this Agreement and the transactions contemplated hereby, together with a sample of the true signature of such officers;

            (xiii) A certificate executed by the secretary or an assistant secretary of each of the Subsidiary Guarantors certifying the names of the officers of such Subsidiary authorized to sign the Subsidiary Guaranty or the Reaffirmation of Subsidiary Guaranty, as applicable, and any Security Documents to which it is a party;

            (xiv) A favorable opinion of counsel to the Borrower and the Subsidiary Guarantors substantially in the form of Exhibit F attached hereto;

            (xv) A closing certificate (the "Closing Certificate"), executed by the president, executive vice president or chief financial officer of the Borrower, certifying that (i) the Merger has been consummated in accordance with the provisions of the Merger Agreement, (ii) attached thereto are true and correct copies of the Merger Agreement and the Shareholders Agreement, each as in effect on the date thereof, (iii) representations and warranties contained in this Agreement and each other Loan Document are true and accurate in all material respects, and (iv) no Default or Event of Default has occurred and is continuing;

            (xvi) Evidence of insurance for all insurance required to be maintained by the Borrower and its Subsidiaries pursuant to this Agreement and the Security Documents;

            (xvii) A certified copy of the Articles of Merger filed with the Secretary of State of the State of Indiana; and

            (xviii) Such other approvals or documents as the Administrative Agent or the Required Banks may reasonably request;

      (b) The Indebtedness Ratio of the Borrower as of the last day of the fiscal quarter most recently completed for which financial statements have been provided in accordance with Section 5.1 of the Existing Credit Agreement (the "Determination Date") shall not be greater than 4.00:1.00 and the Pro Forma Consolidated Cash Flow of the Borrower and its Subsidiaries for the twelve month period ending on the Determination Date shall be not less than $24,500,000; and the Borrower shall have furnished to the Administrative Agent a certificate of the president, executive vice president or chief financial officer of the Borrower certifying to such effect;

      (c) Payment by the Borrower (i) to the Administrative Agent for the ratable benefit of the Banks of a nonrefundable upfront fee in accordance with the provisions of Section 2.11 hereof and (ii) to the Administrative Agent, for its own account, the fees payable on the Effective Date in accordance with the provisions of Section 8.10 hereof; and

      (d) Payment by the Borrower of all costs and expenses of the Administrative Agent's special counsel (including, without limitation, legal fees and expenses) incurred in connection with the preparation and execution of the Loan Documents and incident to all proceedings in connection with, transactions contemplated by, and documents relating to this Agreement and the Loan Documents, for which the Borrower has received an invoice no later than the second Business Day prior to the Effective Date.

Upon the making of the initial Loans and Swing Loans hereunder, the foregoing conditions shall be deemed to be satisfied; provided, however, that the making of such Loans and Swing Loans shall not constitute a waiver by the Administrative Agent or any Bank of any right which the Administrative Agent or such Bank may have in the event that any certificate, financial statement or other document delivered pursuant to this Section 3.1 or otherwise in connection with the transactions contemplated by this Agreement shall prove to have been false or misleading in any material respect.

      3.2 Conditions Precedent to All Loans, Swing Loans and Issuances of Letters of Credit. The obligation of each of the Banks to make any Loan hereunder, of LaSalle to make any Swing Loan or of the Issuing Bank to issue any Letters of Credit shall be further subject to the satisfaction of each of the following conditions, unless waived in writing by each of the Banks:

      (a) In the case of a Revolving Credit Loan, the Effective Date Borrowing Notice or a Notice of Borrowing, in each case appropriately completed and duly executed by the Borrower; in the case of the Term Loans, the Effective Date Borrowing Notice appropriately completed and duly executed by the Borrower; in the case of a Swing Loan, a request meeting the requirements of Section 2.14(c) hereof; and in the case of a Letter of Credit, an application for a letter of credit, in form and substance satisfactory to the Issuing Bank, appropriately completed and duly executed by a Borrower;

      (b) The representations and warranties set forth in Article IV hereof and in each of the other Loan Documents are true and correct on the Effective Date and on the date of and after giving effect to the making of the Loan or Swing Loan or the issuance of the Letter of Credit, except that the representations and warranties set forth in Section 4.5 as to the financial statements of the Borrower shall be deemed a reference to the audited and unaudited financial statements of the Borrower, as the case may be, most recently delivered to the Banks pursuant to Section 5.1;

      (c) No Default or Event of Default shall exist, and since October 31, 2004 no Material Adverse Occurrence shall have occurred and be continuing, on or as of the date of the making of the Loan or Swing Loan or the issuance of the Letter of Credit; and

      (d) The making of the Loan by such Bank, the making of the Swing Loan by LaSalle or the issuance of the Letter of Credit by the Issuing Bank, is not in violation of any applicable law, rule or regulation or any directive, request or order of any court or governmental authority having jurisdiction over such Bank or the Issuing Bank, as applicable.

The delivery of the Notice of Borrowing, the Effective Date Borrowing Notice, the request for the Swing Loan or the application for the issuance of a Letter of Credit, as applicable, by the Borrower shall constitute a certification by the Borrower, binding upon the Borrower, as to the matters set forth in subsections (b) and (c) above.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Administrative Agent, each of the Banks and the Issuing Bank that as of the Effective Date, and as of the date of each Loan and Swing Loan and each issuance of a Letter of Credit, as follows:

      4.1 Organization; etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of the state of its organization, has full power and authority to own its property and conduct its business as conducted by it and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the character of its property makes such qualification or licensing necessary. A list of the jurisdictions in which the Borrower is qualified to do business is set forth in Annex I. The Borrower has full power and authority to enter into and to perform its obligations under the Loan Documents and to request Loans, Swing Loans and Letters of Credit under the Agreement. The Borrower has all licenses, permits and franchises necessary to carry on its business as now being conducted and to own and operate its Property, except for permits, licenses and franchises the failure of which to obtain will not result in a Material Adverse Occurrence.

      4.2 Due Authorization. The execution, delivery and performance by the Borrower and of each of the Subsidiary Guarantors of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person, do not and will not conflict with, result in any violation of or constitute any default under, any provision of the organizational, constitutive or governing documents (including, as applicable, articles of incorporation, bylaws and partnership agreements) of the Borrower or any of the Subsidiary Guarantors, any agreement binding on or applicable to the Borrower, any of the Subsidiary Guarantors or any of their respective Property, or any law or governmental regulation or court decree or order binding upon or applicable to the Borrower, any of the Subsidiary Guarantors or any of their respective Property and will not result in the creation or imposition of any Lien on any of their respective Property pursuant to the provisions of any agreement binding on or applicable to the Borrower, any of the Subsidiary Guarantors or any of their respective Property, except any such Liens created pursuant to the Security Documents in favor of the Administrative Agent, for the benefit of the Banks.

      4.3 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries except those listed on Annex II, which correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the percentage ownership of each Subsidiary which is owned, of record or beneficially, by each Borrower and/or one or more of its Subsidiaries. The Borrower and its Subsidiaries has good and marketable title to all of the shares or other equity interests it purports to own of each of its Subsidiaries, free and clear of any Lien (other than any Liens in favor of the Administrative Agent for the benefit of the Banks) and all such shares have been duly issued and are fully paid and nonassessable. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary. A list of the jurisdictions in which each Subsidiary is qualified to do business as of the date hereof is set forth on the attached Annex II. Each Subsidiary has full power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and perform the Subsidiary Guaranty and the Security Documents to which it is a party. Each Subsidiary has all licenses, permits and franchises necessary to carry on its business as now being conducted and to own and operate its properties, except for permits, licenses and franchises the failure of which to obtain will not result in a Material Adverse Occurrence.

      4.4 Validity of the Agreement; etc. Each Loan Document is the legal, valid and binding obligation of the Borrower and of each of the Subsidiary Guarantors which are a party thereto and is enforceable in accordance with its terms.

      4.5 Financial Statements. The consolidated balance sheets of the Borrower and its Subsidiaries as of October 31, 2004, October 26, 2003 and October 27, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the three years then ended certified by PricewaterhouseCoopers LLP, the Borrower's independent public accountants, copies of which have heretofore been delivered to the Banks, were prepared in accordance with generally accepted accounting principles which, except as noted therein, were consistently applied throughout the periods involved, and present fairly the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries for and as of the end of each of such years. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of February 20, 2005 and the unaudited statements of operations for the sixteen week period ended on said date, copies of which have heretofore been delivered to the Banks, have been prepared in accordance with GAAP, present fairly in all material respects the financial position of the Borrower and its Subsidiaries, on a consolidated basis, as of said date and the result of operations and cash flows of the Borrower and its Subsidiaries, on a consolidated basis, for said period, subject to customary year-end adjustments.

      4.6 Litigation; etc. Except as disclosed in the Borrower's Annual Report on Form 10-K for the year ended October 31, 2004, there is no action, suit or proceeding at law or equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries or any of their respective Properties, which if determined adversely would be a Material Adverse Occurrence or would affect the ability of the Borrower or any of its Wholly-Owned Subsidiaries to perform its obligations under the Loan Documents; and neither the Borrower nor any of its Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where the effect of such default could result in a Material Adverse Occurrence.

      4.7 Compliance with Law. Neither the Borrower nor any of its Subsidiaries is (a) in default with respect to any order, writ, injunction or decree of any court, governmental authority or arbitration board or tribunal to which it is a named party or (b) in violation of any law, rule, regulation, ordinance or order relating to its or their respective businesses, the violation of which could result in a Material Adverse Occurrence.

      4.8 ERISA Compliance. The Internal Revenue Service has issued a determination that each Plan (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) is qualified under
Section 401(a) and related provisions of the Code, as amended by ERISA, and that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code. All Plans comply in all material respects with ERISA and other applicable laws. There exist with respect to the Borrower and its Subsidiaries no "multi-employer plans," as defined in the Multi-employer Pension Plan Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans and trusts: (a) no material accumulated funding deficiency within the meaning of ERISA; (b) no termination of any Plan or trust which would result in any material liability to the PBGC or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (c) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

      4.9 Title to Assets. The Borrower and each of its Subsidiaries has good and marketable fee simple title to all of its Property constituting real property and good and marketable title to and ownership of all of its Property and assets constituting personal property, in each case as disclosed on the consolidated financial statements of the Borrower as of and for the sixteen week period ending February 20, 2005 (except for any such Property disposed of by the Borrower or any of its Subsidiaries in the ordinary course of business), free and clear of all Liens except for Liens and other encumbrances permitted pursuant to Section 6.4. The Borrower and each of its Subsidiaries has a valid leasehold interest in all Property leased by it and used in the operation of its business.

      4.10 Indebtedness. Except for Indebtedness listed in Annex III or otherwise incurred after the Effective Date pursuant to Section 6.3, neither the Borrower nor any of its Subsidiaries has any Indebtedness.

      4.11 Use of Proceeds. The proceeds of the Loans and Swing Loans will be used by the Borrower to fund the consideration payable to effect the Merger, working capital requirements of the Borrower and for other general corporate purposes.

      4.12 Margin Stock. No part of any Loan or Swing Loan shall be used at any time by the Borrower to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any Loan or Swing Loan will be used by the Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

      4.13 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans and Swing Loans, the application of the proceeds and repayment thereof by the Borrower and the performance of the transactions contemplated by the Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

      4.14 Unregistered Securities. Neither the Borrower nor any of its Subsidiaries has (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      4.15 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.16 Accuracy of Information. All information heretofore or herewith furnished by or on behalf of the Borrower to the Administrative Agent or the Banks for purposes of or in connection with the Agreement or any transaction contemplated by the Agreement is, and all other such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or the Banks will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

      4.17 Tax Returns; Audits. Each of the Borrower and its Subsidiaries has filed all federal, state and local income tax returns and other reports which are required to be filed, and has paid all taxes as shown on said returns and on all assessments received by any such Person (except for any assessments which are being contested in good faith by appropriate proceedings that will prevent a forfeiture or sale of any property and for which an adequate book reserve in accordance with GAAP shall have been set aside), to the extent that such taxes have become due or has obtained extensions with respect to the filing of such returns and has made provision for the payment of taxes anticipated to be payable in connection with such returns. Each of the Borrower and its Subsidiaries has made all required withholding deposits. The Borrower does not have knowledge of any objections to or claims for additional taxes by federal, state or local taxing authorities against it or any of its Subsidiaries which could result in a Material Adverse Occurrence.

      4.18 Environmental and Safety Regulations. The Borrower and each of its Subsidiaries are in compliance with all requirements of applicable federal, state and local environmental, pollution control, health and safety statutes, laws and regulations except for any noncompliance which, individually or in the aggregate, could not result in a Material Adverse Occurrence and are not the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment. The Borrower further represents and warrants that (i) the Real Property and its intended use complies with all applicable laws, governmental regulations and the terms of any enforcement action by any federal, state, regional or local governmental agency, including, without limitation, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal and other environmental matters (including, but not limited to, the Clean Water, Clean Air, Federal Water Pollution Control, Solid Waste Disposal, Resource Conservation and Recovery and Comprehensive Environmental Response, Compensation, and Liability Acts, as said acts may be amended), and the rules, regulations and ordinances of all applicable federal, state and local agencies and bureaus, except in each case
(x) for any noncompliance which, individually or in the aggregate, could not result in a Material Adverse Occurrence or (y) as disclosed on Annex IX, and
(ii) no notice, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to comply in any respect with any of such environmental laws except for any such liability for which an adequate book reserve in accordance with GAAP shall have been set aside in respect thereto.

      4.19 Pro Formas; Forecasts. The pro forma balance sheet and the forecasts of the Borrower and its Subsidiaries, furnished to the Administrative Agent and each of the Banks, consisting of consolidated balance sheets, consolidated cash flow statements and consolidated income statements of the Borrower and its Subsidiaries, after giving effect to the Merger and the making of the Loans and Swing Loans hereunder and the application of the proceeds thereof, together with appropriate supporting details and a statement of underlying assumptions, have been prepared in the light of the past business history of the Borrower and its Subsidiaries and on the basis of the assumptions set forth therein, which assumptions are in the opinion of the Borrower reasonable. The forecasts have been prepared in good faith and represent the good faith opinion of the Borrower as to the most probable course of business of the Borrower and its Subsidiaries on the basis of the assumptions which are set forth therein.

      4.20 Solvency. After giving effect to the transactions contemplated by this Agreement, each of the Borrower and its Subsidiaries has capital sufficient to carry on its business, is solvent and is able to pay its debts and obligations as they mature in the ordinary course. After giving effect to the consummation of the transactions contemplated by this Agreement, each of the Borrower and its Subsidiaries now owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts, obligations and contingent liabilities.

      4.21 No Default; No Material Adverse Occurrence. No Default or Event of Default has occurred and is continuing. Since October 31, 2004, no Material Adverse Occurrence has occurred and is continuing.

      4.22 Subsidiary Guarantors; Security Documents. Each of the Wholly-Owned Subsidiaries of the Borrower (except for any SPE, for so long as such SPE remains a single purpose entity engaged solely in a Mortgage Transaction, and except for Wholly-Owned Subsidiaries of the Borrower (other than any SPE) which do not in the aggregate have assets in excess of $500,000) have executed the Subsidiary Guaranty, the Security Agreement and such other Security Documents which are necessary or desirable to grant to the Administrative Agent for the benefit of the Banks, a security interest and Lien in substantially all of the Property of such Subsidiary, including without limitation a Mortgage on any Real Property owned by such Subsidiary, a Leasehold Mortgage relating to Real Property (other than Excluded Property) with respect to which such Subsidiary is a lessee under a ground lease and a Collateral Assignment of Lease with respect to any other lease of Real Property (other than Excluded Property) by such Subsidiary as lessee. The total assets of the Excluded Subsidiaries is less than $500,000.

      4.23 Collateral. The provisions of each of the Security Documents constitute in favor of the Administrative Agent, for the benefit of the Banks, a legal, valid and enforceable security interest in all right, title, and interest of the Borrower and each of the Borrower's Subsidiaries which is a party to such Security Document in the Collateral described in such Security Document. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Security Documents have been duly made or taken and are in full force and effect. The Security Documents, together with such filings and other actions, create in favor of the Administrative Agent, for the benefit of the Banks, a perfected first priority security interest in the Collateral, securing the payment of the Obligations, subject only to Liens permitted by Section 6.4 hereof. The Borrower and its Subsidiaries are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

      4.24 Merger.

      (a) The Borrower has heretofore furnished to each of the Banks a true and correct copy of the Merger Agreement.

      (b) The Borrower and Merger Corp. have duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Merger Agreement and the consummation of transactions contemplated thereby.

      (c) The Merger complies with all applicable legal requirements. All necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Borrower and Merger Corp. in connection with the Merger have been duly obtained and are in full force and effect. All applicable waiting periods with respect to the Merger have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Merger.

      (d) The execution and delivery of the Merger Agreement, and the consummation of the Merger, do not (i) violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Borrower or Merger Corp., or (ii) result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Borrower or any of its Subsidiaries is bound or to which Merger Corp. is a party or by which it is bound.

      (e) Merger Corp. was created solely for the purposes of effecting the Merger and the transactions contemplated thereby. Immediately prior to the consummation of the Merger, Merger Corp. was not engaged in any other activity or business and the total liabilities of Merger Corp. did not exceed $1,500,000.

      (f) The Merger has been consummated in accordance with the terms of the Merger Agreement.

      4.25 Affiliated Lease Agreements. The Affiliated Lease Agreements in effect as of the date of this Agreement are disclosed on Annex VII hereto. Annex VII accurately identifies (i) the Borrower or Subsidiary and the member of Management and/or Affiliate thereof which has entered into each such Affiliated Lease Agreement, (ii) if the party is an Affiliate of a member of Management, such member of Management and the ownership interest of such member of Management in such Affiliate, and (iii) the property locations which are subject to such Affiliated Lease Agreement.

                                   ARTICLE V.
                          CERTAIN AFFIRMATIVE COVENANTS

      The Borrower agrees with the Administrative Agent and each of the Banks that, from the date hereof and thereafter for so long as any portion of any Loan, any Swing Loan or any Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, unless the Required Banks shall otherwise consent in writing:

      5.1 Financial Information; etc. The Borrower will furnish to the Administrative Agent and each of the Banks copies of the following financial statements, reports and information:

      (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated financial statements, including balance sheet, related statements of income, statements of stockholders' equity and statements of cash flows, of the Borrower and its consolidated Subsidiaries for such fiscal year, with comparative figures for the preceding fiscal year, prepared in accordance with GAAP, certified without qualification or exception by PricewaterhouseCoopers LLP or such other nationally or regionally recognized firm of independent public accountants which are reasonably acceptable to the Administrative Agent and the Required Banks;

      (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower which shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP for such period;

      (c) with each financial statement required by Section 5.1(a) and (b) to be delivered to the Administrative Agent and each of the Banks, (i) a certificate ("Compliance Certificate") in a form acceptable to the Administrative Agent and the Required Banks signed by the president, the executive vice president or the chief financial officer of the Borrower (i) stating that, to the best of his knowledge after reasonable investigation, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a statement of the nature thereof and the action which the Borrower proposes to take with respect thereto, and (ii) setting forth, in sufficient detail, the information and computations required to establish whether or not the Borrower was in compliance with the requirements of Sections
6.1 through 6.3, inclusive, Section 6.12 and Section 6.17, during the periods covered by the financial reports then being furnished and as of the end of such periods;

      (d) with each financial statement required by Section 5.1(a) to be delivered to the Administrative Agent and each of the Banks for a fiscal year, a separate written statement of the independent public accountant which certified such financial statements that (i) such accountants have obtained no knowledge of any Default or Event of Default having occurred and continuing, or if such accountants have obtained knowledge of any such Default or Event of Default, the accountants shall disclose such Defaults or Events of Default and the nature thereof and (ii) that such accountants have reviewed the Compliance Certificate to be delivered by the Borrower for and as of the end of such fiscal year and found the calculations contained therein to be accurate and in agreement with such financial statements;

      (e) promptly upon their becoming available, copies of all registration statements, reports (including without limitation any regular, periodic or special reports) and proxy materials which the Borrower or any Subsidiary may file with the Securities and Exchange Commission;

      (f) promptly upon the furnishing thereof to the stockholders of the Borrower, copies of all financial statements, reports and other materials furnished to the stockholders which have not been previously provided to the Administrative Agent and the Banks pursuant to clauses (a), (b) or (e) of this
Section 5.1;

      (g) promptly after the Borrower knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and a description of the action that the Borrower has taken and proposes to take with respect thereto;

      (h) promptly after receipt thereof, all letters and reports to management of the Borrower prepared by its independent certified public accountants and the responses of the management of the Borrower thereto;

      (i) promptly following the commencement of any litigation, suit, administrative proceeding or arbitration relating to the Borrower or any of its Subsidiaries relating to the transactions contemplated by this Agreement or which if adversely determined could result in a Material Adverse Occurrence, a notice thereof describing the allegations of such litigation, suit, administrative proceeding or arbitration and the Borrower's or such Subsidiary's response thereto;

      (j) promptly upon learning thereof, a notice of any "reportable event" or "prohibited transaction" or the imposition of a withdrawal or termination liability within the meaning of ERISA in connection with any Plan and, when known, any action taken by the Internal Revenue Service, Department of Labor or PBGC with respect thereto; and

      (k) such other information with respect to the financial condition and operations of the Borrower or any of its Subsidiaries as the Administrative Agent or any Bank may reasonably request.

      5.2 Maintenance of Corporate Existence; etc. Except as permitted by
Section 6.7, the Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its corporate existence and qualification and good standing in all states in which such qualification and good standing are required in order to conduct its business and own its property as conducted and owned in such states.

      5.3 Payment of Taxes; etc. The Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, as the same may become due and payable, all taxes, assessments and other governmental charges or levies against or on any of its Property, as well as claims of any kind which, if unpaid, might become a Lien upon any of its Property; provided, however, that the foregoing shall not require the Borrower or any of its Subsidiaries to pay any such tax, assessment, charge or levy so long as the validity thereof shall be contested in good faith by appropriate proceedings that will prevent a forfeiture or sale of any Property and an adequate book reserve in accordance with GAAP shall have been set aside with respect thereto. The Borrower shall make, and shall cause each of its Subsidiaries to make, all required withholding deposits.

      5.4 Compliance with Laws. The Borrower shall carry on, and shall cause each of its Subsidiaries to carry on, its business activities in substantial compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities, including, without limitation, all applicable environmental, pollution control, health and safety statutes, laws and regulations. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, all material rights, liens, franchises, permits, certificates of compliance or grants of authority required in the conduct of its business. The Borrower agrees that the Real Property owned or leased by the Borrower and/or any of its Subsidiaries and its intended use will comply at all times with all applicable laws, governmental regulations and the terms of any enforcement action now or hereafter commenced by any federal, state, regional or local governmental agency, including, without limitation, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal and other environmental matters (including, but not limited to, the Clean Water, Clean Air, Federal Water Pollution Control, Solid Waste Disposal, Resource Conservation and Recovery and Comprehensive Environmental Response, Compensation, and Liability Acts, as said acts may be amended from time to time), and the rules, regulations and ordinances of all applicable federal, state and local agencies and bureaus.

      5.5 Books and Records; etc. The Borrower shall keep, and shall cause each of its Subsidiaries to keep, books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Administrative Agent and each of the Banks and their respective representatives, at reasonable times and intervals and upon reasonable notice to the Borrower, to visit the offices of the Borrower and its Subsidiaries, discuss financial matters with officers of the Borrower or its Subsidiaries and with its independent public accountants (and by this provision the Borrower authorizes its independent public accountants to participate in such discussions) and examine the Borrower's or any of its Subsidiaries' books and other corporate records.

      5.6 Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance coverage in such forms and amounts and against such risks including without limitation insurance with respect to its Property, the operation thereof and its business against casualties, contingencies and risks and insurance against loss or damage from such hazard and risks to the person or property of others, as are customary for corporations similarly situated and engaged in the same or a similar business and owning and operating similar properties. All such insurance shall be carried with financially sound and reputable insurers.

      5.7 Conduct of Business. The Borrower shall maintain and keep, and shall cause each of its Subsidiaries to maintain and keep, its assets, Property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

      5.8 Maintain Business. The Borrower shall continue to engage primarily, and shall cause each of its Subsidiaries to continue to engage primarily, in the business or businesses being conducted on the date of this Agreement.

      5.9 ERISA.

      (a) The Borrower agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan, and each such Plan, will comply in all material respects with ERISA and other applicable laws.

      (b) The Borrower will not at any time permit any Plan to:

            (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

            (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

            (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Borrower;

if the event or condition described in (i), (ii) or (iii) above is likely to subject the Borrower or any Subsidiary or ERISA Affiliate to a Material Adverse Occurrence.

      (c) Upon the request of the Administrative Agent or any Bank, the Borrower will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than thirty (30) days after the date the copy is requested.

     5.10 Changes to GAAP. In the event that the Borrower makes any changes to the generally accepted accounting principles used in the preparation of its books and/or financial statements such that such principles are not applied consistently with any such principles applied during any prior period, (a) such change shall be in accordance with the generally accepted accounting principles in effect at the time of such change and shall be concurred in by the certified public accountants certifying the financial statements of the Borrower and its Subsidiaries, and (b) the Borrower shall give the Administrative Agent thirty
(30) days prior written notice thereof. The Administrative Agent is hereby authorized, in consultation with the Borrower, to adjust the financial covenants of this Agreement to reflect the effect of such changes.

     5.11 Use of Proceeds. The Borrower will use the proceeds of the Loans and Swing Loans only for lawful purposes and in accordance with Sections 4.11 and
4.12 hereof.

      5.12 Subsidiary Guaranty. The Borrower hereby agrees to cause each Person which is or may hereafter become a Wholly-Owned Subsidiary of the Borrower (other than (i) SPEs and (ii) Wholly-Owned Subsidiaries of the Borrower (other than SPEs) which in the aggregate have assets of less than $500,000) to execute, deliver and perform the Subsidiary Guaranty. At the time that any Wholly-Owned Subsidiary becomes a party to the Subsidiary Guaranty, the Borrower shall deliver to the Administrative Agent copies (in sufficient number for each of the Banks to receive a copy) of each of the following documents in form and substance reasonably satisfactory to the Administrative Agent:

      (a) Counterpart signature page to the Subsidiary Guaranty, duly executed by such Subsidiary;

      (b) A copy of the articles of incorporation (or similar charter document), including all amendments thereto, of such Subsidiary, certified by the Secretary of State of the state of its incorporation or organization;

      (c) A copy of (i) the By-laws (or similar charter document) of such Subsidiary and (ii) the resolutions of the Board of Directors (or other governing body) and of the shareholders, partners, members or other owners (if required) of such Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty, each certified as true and complete by the secretary or assistant secretary of such Subsidiary;

      (d) An incumbency certificate executed by the secretary or assistant secretary of such Subsidiary, certifying the names of the officers authorized to execute the Subsidiary Guaranty, together with a sample of the true signatures of such officers;

      (e) Certificates of good standing (or the substantial equivalent thereof) for such Subsidiary certified by the Secretaries of State of the state of its incorporation or organization and each other state in which it is required to be qualified; and

      (f) a favorable opinion of counsel to such Subsidiary in form and substance reasonably satisfactory to the Administrative Agent.

      5.13 Security Documents.

      (a) If at any time the Borrower or any Subsidiary owns, acquires an ownership interest in or creates an entity which is or becomes a Subsidiary (the "Target Subsidiary"), the Borrower shall, or shall cause its Subsidiary to, take all such action and execute such agreements, documents and instruments, including without limitation execution and delivery of a counterpart signature page in the form of Annex I to the Pledge Agreement and Annex I to the Security Agreement and execution and delivery of such other Security Documents, that may be necessary or desirable to grant to the Administrative Agent, for the benefit of the Banks, a first priority, perfected security interest and Lien in all of the assets of and all of the capital stock of such Target Subsidiary. If at any time the Borrower or any Subsidiary owns or acquires an interest in any assets not covered by the Security Documents then in effect, the Borrower shall, or shall cause such Subsidiary to, take all such action and execute such agreements, documents and instruments, including without limitation any Security Documents, that may be necessary or desirable to grant to the Administrative Agent for the benefit of the Banks, a first priority, perfected security interest in such assets. With respect to any fee interest in any real property acquired or ground lease in respect of any real property leased after the date of this Agreement by the Borrower or any Subsidiary, the Borrower shall, or shall cause its Subsidiary to, promptly execute and deliver a first priority Mortgage or Leasehold Mortgage, as applicable, in favor of the Administrative Agent, for the benefit of the Banks, covering such real property, and shall provide the Administrative Agent with the following documents (w) a mortgagee's title insurance policy covering such real property, (x) an ALTA survey thereof, together with a surveyor's certificate, (y) to the extent reasonably available to the Borrower, an environmental audit report covering such real property and (z) with respect to any real property subject to a ground lease, any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection therewith which the Borrower and its Subsidiaries are able to obtain using commercially reasonable efforts. With respect to any leasehold interest in real property acquired by the Borrower or any Subsidiary, such Borrower shall, or shall cause such Subsidiary to, promptly execute and deliver a Collateral Assignment of Lease with respect to such real property, together with any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection therewith which the Borrower and its Subsidiaries are able to obtain using commercially reasonable efforts. Notwithstanding the foregoing, (i) the Borrower shall not be required to, or be required to cause its Subsidiaries to, pledge the assets or capital stock of any Subsidiary if the Borrower and/or any of its Subsidiaries is subject to any effective and enforceable contractual obligation entered into in good faith in the ordinary course of business of the Borrower or such Subsidiary which prohibits the pledge of the assets or capital stock of such Subsidiary pursuant to the Pledge Agreement or the Security Agreement; provided that the Borrower and/or its Subsidiaries shall use reasonable efforts to obtain any necessary waivers, consents or amendments to permit such pledge or to obtain reasonably equivalent security and (ii) the Borrower and its Subsidiaries shall not be obligated to pledge the assets or capital stock of a Subsidiary, provided that the aggregate value of the assets (other than Excluded Property) and the capital stock of the Subsidiaries (other than SPEs) that have not been pledged to the Administrative Agent for the benefit of the Banks shall not at any time exceed $500,000. Notwithstanding the foregoing, for so long as any SPE remains a single purpose entity engaged solely in a Mortgage Transaction, such SPE shall not be required to execute, deliver and perform any Security Documents. For purposes of this Section 5.13, however, at such time that any Subsidiary which qualified as an SPE on the date of this Agreement no longer is deemed to be an SPE or any Subsidiary becomes a Subsidiary Guarantor pursuant to Section 5.12 hereof, any fee interest in real property owned or held by such Subsidiary shall be deemed to be acquired, and any ground lease or other lease in respect of real property leased to such Subsidiary shall be deemed to be entered into, at the time that such Subsidiary ceases to qualify as an SPE and/or becomes a Subsidiary Guarantor.

      (b) At the time that the Borrower or any Subsidiary or Affiliate thereof becomes a party to a Security Document, the Borrower shall deliver to the Administrative Agent copies (in sufficient number for each of the Banks to receive a copy) of each of the following documents in form and substance reasonably satisfactory to the Administrative Agent:

            (i) (A) Counterpart signature page to the Pledge Agreement, duly executed by the Borrower or such Subsidiary, (B) counterpart signature page to the Security Agreement, duly executed by the applicable Pledgor and/or (C) such other Security Document, duly executed by the parties thereto, as applicable;

            (ii) A certificate of the secretary or assistant secretary of such Pledgor, certifying that (A) (x) there have been no changes to its Articles of Incorporation and By-laws (or similar documents) of such Pledgor since the date of certification thereof to the Banks pursuant to this Agreement or (y) a correct and complete copy of its Articles of Incorporation (certified by the Secretary of State of organization) and By-laws (or similar documents) of such Pledgor is attached to the certificate and (B) a correct and complete copy of the resolutions of its Board of Directors (or other governing body) and of the shareholders, partners, members of other owners (if required) of such Pledgor, authorizing the execution, delivery and performance of each such Security Document, is attached to the certificate;

            (iii) An incumbency certificate executed by the secretary or assistant secretary of each Pledgor, certifying the names of the officers authorized to execute each such Security Document, together with a sample of the true signatures of such officers;

            (iv) A favorable opinion of counsel to each Pledgor in form and substance reasonably satisfactory to the Administrative Agent; provided that in connection with the execution and delivery of a Mortgage or Leasehold Mortgage by a Subsidiary, an opinion of counsel, licensed to practice in the state in which the real property subject to such Mortgage or Leasehold Mortgage is located, as to the proper form and enforceability of such Mortgage or Leasehold Mortgage will not be required, so long as (i) the value (at the greater of book value and fair market value) of such Subsidiary's assets located at such location is less than $3,000,000, (ii) the form of mortgage or leasehold mortgage executed and delivered by such Subsidiary is in substantially the same form as a mortgage or leasehold mortgage, as applicable, previously delivered by the Borrower or a Subsidiary in respect of real property located in such state for which an opinion of local counsel in form and substance reasonably acceptable to the Administrative Agent was delivered to the Administrative Agent and the Banks, and (iii) the Borrower and such Subsidiary are not aware of any change in law which would adversely affect the enforceability of a mortgage or leasehold mortgage in such form or the rights of the Administrative Agent and the Banks thereunder.

            (v) Delivery of stock certificates, stock powers, irrevocable proxies, instructions or other instruments or documents required to be delivered pursuant to the applicable Security Document; and

            (vi) UCC-1 Financing Statements in form acceptable to the Administrative Agent appropriately completed and filed in all places that the Administrative Agent, in its sole judgment, deems necessary or desirable.

      5.14 Survival of Warranties and Representations. The Borrower covenants, warrants and represents to the Administrative Agent and each Bank that all representations and warranties of the Borrower contained in this Agreement and in the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto and thereto and any investigation at any time made by or on behalf of the Administrative Agent or any of the Banks shall not diminish their rights to rely thereon.

                                   ARTICLE VI.
               CERTAIN FINANCIAL COVENANTS AND NEGATIVE COVENANTS

      The Borrower agrees with the Administrative Agent and each of the Banks that, from the date hereof and thereafter for so long as any Loan, any Swing Loan or any Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, unless the Required Banks shall otherwise consent in writing:

      6.1 Fixed Charge Coverage Ratio. (a) As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.20:1.00.

      (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Operating Lease if after giving effect thereto on a pro forma basis the Fixed Charge Coverage Ratio would be less than 1.20:1.00.

      6.2 Indebtedness Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain an Indebtedness Ratio of not more than the ratio set forth below:

                                                            Maximum Ratio of Funded Debt to
             Applicable Fiscal Quarter                      Pro Forma Consolidated Cash Flow
----------------------------------------------------        --------------------------------
Second fiscal quarter of 2005 fiscal year                             4.50:1.00
Third and fourth fiscal quarters of 2005 fiscal year                  4.00:1.00
First and second fiscal quarters of 2006 fiscal year                  3.75:1.00
Third and fourth fiscal quarters of 2006 fiscal year                  3.50:1.00
Each fiscal quarter of 2007 fiscal year                               3.00:1.00
Each fiscal quarter of 2008 fiscal year                               2.50:1.00
Each fiscal quarter thereafter                                        2.00:1.00

      6.3 Limitations on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, issue, guarantee or otherwise become liable in respect of any Indebtedness, except:

      (a) Indebtedness existing on the date hereof and disclosed on Annex III hereto;

      (b) The Loans, the Swing Loans or any other Indebtedness outstanding under any Loan Document;

      (c) Capital Lease Obligations incurred after the date of this Agreement, provided that after taking into account the incurrence of such Capital Lease Obligations, (x) the aggregate outstanding Capital Lease Obligations incurred pursuant to this clause (c) shall not exceed $5,000,000 and (y) no Default or Event of Default shall exist;

      (d) Indebtedness owing to the Borrower or any of its Wholly-Owned Subsidiaries (other than any SPE);

      (e) Rate Hedging Obligations permitted by Section 6.15 hereof;

      (f) Replacement Mortgage Transactions, provided that any proceeds therefrom in excess of the principal amount of the Mortgage Transaction being refinanced shall be applied to repay the Terms Loans in accordance with Section 2.4(c)(iii) hereof;

      (g) Buy-Out Notes issued in accordance with the terms of the Shareholders Agreement as in effect on the date of this Agreement; provided that any payments of principal of, interest on or other amounts in respect of such Buy-Outs are in accordance with the provisions of Section 6.5 hereof; and

      (h) Indebtedness, in addition to Indebtedness permitted by clauses (a) through (g) above, in an aggregate principal amount at any one time outstanding not to exceed $1,000,000, which Indebtedness shall not be secured by a Lien on any Property of the Borrower or its Subsidiaries.

      6.4 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur or permit to exist any Lien on its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or own or acquire or agree to acquire Property of any kind subject to any Lien, except the following:

      (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of contractors, materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required by Section 5.3 hereof;

      (b) Liens incurred or deposits made in the ordinary course of business (A) in connection with workmen's compensation, unemployment insurance, social security and other like laws or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

      (c) attachments, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings in such manner as not to have the Property subject to such Liens forfeitable;

      (d) easements, rights-of-ways, reservations, exceptions, minor encroachments, restrictions and similar charges on Real Property created or incurred in the ordinary course of business, which in the aggregate do not materially interfere with the business operations of the Borrower or any of its Subsidiaries;

      (e) Liens existing on the date hereof and disclosed on Annex III hereto;

      (f) Liens securing Capital Lease Obligations permitted pursuant to Section 6.3(c) hereof;

      (g) Liens in favor of the Borrower or a Subsidiary Guarantor; and

      (h) Liens in favor of the Administrative Agent for the benefit of the Banks.

For purposes of this Section 6.4, all Liens of a Person which becomes a Subsidiary and which are outstanding as of the date such Person becomes a Subsidiary shall be deemed to have been incurred as of such date.

      6.5 Dividends, Stock Purchase and Restricted Payments. The Borrower will, and will not permit any of its Subsidiaries to, except as hereinafter provided:
(a) declare or pay any dividends, either in cash or Property, on any shares of its capital stock of any class (except dividends payable by the Borrower solely in shares of common stock of the Borrower and dividends payable solely to the Borrower or a Wholly-Owned Subsidiary of the Borrower, other than any SPE); or
(b) directly or indirectly, or through any Subsidiary, purchase, redeem, retire, or otherwise acquire any shares of its capital stock, or other equity interests therein, of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, or other equity interests therein (except for any such purchases, redemptions, retirements or other acquisitions payable solely in shares of common stock of the Borrower); (c) make any other distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock, or other equity interests therein; or (d) make any payments, directly or indirectly, of principal of, interest on or pay any other amounts in respect of Buy-Out Notes (such declarations or payments of dividends, purchases, redemptions or retirements of stock and warrants, rights or options, and all such other distributions and payments in respect of Buy-Out Notes described in clauses (a) - (d) above being herein collectively called "Restricted Payments"); provided that, notwithstanding the foregoing, the Borrower may (1) declare and pay dividends payable in cash, (2) make payments in respect of any Buy-Out Note issued pursuant to Section 6.3(g) hereof, and/or (3) make any other payments under or pursuant to the Shareholders Agreement, if (i) after giving effect thereto, the aggregate cumulative amount of all Restricted Payments made in any fiscal year does not exceed the then applicable Maximum Restricted Payment Amount, (ii) after giving effect thereto, the aggregate cumulative amount of all Restricted Payments on and after the Effective Date does not exceed the Restricted Payments Basket, (iii) as of the date of payment of such Restricted Payment the Indebtedness Ratio, after giving effect to such Restricted Payment (and any Indebtedness incurred in connection therewith), is less than the greater of (x) the Indebtedness Ratio requirement set forth in
Section 6.2 hereof applicable as of the date of such Restricted Payment, less 0.25, and (y) 3.0 to 1.0 and (iv) at the time of payment of such Restricted Payment no Default or Event of Default exists and, after giving effect to such Restricted Payment, no Default or Event of Default would exist.

      For purposes of this Section 6.5, the amount of any Restricted Payment which is payable or distributable in Property other than cash or shares of capital stock of the Borrower shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of the Borrower) of such Property as of the date of the payment of such Restricted Payment. Notwithstanding the foregoing, the issuance of a Buy-Out Note pursuant to the terms of the Shareholders Agreement shall not constitute a Restricted Payment; provided, however, that any principal of, interest on and other amounts which is paid, directly or indirectly, by the Borrower in respect of any Buy-Out Note shall constitute a Restricted Payment as provided in clause (d) of the preceding paragraph.

      6.6 Sales of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of assets (including without limitation the capital stock of any Subsidiary), other than Permitted Dispositions.

      6.7 Mergers and Consolidations. The Borrower shall not, and shall not permit any of its Subsidiaries to, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it (except that a Subsidiary may consolidate with or merge into the Borrower or a Wholly-Owned Subsidiary of the Borrower, other than any SPE); provided that the foregoing restriction does not apply to the merger or consolidation of the Borrower with another corporation if:

            (i) the corporation which results from such merger or consolidation (the "surviving corporation") is organized under the laws of the United States of America or a jurisdiction thereof;

            (ii) the due and punctual payment of the principal of and premium, if any, and interest on the Loans, according to their tenor, and the due and punctual performance and observance of all of the covenants in this Agreement to be performed or observed by the Borrower, are expressly assumed in writing by the surviving corporation; and

            (iii) immediately after the consummation of the transaction and after giving effect thereto, no condition or event shall exist which constitutes a Default, an Event of Default or a Change of Control.

      6.8 Preferred Stock of Subsidiaries. The Borrower will not permit any Subsidiary to issue Preferred Stock, any security convertible into Preferred Stock or options, warrants or rights to purchase Preferred Stock of any Subsidiary except shares held by the Borrower or a Wholly-Owned Subsidiary of the Borrower (other than any SPE) and shares of Preferred Stock held by others at the time such Subsidiary becomes a Subsidiary of the Borrower, provided that such shares of Preferred Stock are not issued or transferred by the Borrower or any Subsidiary to others in contemplation of, or in connection with, such Subsidiary becoming a Subsidiary.

      6.9 Disposition of Securities of a Subsidiary. The Borrower will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of the stock or other equity interests therein (or any options or warrants to purchase stock or other equity interests therein or other securities convertible or exchangeable therefor) of a Subsidiary (said stock, options, warrants and other securities herein called "Subsidiary Stock"), nor will the Borrower permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, if the effect of the transaction would be to reduce the proportionate interest of the Borrower and its other Wholly-Owned Subsidiaries (other than SPEs) in the outstanding Subsidiary Stock of the Subsidiary whose shares are the subject of the transaction; provided that the foregoing restrictions shall not apply to:

      (a)  the issue of directors' qualifying shares; or

      (b) the sale for cash consideration to a Person in a single transaction (other than directly or indirectly to an Affiliate) of the entire investment (whether represented by stock, debt, claims or otherwise) of the Borrower and its other Subsidiaries in any Subsidiary, if all of the following conditions are met:

            (i) the sale or other disposition of the assets by the Borrower and its other Subsidiaries is permitted by Section 6.6;

            (ii) in the opinion of the Borrower's Board of Directors (as evidenced by a resolution of such Board of Directors), the sale is for fair value and is in the best interests of the Borrower;

           (iii) the Subsidiary being disposed of has no continuing investment in any other Subsidiary not being simultaneously disposed of or in the Borrower; and

            (iv) immediately after the consummation of the transaction and after giving effect thereto, no condition or event shall exist which constitutes a Default or an Event of Default.

Notwithstanding the foregoing, neither the Borrower nor any Subsidiary may dispose of any Subsidiary Stock to any SPE.

      6.10 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist any Investment other than Permitted Investments.

      6.11 Transactions with Affiliates. (a) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any material transaction (including, without limitation, the purchase, sale or exchange of Property, the rendering of any service, the making of any material investment in an Affiliate or the repayment of any indebtedness owed to an Affiliate) with an Affiliate (other than the Borrower or a Subsidiary Guarantor (other than Grady's Inc.)), except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, upon terms which are fair and reasonable to the Borrower or such Subsidiary and which are not less favorable to the Borrower or such Subsidiary than would be obtained in a comparable transaction with a Person not an Affiliate.

      (b)  The Borrower will not, and will not permit any of its Subsidiaries to
(i) enter into any Affiliated Lease Agreement, except for any Affiliated Lease Agreement on terms (x) substantially similar to the terms of the Affiliated Lease Agreements existing on the date of this Agreement and (y) on terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable transaction with an unaffiliated third party; or (ii) amend, modify or grant a waiver under any Affiliated Lease Agreement in any respect without the prior written consent of the Required Banks.

      6.12 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, expend or contract to expend any amount for Capital Expenditures during any fiscal year if as a result thereof the Consolidated Capital Expenditures for such fiscal year shall exceed (i) the amount specified below opposite such fiscal year (the "Maximum Consolidated Capital Expenditures") plus (ii) the aggregate amount, if positive, of the Maximum Consolidated Capital Expenditures set forth below for each of the preceding fiscal years, commencing with fiscal year 2005, on a cumulative basis, less the actual aggregate amount of Consolidated Capital Expenditures made in such prior fiscal years, on a cumulative basis:

                                   Maximum Consolidated Capital
        Fiscal Year                         Expenditures
---------------------------        ----------------------------
            2005                             $9,250,000
            2006                             $4,500,000
Each fiscal year thereafter                  $3,500,000

Notwithstanding the foregoing, at any time after fiscal year 2005 that (i) for two consecutive fiscal quarters the Indebtedness Ratio is less than 3.50:1.00 and (ii) the Indebtedness Ratio requirement set forth in Section 6.2 of this Agreement applicable at such time is less than 4.00:1.00 (by way of example, in accordance with the provisions of Section 6.2 of this Agreement as in effect on the date of this Agreement, this provision would be satisfied for fiscal quarters ending after the 2005 fiscal year of the Borrower), the Maximum Consolidated Capital Expenditures for such fiscal year shall be $7,500,000.

      (b) In addition to the foregoing, the Borrower may make additional Capital Expenditures at any time or from time to time during the 2005 Fiscal Year in an aggregate amount equal to the lesser of (i) $1,000,000 and (ii) the Additional Equity Contribution.

      6.13 Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, make any Acquisitions, other than an Acquisition relating to the operation and development of Burger King restaurants and/or Chili's Grill and Bar restaurants.

      6.14 SPE. No SPE shall engage in any activity or conduct any business other than a Mortgage Transaction.

      6.15 Rate Hedging Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, guarantee or otherwise become liable on or in respect of any Rate Hedging Obligations, except for any such Rate Hedging Obligations entered into on commercially reasonable terms with a commercial or investment bank or other financial institution in the ordinary course of business and not for speculative purposes.

      6.16 Franchise Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, terminate or agree to terminate any Franchise Agreement to which such Person is a party, or amend, modify or grant a waiver of any material provision of any such Franchise Agreement, if such termination, amendment, modification or waiver could result in a Material Adverse Occurrence.

      6.17 Management Compensation.

      (a) The Borrower will not, and will not permit any of its Subsidiaries to, pay or become obligated to pay to the Executive Officers any amounts in respect of salaries or other compensation, including without limitation bonuses, pensions and profit sharing payments, whether in cash or other Property (other than common stock of the Borrower), if the aggregate amount of all such compensation paid or payable by the Borrower and its Subsidiaries to the Executive Officers in any fiscal year would exceed the amount set forth below opposite the applicable fiscal year:

    Fiscal Year           Maximum Compensation
-------------------       --------------------
        2005                   $2,300,000
        2006                   $2,250,000
        2007                   $2,350,000
        2008                   $2,450,000
2009 and thereafter            $2,600,000

Notwithstanding the foregoing, at such time that the Indebtedness Ratio is less than 3.00:1.00 for two consecutive quarters and thereafter, the provisions of this Section 6.17(a) shall no longer be applicable.

      (b) The Borrower will not, and will not permit any of its Subsidiaries to,
(i) make any loans to any members of Management of the Borrower or any Subsidiary, except for (x) advances for travel expenses to the Borrower's or a Subsidiary's officers, directors or employees in the ordinary course of business; or (y) loans to employees of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $500,000; (ii) issue any Guarantee for the benefit of any member of Management of the Borrower or of any Subsidiary or for the benefit of any Affiliate thereof; or (iii) pay any consulting or similar fees to any members of Management of the Borrower or any Subsidiary or to any Affiliate thereof, whether for services rendered to the Borrower or otherwise, in an aggregate amount during any fiscal year of more than $100,000, provided, however, that any payments in respect of, and in accordance with the terms of, the Affiliated Lease Agreements, as in effect on the date of this Agreement and as amended, or as entered into, in accordance with the provisions of Section 6.11(b) hereof, shall not be restricted by this
Section 6.17(b)(ii).

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

      7.1 Events of Default. The term "Event of Default" shall mean any of the following events:

      (a) A default in the payment when due of the principal of the Notes;

      (b) A default in the payment when due of any interest on the Notes or of fees under this Agreement and such default shall continue unremedied for five
(5) days;

      (c) A default in the due performance and observance of any of the covenants contained in Sections 5.2, 5.6, 6.1 through 6.17, inclusive;

      (d) A default (other than those defaults described in other subsections of this Section 7.1) by the Borrower in the due performance and observance of any of the covenants contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after notice from the Administrative Agent or any Bank to the Borrower thereof;

      (e) A default by the Borrower or any of its Subsidiaries on any Indebtedness or any event shall occur or any condition shall exist in respect of any Indebtedness of the Borrower or such Subsidiary, or under any agreement securing or relating to such Indebtedness, the effect of which is (i) to result in the failure to pay when due $500,000 or more in aggregate principal amount of such Indebtedness or (ii) to cause or permit any holder of such Indebtedness or a trustee to cause $500,000 or more in aggregate principal amount of such Indebtedness to become due, or subject to repurchase, prepayment or redemption, prior to its stated maturity or prior to its regularly scheduled dates of payment;

      (f) An involuntary case under any applicable federal or state bankruptcy laws shall be commenced against the Borrower or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after the commencement of the case; the entry of a decree or order by a court having jurisdiction in the premises in respect of the Borrower or any of its Subsidiaries under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or the entry of a decree or order by a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any of its Subsidiaries or of any substantial part of the property of the Borrower or any of its Subsidiaries, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

      (g) The commencement by the Borrower or any of its Subsidiaries of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or the consent by it to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any of its Subsidiaries or of any substantial part of the property of the Borrower or any of its Subsidiaries, or the making by it of an assignment for the benefit of creditors, or the failure by the Borrower or any of its Subsidiaries to pay its debts generally as they become due, or the taking of any action by the Borrower or any of its Subsidiaries in furtherance thereof;

      (h) Any judgments, writs, warrants of attachment, executions or similar process (to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be issued or levied against the Borrower or any of its Subsidiaries or any of the assets of the Borrower or any of its Subsidiaries where the amount of such judgments, writs, warrants of attachment, executions or similar process exceeds $500,000 in the aggregate and where such judgments, writs, warrants of attachment, executions or similar process are not discharged, released, vacated, suspended, stayed, abated or fully bonded prior to any sale and in any event within thirty (30) days after its issue or levy;

      (i) Any representation or warranty set forth in this Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified, or deemed stated or certified;

      (j) Default shall occur in the observance or performance by any Subsidiary of any provision, covenant or agreement of the Subsidiary Guaranty;

      (k) The Subsidiary Guaranty shall cease to be in full force and effect or any Subsidiary shall so state in writing;

      (l) A Change of Control shall occur;

      (m) Any Security Document shall cease to be in full force and effect or any Pledgor shall so state in writing; or the Administrative Agent, for the benefit of the Banks, shall cease to have a first priority, perfected security interest on all or any portion of the collateral subject or purported to be subject to any Security Document; or

      (n) The Personal Guaranty shall cease to be in full force and effect or Daniel B. Fitzpatrick, or his executors, heirs, devisees or legal representatives, shall so state in writing; or Daniel B. Fitzpatrick, or his executors, heirs, devisees or legal representatives, shall fail to perform and comply in all respects with the covenants and agreements contained in the Personal Guaranty.

      7.2 Action If Event of Default. If an Event of Default described in
Section 7.1(f) or (g) shall occur, the full unpaid principal amount of the Notes and all other amounts due and owing hereunder shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived) and the obligation of the Banks to make Loans or Swing Loans or to issue Letters of Credit shall automatically terminate. If any other Event of Default shall occur and be continuing, the Required Banks, upon written notice to the Borrower, may terminate the Banks' obligation to make Loans, LaSalle's obligation to make Swing Loans and the Issuing Bank's obligation to issue Letters of Credit and may declare the outstanding principal amount of the Notes and all other amounts due and owing hereunder to be due and payable without other notice to the Borrower, presentment, protest or demand of any kind (all of which are hereby waived), whereupon the full unpaid amount of the Loans, the Swing Loans and any and all other amounts, which shall be so declared due and payable shall be and become immediately due and payable.

      7.3 Remedies. The Administrative Agent, personally or by attorney, may in its discretion, proceed to protect and enforce its rights by pursuing any available remedy including a suit or suits in equity or at law, whether for damages or for the specific performance of any obligation, covenant or agreement contained in this Agreement, or in aid of the execution of any power herein or therein granted, or for the enforcement of any other appropriate legal or equitable remedy, as the Administrative Agent shall deem most effectual to collect the payments then due and thereafter to become due under this Agreement, to enforce performance and observance of any obligation, agreement or covenant of the Borrower hereunder or to protect and enforce any of the Administrative Agent's or any Bank's rights or duties hereunder.

      No remedy herein conferred upon or reserved to the Administrative Agent or any Bank is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under any other Loan Document now or hereafter existing at law, in equity or by statute.

      Each Bank agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower hereunder or under any Loan Document, without the prior written consent of the Required Banks or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

                                  ARTICLE VIII.
                                    THE AGENT

      8.1 Appointment and Authorization. Each Bank hereby irrevocably appoints JPMorgan Chase Bank as the administrative agent of such Bank and authorizes the Administrative Agent to act on such Bank's behalf to the extent provided herein or under any of the other Loan Documents or in connection therewith, and to take such other action and exercise such other powers as may be reasonably incidental thereto. Notwithstanding the use of the term "agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Banks' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Banks and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Banks hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.

      8.2 Power. The Administrative Agent shall have and may exercise such powers under this Agreement and any other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Loan Document or applicable law. The Administrative Agent shall not have any implied duties or any obligation to take any action under this Agreement or any other Loan Document except such action as is specifically provided by this Agreement or any other Loan Document to be taken by the Administrative Agent. The Administrative Agent shall act as an independent contractor in performing its obligations as Administrative Agent hereunder and nothing contained herein shall be deemed to create a fiduciary relationship among or between the Administrative Agent and the Borrower or among or between the Administrative Agent and any Bank.

      8.3 Employment of Counsel; etc. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document, and any instrument, agreement or document executed, issued or delivered pursuant hereto or in connection herewith, by or through employees, agents and attorneys-in-fact and shall not be answerable for the default or misconduct of any such employee, agent or attorney-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to rely on advice of counsel (including counsel who are the employees of the Administrative Agent) selected by the Administrative Agent concerning all matters pertaining to the agency hereby created and its duties under any of the Loan Documents.

      8.4 Reliance. The Administrative Agent shall be entitled to rely upon and shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness of any notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, statement, paper, document or writing believed by it to be genuine and to have been signed or sent by the proper Person or Persons, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

      8.5 General Immunity. Neither the Administrative Agent nor any of the Administrative Agent's directors, officers, agents, attorneys or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except that the Administrative Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder and except that no Person shall be relieved of any liability imposed by law for willful misconduct or gross negligence. Without limitation on the generality of the foregoing, the Administrative Agent: (a) shall not be responsible to any Bank for any recitals, statements, warranties or representations under the Loan Documents or any agreement or document relative thereto or for the financial condition of the Borrower; (b) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of any of the Loan Documents; (c) shall not be responsible for the validity, genuineness, creation, perfection or priority of any of the liens created or reaffirmed by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral or other security; (d) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of the Borrower or of any of the terms of any such agreement by any party thereto and shall have no duty to inspect the property (including the books and records) of the Borrower; (e) shall incur no liability under or in respect of any of the Loan Documents or any other document or Collateral by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by the Administrative Agent to be genuine and signed or sent by the proper party; and
(f) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.

      8.6 Credit Analysis. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower in connection with the making of its commitments hereunder and has made, and will continue to make, its own independent appraisal of the creditworthiness of the Borrower. Without limiting the generality of the foregoing, each Bank acknowledges that prior to the execution of this Agreement, it had this Agreement and all other Loan Documents and such other documents or matters as it deemed appropriate relating thereto reviewed by its own legal counsel as it deemed appropriate, and it is satisfied with the form of this Agreement and all other Loan Documents. Each Bank agrees and acknowledges that neither the Administrative Agent nor any of its directors, officers, attorneys or employees makes any representation or warranties about the creditworthiness of the Borrower or with respect to the due execution, legality, validity, genuineness, effectiveness, sufficiency or enforceability of this Agreement or any other Loan Documents, or the validity, genuineness, execution, perfection or priority of Liens created or reaffirmed by any of the Loan Documents, or the validity,

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

genuineness, enforceability, existence, value or sufficiency of any collateral or other security. Each of the Banks shall use its best efforts to provide the other Banks with any credit or other material information which comes into the possession of such Bank on or before a Default or Event of Default or at any time thereafter with respect to the operations, business, property, condition or creditworthiness of the Borrower but no Bank shall have any liability to any other Bank for its inadvertent failure to do so. Each Bank, upon the request of another Bank, shall deliver to such other bank any financial statement, report, certificate or other document required to be delivered to the Banks pursuant to
Section 5.1 which the requesting Bank did not receive. Except as explicitly provided herein, neither the Administrative Agent nor any Bank has any duty or responsibility, either initially or on a continuing basis, to provide any other Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before a Default or an Event of Default or at any time thereafter.

      8.7 Agent and Affiliates. With respect to the Loans made by it and the Notes issued to it, each Agent, in its individual capacity, shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not an Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent, in its individual capacity, and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, or any of its Subsidiaries, and any person or entity who may do business with or own securities of the Borrower, all as if it were not an Agent and without any duty to account therefor to the Banks.

      8.8 Indemnification. The Banks jointly and severally agree to indemnify and hold harmless the Administrative Agent and its officers, directors, employees and agents (to the extent not reimbursed by the Borrower), ratably according to their respective Commitments, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or any of its officers, directors, employees or agents, in any way relating to or arising out of any investigation, litigation or proceeding concerning or relating to the transaction contemplated by this Agreement or any of the other Loan Documents, or any of them, or any action taken or omitted by the Administrative Agent or any of its officers, directors, employees or agents, under any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its officers, directors, employees or agents. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for such Bank's proportionate share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent or its officers, directors, employees or agents in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under any of, the Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

      8.9 Successor Administrative Agent. The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving thirty (30) days' prior written

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notice thereof to the Banks and the Borrower. Upon any such resignation, the
Required Banks shall have the right to appoint a successor Administrative Agent hereunder; provided that prior to the occurrence of a Default the Borrower shall consent (which consent shall not be unreasonably withheld) thereto. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

      8.10 Administrative Agent's Fees. The Borrower agrees to pay to JPMorgan Chase Bank, for its own account, the fees agreed to by the Borrower and JPMorgan Chase Bank pursuant to the Fee Letter, or as otherwise agreed from time to time.

      8.11 Collateral Matters. The Administrative Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to the Security Documents or any collateral thereunder which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Security Documents. The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any collateral (i) upon termination of the Commitments and payment in full of all Loans, all Swing Loans and all other obligations of the Borrower known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (iv) if approved, authorized or ratified in writing by all the Banks. Upon request by the Administrative Agent at any time the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section 8.11, provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this Section 8.11.

      8.12 Agents and Arranger. Notwithstanding anything contained herein which may be construed to the contrary, none of the Syndication Agent, the Documentation Agent and the Arranger shall exercise any of the rights or have any of the responsibilities of the Administrative Agent hereunder, or any other rights or responsibilities other than respective rights and responsibilities as Banks, if applicable, hereunder.

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

                                   ARTICLE IX.
                            AMENDMENT AND RESTATEMENT

      9.1 Amendment and Restatement of Existing Credit Agreement. Quality Dining, Inc., GAGHC, Inc., the Banks, and the Agents agree that, upon the execution and delivery by each of the parties hereto of this Agreement and satisfaction of the conditions set forth in Article III, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provision of this Agreement. It is the intention of the parties to this Agreement that this Agreement not constitute a novation of the obligations under the Existing Credit Agreement and shall not operate as a novation, waiver of any right, power or remedy of the Administrative Agent or any Bank nor constitute an amendment or a waiver of any provision of the Loan Documents, except as expressly set forth herein and shall be limited to the particular instance expressly set forth herein. All Loans and Swing Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans, Swing Loans and Obligations under (and shall be governed by the terms of) this Agreement. From and after the Effective Date, the Existing Credit Agreement shall be amended and restated hereby and all references herein to "hereunder," "hereof," or words of like import and all references in any other Loan Document to the "Credit Agreement" or words of like import shall mean and be a reference to the Existing Credit Agreement as amended and restated hereby and all references in any Loan Document to the "Borrowers" shall be deemed to be a reference to Quality Dining, Inc., as Borrower.

      9.2 Allocation of Loans under Existing Credit Agreement. As of the Effective Date, (i) each of the Banks' Commitments shall equal the amounts set forth opposite such Bank's name in Schedule I, (ii) each such Banks' outstanding Revolving Credit Loans under the Existing Credit Agreement shall be allocated to and thereafter deemed to be Term Loans or Revolving Credit Loans by such Bank under this Agreement as and to the extent provided in Section 2.2 and the Effective Date Borrowing Notice and subject to the reallocation as provided in this Section 9.2, and (iii) the Swing Loans outstanding under the Existing Credit Agreement shall continue as Swing Loans under this Agreement.

      (a) Assignment and Assumption. As of the Effective Date, each of the Banks shall fund, or be deemed to have funded the Term Loans in accordance with
Section 2.2 hereof. In respect of the Revolving Credit Loans remaining outstanding on the Effective Date, after giving effect to any conversion to Terms Loans pursuant to Section 2.2 hereof, each of the Banks whose Revolving Credit Percentage on the Effective Date is less than its "Percentage" (as defined in the Existing Credit Agreement) prior to the Effective Date (the "Assignors") hereby sells and assigns to the other Banks (the "Assignees"), and each of the Assignees hereby purchases and assumes from the Assignors, as of the Effective Date an interest in and to the Assignors' Revolving Credit Commitments, outstanding Revolving Credit Loans, rights and obligations with respect to Letters of Credit, and other obligations in respect thereof and Assignors' rights and obligations under this Agreement in respect thereof, such that after giving effect to such assignment, the Revolving Credit Commitment of each of the Assignees and each of the Assignors shall equal the amounts set forth on Schedule I opposite such Bank's name and the principal amount of each Bank's Revolving Credit Loans outstanding shall be equal to such Bank's Revolving Credit Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. As of the Effective Date, each of the Assignees shall have the rights and obligations of a Bank under

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

the Loan Documents with respect to the rights and obligations assigned to the Assignees hereunder by the Assignors and each of the Assignors shall relinquish its rights and be released from its Obligations under this Agreement with respect to the rights and obligations assigned to the Assignees hereunder and shall retain its rights against the Existing Borrowers under Sections 10.4 and
10.5. The Administrative Agent hereby waives the processing fee for the assignments pursuant to this Section 9.2 provided for in Section 10.10(b) of this Agreement.

      (b) Payment Obligations. On and after the Effective Date, each of the Assignees shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. Each of the Assignees shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, the Assignees shall pay on the Effective Date to the Administrative Agent for the ratable account of the Assignors an amount for each Assignee equal to the principal amount of the portion of all Loans assigned to such Assignee hereunder. Each of the Assignees will also promptly remit to the Administrative Agent for the ratable benefit of the Assignors any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignees hereunder for periods prior to the Effective Date and not previously paid by the Assignees to the Assignors. In the event that any party hereto receives any payment to which any other party hereto is entitled, then the party receiving such amount shall promptly remit it to the Administrative Agent on behalf of the other party hereto. The Administrative Agent shall promptly remit to each Assignor all amounts received on behalf of such Assignor. In no event will the Effective Date occur if the payments required to be made by each of the Assignees to the Administrative Agent for the account of the Assignors under this paragraph (b) are not made on the proposed Effective Date.

      (c) Representations of the Assignors; Limitation of the Assignors' Liability. Each of the Assignors (only as to itself) represents and warrants that with respect to its interest assigned hereby, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the respective Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignors and that the Assignors make no other representation or warranty of any kind to the Assignees. Neither the Assignors nor any of their respective, officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Documents, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, Letters of Credit or the Loan Documents.

      (d) Representations of the Assignees. Each of the Assignees (only as to itself) (i) confirms that as of the Effective Date, it is a Bank under this Agreement and has received a copy of the Agreement and the other Loan Documents, together with copies of the financial statements requested by such Assignee and such other documents and information as it has

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

deemed appropriate to make its own credit analysis and decision to enter into the Agreement; (ii) agrees that it will, independently and without reliance upon JPMorgan Chase Bank or the Assignors or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (iii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

      (e) Indemnity. Each of the Assignees severally agrees to indemnify and hold harmless each of the Assignors against any and all losses, cost and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by it in connection with or arising in any manner from such Assignee's non-performance of the obligations assumed under this Section 9.2.

      (f) Subsequent Assignments. After the Effective Date, each of the Banks shall have the rights pursuant to Section 10.10 of this Agreement to assign the rights which are assigned to such Assignee hereunder to any entity or person, provided that, unless the prior written consent of the Assignors is obtained, the Assignee is not thereby released from its obligations to the Assignors hereunder, if any remain unsatisfied, including, without limitation, its obligations under paragraphs (b) and (e) hereof.

      9.3 Replacement of Notes. The Borrower shall execute and deliver Revolving Credit Notes and Term Notes to each of the Banks and a Swing Line Note to LaSalle. The Notes are issued in substitution for each of the Existing Notes. On the Effective Date: (a) each of the Existing Banks shall return its Existing Note(s) to the Existing Borrowers; (b) each of the Banks shall receive a Revolving Credit Note in the principal amount of such Bank's Revolving Credit Commitment and a Term Note in the principal amount of such Bank's Term Loan; and LaSalle shall receive a new Swing Line Note in the principal amount of the Swing Line Commitment.

      9.4 Security Documents. The Borrower hereby acknowledges and agrees that the Obligations, including the Notes, all Loans and Swing Loans now outstanding or hereafter made hereunder and all amounts now or hereafter owing to the Administrative Agent, the Issuing Bank and the Banks under or pursuant to this Agreement or any other Loan Document and all Rate Hedging Obligations owing by the Borrower and/or its Subsidiaries to the Banks or any Bank, shall be secured under and pursuant to the Pledge Agreement, the Security Agreement and each and every other Security Document and that all references therein to the "Credit Agreement" shall be deemed a reference to this Agreement and all capitalized terms not otherwise defined therein shall have the meanings ascribed thereto in this Agreement.

      9.5 Release of Excluded Assets. The Banks irrevocably authorize and direct the Administrative Agent to release any Lien granted to or held by the Administrative Agent under any Security Document upon any Excluded Assets, whether by amendment to such Security Documents or otherwise. For purposes hereof, "Excluded Assets" shall mean all right, title and interest of any Pledgor in any contract or any General Intangible (as defined in the Security Agreement), or any copyright license or trademark license arising under any contract to the extent that such contract prohibits the grant of a security interest in such contract without the

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

consent of any other party thereto or would give any other party to such contract the right to terminate its obligations thereunder (it being understood that the foregoing shall not be deemed to obligate such Pledgor to obtain such consents).

      9.6 Release of Excluded Subsidiaries. The Banks irrevocably authorize and direct the Administrative Agent to release the Excluded Subsidiaries identified on Annex VIII hereto from the Subsidiary Guaranty and to release any Lien upon any assets of such Excluded Subsidiaries granted by such Excluded Subsidiaries to the Administrative Agent under any Security Document.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.1 Waivers, Amendments; etc. The provisions of this Agreement, including the closing conditions set forth herein, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Banks; provided, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in
Article III, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment, including any scheduled repayment, of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, or (f) amend this Section
10.1 or (g) except as specifically permitted hereby or thereby, release or impair the security interest in any of the collateral granted to the Administrative Agent, for the benefit of the Banks, under the Security Documents or discharge any Subsidiary Guarantor; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

      No failure or delay on the part of the Administrative Agent, any Bank or the holder of any Note in exercising any power or right under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

      10.2 Payment Dates. Whenever any payment to be made hereunder by or to the Banks or to the holder of any Note shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

      10.3 Notices. All communications and notices provided under this Agreement shall be in writing by mail, telecopy or personal delivery and if to the Borrower addressed or delivered to the Borrower at its address shown on the signature page hereof or if to the Administrative Agent

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

or the Banks delivered to it at the address shown on the signature page hereof, or to any party at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed properly addressed, shall be deemed given upon the third Business Day after the placing thereof in the United States mail, postage prepaid; any notice shall be deemed given when transmitted by telecopier or when personally delivered.

      10.4 Costs and Expenses. The Borrower agrees to pay, or reimburse, the Administrative Agent for all reasonable expenses for the preparation of this Agreement, including exhibits, and the Loan Documents and any amendments hereto or thereto or consents or waivers hereunder or thereunder as may from time to time hereafter be required thereby or by the transactions contemplated hereby, including, but not limited to, the fees and out-of-pocket expenses of the Administrative Agent, charges and disbursements of special counsel to the Administrative Agent from time to time incurred in connection with the preparation and execution of this Agreement and any document relevant to this Agreement, including the Loan Documents, any amendments hereto or thereto, or consents or waivers hereunder or thereunder, and the consideration of legal questions relevant hereto and thereto. The Borrower agrees to pay, or reimburse, the Administrative Agent and each Bank upon demand for all reasonable costs and expenses (including attorneys', auditors' and accountants' fees and expenses) arising out of the transactions contemplated by this Agreement and the Loan Documents, in connection with any work-out or restructuring of the transactions contemplated hereby and by the Loan Documents and any collection or enforcement of the obligations of the Borrower hereunder or thereunder, whether or not suit is commenced, including, without limitation, reasonable attorneys' fees and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of the Borrower under this Section 10.4 shall survive any termination of this Agreement.

      10.5 Indemnification.

      (a) In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Banks, the Borrower agrees to indemnify, exonerate and hold the Administrative Agent, each Bank and their respective officers, directors, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, claims, damages, penalties, judgments, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements and all expenses of litigation or preparation therefor whether or not the Administrative Agent or such Bank is a party thereto (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

            (i) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds of any Loan or Swing Loan, or

            (ii) the execution, delivery, performance or enforcement of this Agreement, the Loan Documents or any document executed pursuant hereto or thereto by any of the Indemnified Parties,

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

except for any such Indemnified Liabilities arising on account of such Indemnified Party's breach of contract or such Indemnified Party's gross negligence or willful misconduct in violation of law or in tort.

      (b) The Borrower acknowledges and reaffirms its obligations and liability under the Environmental Indemnity and confirms that each reference to Property in such Environmental Indemnity shall refer to and include any and all Property now owned, leased or utilized, or heretofore or hereafter owned, leased or utilized, by any of the Indemnitors thereunder. Notwithstanding the foregoing, the representations and warranties of the Indemnitors in the Environmental Indemnity, but not the liabilities and obligations of the Indemnitors to indemnify the Indemnitees thereunder, are subject in all respects to the disclosure contained in Annex IX.

      (c) The provisions of this Section 10.5 shall survive termination of this Agreement and payment in full of the Notes.

      10.6 Severability. Any provision of this Agreement or the Notes executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Notes or affecting the validity or enforceability of such provision in any other jurisdiction.

      10.7 Cross-References. References in this Agreement to any Section or Article are, unless otherwise specified, to such Section or Article of this Agreement.

      10.8 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

      10.9 Governing Law. This Agreement and the Notes shall each be deemed to be a contract made under and governed by the internal laws (and not the law of conflicts) of the State of Indiana.

      10.10 Successors and Assigns. (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns except that: (i) the Borrower may not assign or transfer its rights hereunder without the prior written consent of each of the Banks; and (ii) any assignment by a Bank must be made in compliance with subsection (b) below. Notwithstanding clause (ii) of this subsection (a), any Bank may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. Except to the extent otherwise required by its context, the word "Bank" where used in this Agreement shall mean and include any such assignee and such assignee shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

      (b) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or a portion of its Revolving Credit Commitments, all Loans owing to it, all of its participation interests in existing Letters of Credit and its obligation to participate in additional Letters of

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

Credit hereunder and its rights and obligations under this Agreement in respect thereof in accordance with the provisions of this subsection (b). Each assignment shall be of a constant, and not a varying, ratable percentage of the assigning Bank's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit G hereto and shall not be permitted hereunder unless (i) such assignment is for all of such Bank's Revolving Credit Commitment and the rights and obligations under this Agreement related thereto or (ii) the amount of the Revolving Credit Commitment assigned by the assigning Bank pursuant to each assignment shall be at least $10,000,000 and the amount of the Revolving Credit Commitment retained by the assigning Bank shall be at least $10,000,000. The consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a transferee which is not a Bank or an Affiliate thereof if at the time of such assignment no Event of Default shall have occurred and is continuing. In addition, the consent of the Borrower shall be required (which consent shall not be unreasonably withheld or delayed) prior to an assignment becoming effective if such assignment is at a time when no Default or Event of Default has occurred and is continuing. Upon
(i) delivery to the Administrative Agent of an executed Assignment Agreement, together with any required consents and (ii) payment of a $2,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment Agreement. On and after the effective date of such assignment, such transferee, if not already a Bank, shall for all purposes be a Bank party to this Agreement and any other Loan Documents executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the Revolving Credit Commitment, Loans and Letter of Credit participations assigned to such transferee Bank. Upon the consummation of any assignment pursuant to this Section 10.10, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such transferee Bank, in each case in principal amounts reflecting their Revolving Credit Commitment and Term Loan, as adjusted pursuant to such assignment.

      (c) Each Bank may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it, its interest as an issuer with respect to Letters of Credit, its participations in Letters of Credit and its obligation to participate in additional Letters of Credit hereunder); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Section 2.5 to the extent of the Bank selling such participation and the Borrower's aggregate obligations with respect to Section 2.5 shall not be increased by reason of such participation, and (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right (and shall not limit its rights) to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder (to the extent such participants are entitled to such fees) or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal of or interest on the Loans).

      10.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      10.12 USA Patriot Act Notice. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the USA Patriot Act.

      10.13 Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY INDIANA STATE OR FEDERAL COURT SITTING IN SOUTH BEND, INDIANA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH INDIANA STATE OR FEDERAL COURT. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING BY UNITED STATES CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OF COPIES OF SUCH PROCESS TO THE BORROWER'S ADDRESS SPECIFIED IN SECTION 10.3. THE BORROWER AGREES THAT A JUDGMENT, FINAL BY APPEAL OR EXPIRATION OF TIME TO APPEAL WITHOUT AN APPEAL BEING TAKEN, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS
SECTION 10.13 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      10.14 Waiver of Jury Trial. THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   QUALITY DINING, INC.
                                   Address: 4220 Edison Lakes Parkway
                                            Mishawaka, Indiana  46545
                                            Attention: John C. Firth
                                            Executive Vice President, General
                                            Counsel and Secretary

                                   By: /s/ JOHN C. FIRTH
                                         John C. Firth
                                         Executive Vice President, General
                                         Counsel and Secretary

                                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its individual capacity and as Administrative Agent
                                   Address: 707 Travis Street
                                            TX2-NO78
                                            Houston, TX 77002
                                            Attention: Michael Costello

                                   By: /s/ ROBERT L. MENDOZA
                                         Name: Robert L. Mendoza
                                         Title: Vice President

                                   BANK OF AMERICA NATIONAL ASSOCIATION
                                   Address: 600 Peachtree Street, NE,
                                            19th Floor
                                            Atlanta, GA 30303
                                            Attention: Daniel Holland

                                   By: /s/ BOBBY RYAN OLIVER, JR.
                                         Name: Bobby Ryan Oliver, Jr.
                                         Title: Vice President

                                   LASALLE BANK NATIONAL ASSOCIATION
                                   Address: 135 South LaSalle
                                            Suite 223
                                            Chicago, IL 60603
                                            Attention: David Knapp

                                   By: /s/ RICARDO LOPEZ JR.
                                         Name: Ricardo Lopez Jr.
                                         Title: Commercial Banking Officer

                                   NATIONAL CITY BANK OF INDIANA
                                   Address: 310 W. McKinley Ave.
                                            Mishawaka, IN 46545
                                            Attention: Tim Miller

                                   By: /s/ TIMOTHY E. MILLER
                                         Name: Timothy E. Miller
                                         Title: Vice President

                                   THE NORTHERN TRUST COMPANY
                                   Address: 50 S. LaSalle Street
                                            Chicago, IL 60675
                                            Attention: Art Fogel

                                   By: /s/ LAURIE A. KIETA
                                         Name: Laurie A. Kieta
                                         Title: Vice President

Solely for the purpose of acknowledging and agreeing to the amendment to the Credit Agreement as provided in Article IX and the removal of GAGHC, Inc. as a borrower:

GAGHC, INC.

By: /s/ JOHN C. FIRTH
      Name: John C. Firth
      Title: Executive V.P., General Counsel, and Secretary

                                   SCHEDULE I

                        COMMITMENTS AS OF EFFECTIVE DATE

                           Revolving                                         Revolving
                            Credit          Term Loan         Swing Line      Credit
Bank                      Commitment        Commitment        Commitment     Percentage   Percentage
---------------------   ---------------   ---------------   --------------   ----------   ----------
JP Morgan Chase Bank,   $  5,750,000.00   $  8,750,000.00               --    28.75000%    25.00000%
National Association

Bank of America,        $  5,750,000.00   $  8,750,000.00               --    28.75000%    25.00000%
National Association

National City Bank of   $  3,833,333.34   $  5,833,333.34               --    19.16667%    16.66667%
Indiana

The Northern Trust      $  3,833,333.33   $  5,833,333.33               --    19.16667%    16.66667%
Company

LaSalle Bank National   $    833,333.33   $  5,833,333.33   $ 3,000,000.00     4.16666%    16.66666%
Association
                        ---------------   ---------------   --------------
  TOTAL                 $ 20,000,000.00   $ 35,000,000.00   $ 3,000,000.00

                                     ANNEX I

     LIST OF JURISDICTIONS IN WHICH THE BORROWER IS QUALIFIED TO DO BUSINESS

Corporation:                  Jurisdiction:
-----------                   ------------
Quality Dining, Inc.          Indiana*
                              Michigan
                              Ohio

----------
*State of Incorporation

                                    ANNEX II

          LIST OF SUBSIDIARIES; JURISDICTION OF INCORPORATION AND STOCK
                                    OWNERSHIP

                               JURISDICTION OF    JURISDICTIONS
                                INCORPORATION    QUALIFIED TO DO
    CORPORATE ENTITY           OR ORGANIZATION      BUSINESS                    STOCK OWNERSHIP
----------------------------   ---------------  -------------------  ----------------------------------------
Bravogrand, Inc.                   Indiana      IN, MI               Bravokilo, Inc. (100%)
                                                                     1,000 shares Issued
Bravokilo, Inc.                    Indiana      IN, MI               Quality Dining, Inc. (100%)
                                                                     243 Shares Issued & Outstanding
Chili's Of Christiana, Inc.       Delaware      DE, IN               Southwest Dining, Inc. (100%)
                                                                     100 Shares Issued & Outstanding
Chili's Of Mount Laurel, Inc.    New Jersey     IN, NJ               Southwest Dining, Inc. (100%)
                                                                     100 Shares Issued & Outstanding
Full Service Dining, Inc.          Indiana      IN, MI, OH           Southwest Dining, Inc. (100%)
                                                                     106.648 Shares Issued & Outstanding
GAGHC, Inc.                       Delaware      DE, IN               Southwest Dining, Inc. (100%)
                                                                     100 Shares Issued & Outstanding
Grady's American Grill, L.P.        Texas       TX                   1% Interest-General Partner-Grady's
                                                                     American Grill Restaurant Corporation
                                                                     99% Interest-Limited Partner-GAGHC, Inc.
Grady's American Grill             Indiana      AR, FL, GA, IN, MI,  Southwest Dining, Inc. (100%)
Restaurant Corporation                          MS, NC, NJ, OH, OK,  100 Shares Issued & Outstanding
                                                TN, TX
Grady's, Inc.                     Tennessee     AL, IN, TN           Southwest Dining, Inc. (100%)
                                                                     9,970 Shares Issued & Outstanding
Grayling Corporation              Delaware      DE, IN, NJ, PA       Southwest Dining, Inc. (100%)
                                                                     1,098.90 Shares Issued & Outstanding
Grayling Management               Virginia      IN, VA               Southwest Dining, Inc. (100%)
Corporation                                                          1,098.90 Shares Issued & Outstanding
QDI Management, LLC                Indiana      IN, MI               Quality Dining, Inc, 100% Membership
                                                                     Units
Southwest Dining, Inc.             Indiana      IN, MI, OH           Quality Dining, Inc. (100%)
                                                                     100 Shares Issued & Outstanding
Tri-State Construction Co.         Indiana      IN, MI, NJ, OH, PA   Southwest Dining, Inc. (100%)
Inc.                                                                 166-2/3 Shares Issued & Outstanding

                                    ANNEX III

                               INDEBTEDNESS; LIENS

Loans in the original aggregate principal amount of $49,066,000 (of which $41,947,399 is outstanding as of 2/20/05) to the SPE's secured by the record owner's (for owned sites) or tenant's (for leased sites) interest in franchise agreements, improvements and equipment located at:

    STORE NO.            STORE ADDRESS
-----------------   --------------------------
Burger King 8203    6225 Lima Road
                    Fort Wayne, IN 46818
Burger King 8664    1205 East Market Street
                    Nappanee, IN 46550
Burger King 8665    1436 West Plymouth Street
                    Bremen, IN 46506
Burger King 9012    1105 West 7th Street
                    Auburn, IN 46706
Burger King 9028    8180 Mason Street
                    Newaygo, MI 49337
Burger King 9157    334 North 13th Street
                    Decatur, IN 46733
Burger King 9349    2037 US 31
                    Plymouth, IN 46563
Burger King 9461    3733 North M-140
                    Watervliet, MI 49098
Burger King 9640    2190 Holton Road
                    North Muskegon, MI 49445
Burger King 9713    1610 North Meridian
                    Portland, IN 47371
Burger King 10436   324 East Jefferson Street
                    Fort Wayne, IN 46802
Burger King 10568   4014 Elkhart Road
                    Goshen, IN 46526
Burger King 11248   151 South Zeeb Road
                    Ann Arbor, MI 48103
Burger King 11365   413 East Dupont Road
                    Fort Wayne, IN 46845
Burger King 11739   5202 East 1200 North
                    Syracuse, IN 46567
Chili's 59          3465 U.S. Route 1
                    West Windsor, NJ 08540
Chili's 60          610 Commerce Blvd.
                    Fairless Hills, PA 19030

  STORE NO.             STORE ADDRESS
------------        -----------------------
Chili's 61          4305 Blackhorse Pike
                    Hamilton, NJ 08330
Chili's 62          1906 West Route 70
                    Cherry Hill, NJ 08002
Chili's 63          26 Quarry Road
                    Downingtown, PA 19335
Chili's 64          4147 Concord Pike
                    Wilmington, DE 19803
Chili's 100         4810 Grape Road
                    Mishawaka, IN 46545
Chili's 300         6505 Centers Drive
                    Holland, OH 43528
Chili's 400         317 E. Coliseum Blvd.
                    Fort Wayne, IN 46805
Chili's 500         6195 S. Westnedge
                    Portage, MI 49002
Chili's 600         4580 28th Street
                    Kentwood, MI 49512
Chili's 700         4801 Talmadge Road
                    Toledo, OH 43623
Chili's 800         3980 State Road 26 East
                    Lafayette, IN 47905
Chili's 900         600 N. Green River Road
                    Evansville, IN 47715
Chili's 1000        Bay Towne Plaza
                    Saginaw, MI 48603
Chili's 1100        4162 Miller Road
                    Flint, MI 48458
Chili's 1200        5200 Milan Road
                    Sandusky, OH 44870
Chili's 1300        2670 Crossing Circle
                    Traverse City, MI 49684
Chili's 1400        5300 Franklin St.
                    Michigan City, IN 46360

Land Contract:       $   144,483 (as of 2/20/05)

Letters of Credit:   $ 1,980,000 (as of 2/20/05)

Burger King Capitalized Lease Obligations:

BURGER KING    BALANCE
 STORE NO.     2/20/05
-----------  -----------
   5298      $    62,102
   5397      $    66,688
   5987      $   122,089
   6574      $   178,656
   7055      $   329,073
    467      $    82,194
   5193      $    56,314
   7113      $   219,018
   7433      $   308,999
   5988      $   123,726
    810      $   214,975
    988      $   440,503
   5118      $    49,153
   5603      $   110,096
   5250      $    60,431
   5323      $    66,590
   5753      $   113,892
   5790      $   132,320
   7014      $   212,470
             -----------
  TOTALS     $ 2,949,289
             ===========

Lien on Quality Dining, Inc.'s membership interest in Six Edison Lakes, L.L.C. granted to Cressy Land Planning Associates

                                    ANNEX IV

                                   INVESTMENTS

Quality Dining, Inc. owns a Fifty Percent (50%) interest in Six Edison Lakes, L.L.C.

                                     ANNEX V

                          DESCRIPTION OF SUBJECT ASSETS

    STORE NO.            STORE ADDRESS
-----------------   --------------------------
Burger King 8203    6225 Lima Road
                    Fort Wayne, IN 46818
Burger King 8664    1205 East Market Street
                    Nappanee, IN 46550
Burger King 8665    1436 West Plymouth Street
                    Bremen, IN 46506
Burger King 9012    1105 West 7th Street
                    Auburn, IN 46706
Burger King 9028    8180 Mason Street
                    Newaygo, MI 49337
Burger King 9157    334 North 13th Street
                    Decatur, IN 46733
Burger King 9349    2037 US 31
                    Plymouth, IN 46563
Burger King 9461    3733 North M-140
                    Watervliet, MI 49098
Burger King 9640    2190 Holton Road
                    North Muskegon, MI 49445
Burger King 9713    1610 North Meridian
                    Portland, IN 47371
Burger King 10436   324 East Jefferson Street
                    Fort Wayne, IN 46802
Burger King 10568   4014 Elkhart Road
                    Goshen, IN 46526
Burger King 11248   151 South Zeeb Road
                    Ann Arbor, MI 48103
Burger King 11365   413 East Dupont Road
                    Fort Wayne, IN 46845
Burger King 11739   5202 East 1200 North
                    Syracuse, IN 46567
Chili's 59          3465 U.S. Route 1
                    West Windsor, NJ 08540
Chili's 60          610 Commerce Blvd.
                    Fairless Hills, PA 19030
Chili's 61          4305 Blackhorse Pike
                    Hamilton, NJ 08330
Chili's 62          1906 West Route 70
                    Cherry Hill, NJ 08002
Chili's 63          26 Quarry Road
                    Downingtown, PA 19335

  STORE NO.             STORE ADDRESS
------------        --------------------------
Chili's 64          4147 Concord Pike
                    Wilmington, DE 19803
Chili's 100         4810 Grape Road
                    Mishawaka, IN 46545
Chili's 300         6505 Centers Drive
                    Holland, OH 43528
Chili's 400         317 E. Coliseum Blvd.
                    Fort Wayne, IN 46805
Chili's 500         6195 S. Westnedge
                    Portage, MI 49002
Chili's 600         4580 28th Street
                    Kentwood, MI 49512
Chili's 700         4801 Talmadge Road
                    Toledo, OH 43623
Chili's 800         3980 State Road 26 East
                    Lafayette, IN 47905
Chili's 900         600 N. Green River Road
                    Evansville, IN 47715
Chili's 1000        Bay Towne Plaza
                    Saginaw, MI 48603
Chili's 1100        4162 Miller Road
                    Flint, MI 48458
Chili's 1200        5200 Milan Road
                    Sandusky, OH 44870
Chili's 1300        2670 Crossing Circle
                    Traverse City, MI 49684
Chili's 1400        5300 Franklin St.
                    Michigan City, IN 46360

                                    ANNEX VI

                            LIST OF EXCLUDED PROPERTY

              Grady's American Grill Restaurant subject to Sublease

 No.                 Address
----  ---------------------------------------------
GR11  4525 Beltline Rd., Dallas, TX 75244
GR14  227 Semoran Blvd., Winter Park, FL  32792
GR25  3011 High Point Road,  Greensboro, NC  27403
GR57  10225 Research Blvd., #4000, Austin, TX 78759

                    Locations where Landlord Refused Consent

  No.              Landlord                       Location
-------  -------------------------------  ----------------------------
 BK519   Burger King Corporation          823 East Michigan Avenue
                                          Ypsilanti, MI 48198
BK 527   Burger King Corporation          20905 Ecorse Road
                                          Taylor, MI 48180
 BK637   Burger King Corporation          28333 Ford Road
                                          Garden City, MI 48135
 BK764   Burger King Corporation          1205 S. Woodward Avenue
                                          Royal Oak, MI 48126
 BK889   Burger King Corporation          2170 Rawsonville Road
                                          Belleville, MI 48111
BK8834   Vanderstel, Polly                5260 Eastern Ave., S.E.
                                          Kentwood, MI 49546
BK9303   LTB, L.L.C.                      4751 14 Mile Road, N.E.
                                          Rockford, MI  49341
BK9487   Venturer Group, LLC              9730 Adams Street
                                          Holland, MI 49424
BK9672   Vanderstel, Polly                31 44th Street
                                          Grandville, MI  49418
BK11347                                   5822 Telegraph Road
                                          Taylor, MI  48180
BK13005  LTB, L.L.C.                      990 44th St., S.W.
                                          Wyoming, MI  49509
 CH 52                                    312 W. Lancaster Avenue
                                          Wayne, PA  19087
 CH66    Filbert Street Associates, L.P.  1239 Filbert Street
                                          Philadelphia, PA  19107
CH2100   GGP-Grandville L.L.C.            3700 River Town Parkway, S.W.
                                          Suite #1000
                                          Grandville, MI  49418
  GR3    Regency Centers, L.P.            2490 Briarcliffe Rd., N.E.
                                          Atlanta, GA  30329

                                    ANNEX VII

                           AFFILIATED LEASE AGREEMENTS

                                                        % of
                             Member of Management     Ownership
    Affiliated Lessor        Affiliated with Lessor  of Affiliate  Properties Subject to Lease
---------------------------  ----------------------  ------------  ---------------------------
Bendan Properties, LLC       Daniel B. Fitzpatrick      41.7%       BK00328, BK00467, BK01606,
                             Ezra H. Friedlander       30.64%       BK04124, BK04216, BK04276,
                             James K. Fitzpatrick        1.8%       BK04505, BK05193, BK05298,
                             Gerald O. Fitzpatrick       1.8%       BK05397, BK05398, BK05987,
                                                                    BK06574, BK06622, BK07055,
                                                                    BK07113, BK07433
BK Fort Wayne Properties,    Daniel B. Fitzpatrick      60.0%       BK05250, BK05323, BK05413,
LLC                          Ezra H. Friedlander      13.333%       BK05753, BK05790, BK06389,
                             James K. Fitzpatrick       20.0%       BK06485, BK07014, BK07060
BK Muskegon Properties, LLC  Daniel B. Fitzpatrick      55.0%       BK00300, BK00458, BK05188,
                             Ezra H. Friedlander       16.67%       BK05988, BK06843
                             James K. Fitzpatrick       20.0%
Fitzpatrick Properties, LLC  Daniel B. Fitzpatrick     100.0%       BK00810, BK00988, BK02148,
                                                                    BK02624, BK04102, BK05118,
                                                                    BK05603, BK06296
F&S Properties, LLC          Daniel B. Fitzpatrick      75.0%       BK04435
                             Ezra H. Friedlander       16.67%
J&B Real Estate Company      Daniel B. Fitzpatrick      50.0%       BK03172
Silver Creek Plaza, Inc.     Daniel B. Fitzpatrick      50.0%       BK08448
                             Ezra H. Friedlander       33.33%
Burger Management South      Daniel B. Fitzpatrick      50.0%       Airplane
Bend #3, Inc.                Ezra H. Friedlander        25.0%
                             James K. Fitzpatrick       25.0%
Shon-Cass                    William Schonsheck         51.0%       BK509
William Schonsheck           William Schonsheck        100.0%       BK4814

                                   ANNEX VIII

                              EXCLUDED SUBSIDIARIES

        Subsidiary               Total Assets
-------------------------------  ------------
Chili's of Christiana, Inc.          -0-
Chili's of Mount Laurel, Inc.        -0-
GAGHC, Inc.                       $ 339,532
Grady's American Grill, L.P.         -0-
Grady's Inc.                      $ 155,949
Grayling Management Corporation      -0-
Tri-State Construction Co. Inc.      -0-

                                    ANNEX IX

                              ENVIRONMENTAL MATTERS

2320 Oregon Avenue, Philadelphia, PA 19145:

The Quartermaster Plaza Shopping Center consists of approximately 44 acres of vacant land which was previously owned by the United States Army. It is contaminated with petroleum constituents and is currently being remediated. The Pennsylvania Department of Environmental Protection has required, inter alia, a vapor barrier system be installed beneath all building foundations. Grayling Corporation is complying with The Philadelphia Department of Environmental Protection's requirements for developing a Chili's Grill & Bar restaurant on this site.

1275 Hilltop Road, St. Joseph, MI  49085 (CH #1700):

This property is contaminated due to leaking underground gasoline and diesel storage tanks. The Seller agreed to remediate the property according to Michigan law. Southwest Dining, Inc. constructed its Chili's Grill & Bar restaurant pursuant to a Site Specific Safety Plan designed to meet the requirements of the Occupational Safety and Health Administration Standard for Hazardous Waste and Emergency Response Operations.

                                    EXHIBIT A

                         [FORM OF REVOLVING CREDIT NOTE]

                              REVOLVING CREDIT NOTE

$__________                                                   ____________, 2005
                                                              Mishawaka, Indiana

      FOR VALUE RECEIVED, QUALITY DINING, INC., an Indiana corporation (together with its successors and assigns, the "Borrower"), hereby promises to pay to ____________________ (the "Holder"), the principal sum of __________ DOLLARS
($__________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans (as defined in the hereinafter defined Credit Agreement) made by the Holder to the Borrower under the Credit Agreement, on the Maturity Date (as defined in the Credit Agreement) and to pay interest on the unpaid principal amount of each Revolving Credit Loan, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Administrative Agent (as defined in the Credit Agreement) to such domestic account as the Administrative Agent may designate. The date, amount and type of each Revolving Credit Loan made by the Holder to the Borrower and each payment made on account of the principal thereof, shall be recorded by the Holder on its books and, prior to any transfer of this Note, endorsed by the Holder on the schedule attached hereto or any continuation thereof; provided that the Holder's failure to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

      This Note is one of the Notes referred to in the Fifth Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of April 13, 2005 by and between the Borrower, the banks party thereto (the "Banks"), and JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), which amends and restates the Fourth Amended and Restated Revolving Credit Agreement dated as of May 30, 2002, as amended (the "Existing Credit Agreement"), by and between Quality Dining, Inc. and GAGHC, Inc., as borrowers (the "Existing Borrowers"), the banks party thereto, and JPMorgan Chase Bank, National Association, as administrative agent for such Banks. This Note, together with the Term Note issued to the Holder pursuant to the Credit Agreement, is issued in substitution for a Promissory Note dated May 30, 2002 (the "Existing Note") issued by the Existing Borrowers pursuant to the Existing Credit Agreement. This Note does not constitute a novation of the obligations under the Existing Note. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of the Revolving Credit Loans evidenced by this Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

      This Note is secured by a Subsidiary Guaranty issued by certain Wholly-Owned Subsidiaries of Quality Dining, Inc. in favor of the Administrative Agent for the benefit of the Banks, by certain assets of the Borrower and its Subsidiaries pursuant to the Pledge Agreement, the Security Agreement and the other Security Documents and may now or hereafter be secured by one or more other security agreements, pledge agreements, assignments, mortgages, guaranties, instruments or agreements of the Borrower or any other Person.

      The Borrower hereby waives demand, presentment, protest and notice of nonpayment and protest.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF INDIANA.

                                 QUALITY DINING, INC.

                                 By: ___________________________________________
                                       John C. Firth
                                       Executive Vice President, General Counsel
                                        and Secretary

                           Schedule to Promissory Note

                                                      Date Principal
Date of Advance  Amount of Advance  Type of Advance  of Advance Repaid
---------------  -----------------  ---------------  -----------------

                                    EXHIBIT B

                               NOTICE OF BORROWING

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
707 Travis Street
TX2-NO78
Houston, TX 77002
Attention:  Michael Costello

                                                               ___________, 2005
                                                                (Date of Notice)

Ladies and Gentlemen:

      The undersigned, Quality Dining, Inc., an Indiana corporation, refers to the Fifth Amended and Restated Credit Agreement dated as of April 13, 2005 (said Fifth Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time being the "Agreement") by and between Quality Dining, Inc. as borrower, the banks party thereto and JPMorgan Chase Bank, National Association, as administrative agent. The terms used herein shall have the meanings ascribed thereto in the Agreement. Pursuant to the terms of the Agreement the undersigned hereby requests a Revolving Credit Loan under the Agreement, and in that connection sets forth below the information relating to such Revolving Credit Loan (the "Proposed Borrowing"):

      (i) The borrowing date (which shall be a Business Day) of the Proposed Borrowing is __________, 20__.

      (ii) The aggregate amount of the Proposed Borrowing is $__________.

      (iii) The Proposed Borrowing is to be made as the following Type(s) of
      Loan:

            (A) $__________ Base Rate Loan; or

            (B) $__________ LIBOR Base Loan.

      (iv) If the Proposed Borrowing is to be made as a LIBOR Base Loan, the Interest Period applicable thereto is ___ months.

      The undersigned confirms that the conditions precedent set forth in
Article III of the Agreement are satisfied as of the date hereof.

                                          QUALITY DINING, INC.

                                          By:  _______________________________
                                               Its:  _________________________

                                    EXHIBIT C

                               [FORM OF TERM NOTE]

                                    TERM NOTE

$___________                                                  ____________, 2005
                                                              Mishawaka, Indiana

      FOR VALUE RECEIVED, QUALITY DINING, INC., an Indiana corporation (together with its successors and assigns, the "Borrower"), hereby promises to pay to ____________________ (the "Holder"), the principal sum of __________ DOLLARS
($__________) on the Maturity Date (as defined in the Credit Agreement) and to pay interest on the unpaid principal amount hereof, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Administrative Agent (as defined in the Credit Agreement) to such domestic account as the Administrative Agent may designate.

      This Note is one of the Notes referred to in the Fifth Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of April 13, 2005 by and between the Borrower, the banks party thereto (the "Banks"), and JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), which amends and restates the Fourth Amended and Restated Revolving Credit Agreement dated as of May 30, 2002, as amended (the "Existing Credit Agreement"), by and between Quality Dining, Inc. and GAGHC, Inc., as borrowers (the "Existing Borrowers"), the banks party thereto, and JPMorgan Chase Bank, National Association, as administrative agent for such Banks. This Note, together with the Revolving Credit Note issued to the Holder pursuant to the Credit Agreement, is issued in substitution for a Promissory Note dated May 30, 2002 (the "Existing Note") issued by the Existing Borrowers pursuant to the Existing Credit Agreement. This Note does not constitute a novation of the obligations under the Existing Note. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of the Term Loans evidenced by this Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms specified therein.

      This Note is secured by a Subsidiary Guaranty issued by certain Wholly-Owned Subsidiaries of Quality Dining, Inc. in favor of the Administrative Agent for the benefit of the Banks, by certain assets of the Borrower and its Subsidiaries pursuant to the Pledge Agreement, the Security Agreement and the other Security Documents and may now or hereafter be secured by one or more other security agreements, pledge agreements, assignments, mortgages, guaranties, instruments or agreements of the Borrower or any other Person.

      The Borrower hereby waives demand, presentment, protest and notice of nonpayment and protest.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF INDIANA.

                                   QUALITY DINING, INC.

                                   By: _________________________________________
                                       John C. Firth
                                       Executive Vice President, General Counsel
                                         and Secretary

                                    EXHIBIT D

                         EFFECTIVE DATE BORROWING NOTICE

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
707 Travis Street
TX2-NO78
Houston, TX 77002
Attention:  Michael Costello

                                                                 _________, 2005
                                                                (Date of Notice)

Ladies and Gentlemen:

      The undersigned, Quality Dining, Inc., an Indiana corporation, refers to the Fifth Amended and Restated Credit Agreement dated as of April 13, 2005 (said Fifth Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time being the "Agreement") by and between Quality Dining, Inc. as borrower, the banks party thereto and JPMorgan Chase Bank, National Association, as administrative agent. The terms used herein shall have the meanings ascribed thereto in the Agreement.

      The Borrower hereby certifies to the Administrative Agent and the Banks that the conditions precedent set forth in Article III of the Agreement have been satisfied and that the Effective Date is ________, 2005.

      The Borrower hereby requests that the Banks make Revolving Credit Loans and Term Loans under the Credit Agreement on April 14, 2005 and that the principal amount of Loans outstanding immediately following such borrowings shall be as follows:

                                                    Principal Amount Outstanding

Term Loans, constituting Base Rate Loans                 $________________
Revolving Credit Loans, constituting Base Rate
Loans                                                    $________________

                                          QUALITY DINING, INC.

                                          By:
                                                Name:  __________________
                                                Title: __________________

                                    EXHIBIT E

                            [FORM OF SWING LINE NOTE]

                                 SWING LINE NOTE

$3,000,000.00                                                   __________, 2005
                                                        __________,_____________

      FOR VALUE RECEIVED, QUALITY DINING, INC., an Indiana corporation (the "Borrower"), hereby promises to pay to LASALLE BANK NATIONAL ASSOCIATION (the "Holder"), the principal sum of THREE MILLION DOLLARS ($3,000,000), or such lesser amount as shall equal the aggregate unpaid principal amount of the Swing Loans (as defined in the hereinafter defined Credit Agreement) made by the Holder to the Borrower under the Credit Agreement, on the Termination Date (as defined in the Credit Agreement) and to pay interest on the unpaid principal amount of each Swing Loan, for the period commencing on the date of such Swing Loan until such Swing Loan shall be paid in full at the rates per annum and on the dates provided in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Holder to such domestic account as the Holder may designate. The date, amount and type of each Swing Loan made by the Holder to the Borrower and each payment made on account of the principal thereof, shall be recorded by the Holder on its books and, prior to any transfer of this Note, endorsed by the Holder on the schedule attached hereto or any continuation thereof; provided that the Holder's failure to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

      This Note is the Swing Line Note referred to in the Fifth Amended and Restated Revolving Credit Agreement dated as of April 13, 2005 (the "Credit Agreement") by and between the Borrower, the banks party thereto (the "Banks") and JP Morgan Chase Bank, as administrative agent, which amends and restates the Fourth Amended and Restated Revolving Credit Agreement dated as of May 30, 2002, as amended (the "Existing Credit Agreement"), by and between Quality Dining, Inc. and GAGHC, Inc., as borrowers (the "Existing Borrowers"), the banks party thereto, JP Morgan Chase Bank (formerly known as Chase Bank of Texas National Association), as administrative agent for the Banks, Bank One, Indiana, N.A. (formerly known as NBD Bank, N.A.), as documentation agent, and Bank of America, National Association (formerly known as NationsBank, N.A. (South)), as co-agent. This Note amends and restates and is issued in substitution for a Promissory Note dated May 30, 2002 (the "Existing Note") issued by the Existing Borrowers pursuant to the Existing Credit Agreement and evidences Swing Loans made thereunder. This Note does not constitute a novation of the obligations under the Existing Note. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of the Swing Loans evidenced by this Note upon the occurrence of certain events and for prepayments of Swing Loans upon the terms and conditions specified therein.

      This Note is secured by a Subsidiary Guaranty issued by certain Wholly-Owned Subsidiaries of Quality Dining, Inc. in favor of the Administrative Agent for the benefit of the Banks, by certain assets of the Borrower and its Subsidiaries pursuant to the Pledge Agreement, the Security Agreement, the Note Pledge Agreement and the other Security Documents and may now or hereafter be secured by one or more other security agreements, pledge agreements, assignments, mortgages, guaranties, instruments or agreements of the Borrower or any other Person.

      The Borrower hereby waives demand, presentment, protest and notice of nonpayment and protest.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF INDIANA.

                                          QUALITY DINING, INC.

                                          By:________________________________
                                                John C. Firth
                                                Executive Vice President,
                                                General Counsel and Secretary

                            Schedule to Swing Line Note

Date of Swing Line  Amount of Swing  Type of Swing Line
     Loan              Line Loan           Loan          Date Principal Repaid
------------------  ---------------  ------------------  ---------------------
------------------  ---------------  ------------------  ---------------------
------------------  ---------------  ------------------  ---------------------
------------------  ---------------  ------------------  ---------------------

                                    EXHIBIT F

                            LEGAL OPINION OF COUNSEL

                                 April 13, 2005

JPMorgan Chase Bank, National Association, individually and as Agent Bank of America, National Association
National City Bank of Indiana
The Northern Trust Company
LaSalle Bank, N.A.

      Re: Fifth Amended and Restated Credit Agreement dated as of April 13, 2005

Ladies and Gentlemen:

      I am the General Counsel of Quality Dining, Inc. You have requested an opinion from me as counsel to Quality Dining, Inc., an Indiana corporation (the "Borrower"), and Bravokilo, Inc., Bravogrand, Inc. Full Service Dining, Inc., Southwest Dining, Inc., Grady's American Grill Restaurant Corporation, Indiana corporations, Grayling Corporation, a Delaware corporation, and QDI Management, LLC, an Indiana limited liability company (the "Subsidiary Guarantors"), in connection with that certain Fifth Amended and Restated Credit Agreement dated as of April 13, 2005 between the Borrower and you (the "Credit Agreement"). In connection with this opinion letter, I have obtained and relied upon certificates (the "Company Certificates") executed and delivered to me by officers of the Borrower and the Subsidiary Guarantors, copies of which are attached hereto.

      In connection with this opinion, I have reviewed:

      1.    the Credit Agreement;

      2. the swing line note to be issued in the form attached to the Credit Agreement as Exhibit C (the "Swing Line Note");

      3.    the Notes;

      4. the Subsidiary Guaranty dated as of December 21, 1995, executed by each of the Subsidiary Guarantors, as reaffirmed pursuant to the Reaffirmation of Subsidiary Guaranty dated as of April 13, 2005 (the "Subsidiary Guaranty").

      5.    the Pledge Agreement dated as of September 11, 1998;

      6.    the Pledge and Security Agreement dated as of September 11, 1998;

      7. the First Amendment to Pledge and Security Agreement dated as of May 30, 2002;

      8.    the Environmental Indemnity Agreement dated as of May 30, 2002;

      9.    the Mortgages;

      10. those certain Collateral Assignments of Franchise Agreements executed by each of Bravokilo, Inc., Southwest Dining, Inc. and Grayling Corporation, each dated as of July 26, 1999;

      11. those certain Collateral Assignments of Lessee's Interest in Leases executed by each of Bravokilo, Inc., Southwest Dining, Inc. and Grayling Corporation, each dated as of July 26, 1999;

      12. the Burger King Intercreditor Agreement by and among Burger King Corporation, Bravokilo, Inc., Quality Dining, Inc., Chase Bank of Texas, National Association, Bank One, Indiana, N.A., and Nationsbank, N.A. (South) dated as of July 26, 1999;

      13. the Burger King Intercreditor Agreement by and among Burger King Corporation, Bravogrand, Inc., Quality Dining, Inc. and JP Morgan Chase Bank dated as of October 15, 2001;

      14. the Consent to Collateral Assignment by and among Brinker International, Inc., Southwest Dining, Inc., Grayling Corporation and Chase Bank of Texas, National Association, dated as of September 11, 1998;

      15. the Intercreditor Agreement by and among Captec Financial Group, Inc., CNL Financial Services, Inc., Quality Dining, Inc., Bravokilo, Inc., Southwest Dining, Inc., Grayling Corporation, SWCAP, LLC, SWCN, LLC, GRAYCAP, LLC, GRAYCN, LLC, BKCAP, LLC and Chase Bank of Texas, National Association dated as of August 3, 1999;

      16. the Collateral Assignment of Franchise Agreements executed by Bravogrand, Inc. dated as of October 15, 2001;

      17. those certain Collateral Assignments of Lessee's Interest in Leases executed by each of Bravokilo, Inc., Southwest Dining, Inc., Grayling Corporation and Bravogrand, Inc., each dated as of May 30, 2002; and

      18.   the Personal Guaranty dated as of April 13, 2005, executed by Daniel
            B. Fitzpatrick.

      Items 12, 13 and 14 above are collectively referred to as the "Franchisor Consents" and Item 15 as the "Intercreditor Agreement." The foregoing are sometimes collectively referred to as the "Transaction Documents." I have also examined originals or copies of the Certificates of Incorporation and By-Laws of the Borrower and each of the Subsidiary Guarantors (other than QDI Management, LLC), the Articles of Organization [and Operating Agreement] of QDI Management, LLC, and the resolutions of the Board of Directors of the Borrower and the Subsidiary Guarantors. I have further reviewed such other documents and such matters of law as are necessary for rendering this opinion. As to all factual matters material to the opinion set forth herein, I have (with your permission and without any investigation or independent confirmation), relied upon, and assumed the accuracy of the Company Certificates, and other certificates, corporate records and other documents with respect to the facts stated therein. This opinion should in no way be construed as passing upon the accuracy or completeness of any of the representations and warranties made in the Transaction Documents or on any matter, legal or otherwise, not specifically mentioned herein.

      Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded such terms in the Credit Agreement.

      I am qualified to practice law only in the State of Indiana and I do not purport to be an expert on, nor do I express any opinion herein concerning, any laws other than the laws of the States of Indiana and Delaware (with respect to Grayling Corporation and the opinions expressed in Paragraphs 1, 3 and 4) and the federal laws of the United States. The General Qualifications of the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord") are incorporated herein by reference and this opinion should be read in conjunction therewith.

      In rendering the opinions expressed in this letter I have made, with your permission and without independent verification, the following assumptions:

      (a)   All of the assumptions set forth in Section 4 of the Accord;

      (b) Borrower has acquired good and sufficient title to each item of Collateral existing on the date hereof and has "rights" in and to such Collateral within the meaning of Section 9-203 of the Uniform Commercial Code consistent with and sufficient for purposes of the Loan Documents, and the same will be true of each item of Collateral arising after the date hereof;

      (c) The descriptions of the Collateral in the relevant Loan Documents reasonably describes the property intended to be described as Collateral therein;

      (d) Financing Statements are properly completed, executed, timely filed and continued in all appropriate state and local offices;

      (e) the Mortgages are recorded in each of the Offices of the Recorders of the Counties in which the Collateral is located.

      Based upon and subject to the foregoing and the qualifications stated herein, it is my opinion that:

      1. The Borrower and each of the Subsidiary Guarantors (other than QDI Management, LLC) is a corporation organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on the business now being conducted by it and to own its property and to enter into and perform the Credit Agreement, the Subsidiary Guaranty and the Security Documents to which it is a party.

      2. QDI Management, LLC is a limited liability company organized and validly existing in good standing under the laws of the State of Indiana and has all requisite power and authority to carry on the business now being conducted by it and to own its property and to enter into and perform the Subsidiary Guaranty and the Security Documents to which it is a party.

      3. The Borrower and each of the Subsidiary Guarantors is duly qualified and in good standing as a foreign corporation in the jurisdictions enumerated in Annex I and Annex II attached to this opinion and such jurisdictions are all of the jurisdictions where the nature of their business or the character of their properties makes such qualification or licensing necessary.

      4. Each of the Credit Agreement, the Subsidiary Guaranty and the Security Documents have been duly authorized by proper corporate (or company) action on the part of the Borrower and the Subsidiary Guarantors which are party thereto and have been duly executed and delivered by an authorized officer (or member) of each of the Borrower and Subsidiary Guarantors. Each of the Credit Agreement, the Subsidiary Guaranty and the Security Documents constitutes the legal, valid and binding obligations of the Borrower and the Subsidiary Guarantors which are a party thereto, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

      5. To the extent subject to Indiana law and/or Article 9 of the Indiana Uniform Commercial Code, each of the Security Documents creates an enforceable security interest in favor of the Administrative Agent for the benefit of the Banks in the Collateral described therein as security for the payment, to the extent set forth therein, of the Obligations. I caution you that your ability to realize upon such security interests in the Collateral is subject to the conditions, terms and provisions of the Franchisor Consents, the Intercreditor Agreement and the rights of the other parties thereto.

      6. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution, delivery and performance by the Borrower and the Subsidiary Guarantors of the Credit Agreement, the Subsidiary Guaranty and the Security Documents.

      7. The execution, delivery and performance of the Credit Agreement, the Subsidiary Guaranty and the Security Documents and compliance with the terms thereof by the Borrower and the Subsidiary Guarantors will not conflict with, or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens in favor of the Administrative Agent pursuant to the Security Documents) upon any of the Property of the Borrower or the Subsidiary Guarantors pursuant to the provisions of the articles of incorporation, by-laws or other charter document of the Borrower or the Subsidiary Guarantors or any loan agreement under which Borrower or the Subsidiary Guarantors are bound, or other agreement or instrument under which the Borrower or the Subsidiary Guarantors or their Property is bound.

      8. There are no actions, suits or proceedings pending or, to the best of my knowledge after due inquiry, threatened against, or affecting the Borrower or the Subsidiary Guarantors at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which (i) would contest or affect the execution, validity or performance of any of the Loan Documents, or
(ii) could result, either individually or collectively, in a Material Adverse Occurrence, except as disclosed in Quality Dining, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 2004.

      9. Each of the Borrower and the Subsidiary Guarantors have all franchises, permits, licenses and other authority as are material to enable them to carry on their business as now being conducted and as proposed to be conducted, and they are not in default under any of such franchises, permits, licenses or other authority, which defaults could, individually or in the aggregate, result in a Material Adverse Occurrence.

      10. The execution and delivery of the Credit Agreement, the Subsidiary Guaranty and the Security Documents and the performance thereof by the Borrower and the Subsidiary Guarantors will not result in a breach or violation of any of the terms, conditions, or provisions of any law or regulation (including any usury laws), order, writ, injunction or decree of any court or governmental authority applicable to the Borrower or the Subsidiary Guarantors.

      11. The Personal Guaranty has been duly executed and delivered by Daniel
B. Fitzpatrick. The Personal Guaranty constitutes the legal, valid and binding obligation of Daniel B. Fitzpatrick, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

      12. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution, delivery and performance by Daniel B. Fitzpatrick of the Personal Guaranty. The execution and delivery of the Personal Guaranty and the performance thereof by Daniel B. Fitzpatrick will not result in a breach or violation of any of the terms, conditions, or provisions of (i) any law or regulation (including any usury laws), order, writ, injunction or decree of any court or governmental authority applicable to him or (ii) any agreement or instrument to which he is a party or to which he or his property is subject.

      13. None of the Borrower and the Subsidiary Guarantors is (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company" or an "affiliate" of such a "subsidiary company," as such terms are defined in the

Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended.

      14. All of the issued and outstanding shares of capital stock of each of the Subsidiary Guarantors have been duly and validly issued, are fully paid and non-assessable and are owned by Quality Dining, Inc., and/or a subsidiary of Quality Dining, Inc. as reflected on Annex II attached to this opinion free and clear of any lien or encumbrance.

      15. The Borrower and Merger Corp. have taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Merger Agreement and the consummation of transactions contemplated thereby. The execution and delivery of the Merger Agreement, and the consummation of the Merger, do not, violate any statute or regulation of the United States (including any securities law) or of the State of Indiana, or any order, judgment or decree of any court or governmental body binding on the Borrower or Merger Corp., or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Borrower or any of its Subsidiaries is bound or to which Merger Corp. is a party or by which its is bound.

      16. The Merger complies with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Borrower and Merger Corp. in connection with the Merger have been duly obtained and are in full force and effect. All applicable waiting periods with respect to the Merger have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Merger.

      17. I have reviewed the opinion of Richard P. Diegnan, Jr., attorney at law, special New Jersey counsel for the Borrower, dated __________, 2005 and addressed to you. The opinion of Richard P. Diegnan, Jr., delivered to you pursuant to the Credit Agreement, is satisfactory in form and scope to me, and, in my opinion, you are justified in relying thereon.

      My opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. Without limiting the foregoing, I express no opinion as to the priority of any lien or security interest in the Collateral nor as to the title to, condition of title to, or ownership of the Collateral. By rendering my opinions, I do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

      This opinion is rendered only to you and is solely for your benefit in connection with the Credit Agreement. This opinion may not be relied upon for any other purpose or by any other person, firm or corporation, and may not be used, circulated, quoted or otherwise referred to, nor may copies be delivered to any person (except as set forth in Section 20 of the Accord) without my prior written consent, provided, however, that this opinion may be relied upon by each of the Bank's successors and assigns.

                                          Yours very truly,

                                          John C. Firth
                                          Executive Vice President and
                                            General Counsel

                                     ANNEX I
                                       TO
                    OPINION LETTER DATED AS OF APRIL 13, 2005

List of Jurisdictions in which the Borrower is qualified to do business.

Corporation:                  Jurisdiction:
-----------                   ------------
Quality Dining, Inc.          Indiana*
                              Michigan
                              Ohio

----------
*State of Incorporation

                                    ANNEX II
                                       TO
                    OPINION LETTER DATED AS OF APRIL 13, 2005

     List of Subsidiaries, Jurisdiction of Incorporation and Stock Ownership


                               JURISDICTION OF    JURISDICTIONS
                                INCORPORATION     QUALIFIED TO DO
    CORPORATE ENTITY           OR ORGANIZATION      BUSINESS                    STOCK OWNERSHIP
----------------------------   ---------------  -------------------  ----------------------------------------
Bravogrand, Inc.                   Indiana      IN, MI               Bravokilo, Inc. (100%)
                                                                     1,000 shares Issued
Bravokilo, Inc.                    Indiana      IN, MI               Quality Dining, Inc. (100%)
                                                                     243 Shares Issued & Outstanding
Chili's Of Christiana, Inc.       Delaware      DE, IN               Southwest Dining, Inc. (100%)
                                                                     100 Shares Issued & Outstanding
Chili's Of Mount Laurel, Inc.    New Jersey     IN, NJ               Southwest Dining, Inc. (100%)
                                                                     100 Shares Issued & Outstanding
Full Service Dining, Inc.          Indiana      IN, MI, OH           Southwest Dining, Inc. (100%)
                                                                     106.648 Shares Issued & Outstanding
GAGHC, Inc.                       Delaware      DE, IN               Southwest Dining, Inc. (100%)
                                                                     100 Shares Issued & Outstanding
Grady's American Grill, L.P.        Texas       TX                   1% Interest-General Partner-Grady's
                                                                     American Grill Restaurant Corporation
                                                                     99% Interest-Limited Partner-GAGHC, Inc.
Grady's American Grill             Indiana      AR, FL, GA, IN, MI,  Southwest Dining, Inc. (100%)
Restaurant Corporation                          MS, NC, NJ, OH, OK,  100 Shares Issued & Outstanding
                                                TN, TX
Grady's, Inc.                     Tennessee     AL, IN, TN           Southwest Dining, Inc. (100%)
                                                                     9,970 Shares Issued & Outstanding
Grayling Corporation              Delaware      DE, IN, NJ, PA       Southwest Dining, Inc. (100%)
                                                                     1,098.90 Shares Issued & Outstanding
Grayling Management               Virginia      IN, VA               Southwest Dining, Inc. (100%)
Corporation                                                          1,098.90 Shares Issued & Outstanding
QDI Management, LLC                Indiana      IN, MI               Quality Dining, Inc, 100% Membership
                                                                     Units
Southwest Dining, Inc.             Indiana      IN, MI, OH           Quality Dining, Inc. (100%)
                                                                     100 Shares Issued & Outstanding
Tri-State Construction Co.         Indiana      IN, MI, NJ, OH, PA   Southwest Dining, Inc. (100%)
Inc.                                                                 166-2/3 Shares Issued & Outstanding


                                    EXHIBIT G

                                     FORM OF

                              ASSIGNMENT AGREEMENT

      Reference is made to the Fifth Amended and Restated Credit Agreement dated as of April 13, 2005 (the "Credit Agreement") among Quality Dining, Inc. an Indiana corporation (the "Borrower"), the Banks party thereto (the "Banks"), and JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

      _____________________________________ (the "Assignor") and
__________________________________________ (the "Assignee") agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ___% interest in and to the Assignor's Revolving Credit Commitment, such percentage interest of the Assignor's participations in Letters of Credit on the Effective Date and such percentage interest in each Loan owing to the Assignor outstanding on the Effective Date, together with all unpaid interest and Revolving Credit Commitment Fees accrued thereon or in respect thereof to the Effective Date, and all rights and obligations of Assignor under the Credit Agreement in respect thereof.

      2. The Assignor represents that as of the date hereof (without giving effect to assignments thereof which have not yet become effective): (i) its Revolving Credit Commitment is $__________, (ii) the outstanding principal balance (unreduced by any assignments thereof which have not yet become effective) of its Revolving Credit Note is $________________, (iii) the outstanding principal balance (unreduced by any assignments thereof which have not yet become effective) of its Term Note is $________, and (iv) the stated amount of its participations in Letters of Credit is $______________. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Legal Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other person which has become a Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as is delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

      4. The effective date of this Assignment and Acceptance shall be _______________ (the "Effective Date").(1)

      5. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. This Assignment and Acceptance shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

                                       [NAME OF ASSIGNOR],

                                       By______________________________________
                                          Title:

                                       [NAME OF ASSIGNEE],

                                       By______________________________________
                                          Title:

----------
(1) The Effective Date must be at least five Business Days after the delivery of the executed Assignment Agreement to the Agent.

                                    EXHIBIT H

                             [FORM OF BUY-OUT NOTE]

                                SUBORDINATED NOTE

            THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE LAWS. THIS SUBORDINATED NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE LAWS.

$__________                                 ___________, 20__ (the "Issue Date")
                                                              Mishawaka, Indiana

      FOR VALUE RECEIVED, on ________________, 20__ (such date, as it may be adjusted in accordance with the terms of this Subordinated Note as described below under the caption "Payment Terms", the "Maturity"), QUALITY DINING, INC., a corporation organized under the laws of the State of Indiana ("Company"), promises to pay to the order of _____________________ ("Holder"), at ___________, _____________ or at such other place as Holder may direct, the principal sum of ___________________________ Dollars ($__________) (such amount, as it may be adjusted in accordance with the terms of this Subordinated Note as described below under the caption "Payment Terms", the "Principal Amount").

1. PAYMENT TERMS.

      (a) Except as described below in this Section 1 or in Section 2 of this Subordinated Note, the Company shall make annual payments of principal of $_______ each on the __ day of each [state month] (each, a "Payment Date") of each year. Said payments of principal shall continue until the Maturity of this Subordinated Note, whether by acceleration or otherwise, at which time the entire remaining principal balance of this Subordinated Note, plus accrued but unpaid interest thereon as set forth below, shall be due and payable in full.

      (b) The Company further promises to pay interest on the outstanding Principal Amount of this Subordinated Note from the date hereof until Maturity at a rate per annum equal to ___%, computed on the basis of a 360-day year consisting of twelve 30-day months. After the Maturity, whether by acceleration or otherwise, the Principal Amount of this Subordinated Note shall bear interest until paid at a rate equal to two percent (2%) in addition to the rate in effect immediately prior to Maturity. Interest shall be due and payable on each Payment Date and at the Maturity hereof; provided that all accrued but unpaid interest shall be due and payable in full with the final principal payment hereunder. After Maturity interest shall be payable on demand.

      (c) [INSERT, IF NOTE ISSUED TO PAY PUT SHARES] Notwithstanding the foregoing provisions of this Section 2, in accordance with the terms of the Amended and Restated Shareholders Agreement dated as of February 3, 2005 (as it may be amended, modified or supplemented from time to time, the "Shareholders Agreement") among QDI Merger Corp. (as predecessor to the Company) and each of the Shareholders party thereto, this Subordinated Note shall automatically be adjusted on each anniversary of the Issue Date (each, a "Principal Adjustment Date"), with such adjustment to be effective as of such Principal Adjustment Date and to remain in effect until the next Principal Adjustment Date, to an amount equal to ((OPA/PCSV) x LCSV) - P, where:

OPA = the original principal amount of this Subordinated Note;

      PCSV = the Common Stock Value (as defined in the Shareholders Agreement) used in the determination of the original principal amount of this Subordinated Note;

      LCSV = the lowest Common Stock Value in effect on the Issue Date and each anniversary thereof occurring on or prior to the date of determination;

      P = the cumulative total of principal payments made on this Subordinated Note repaid prior to the applicable Principal Adjustment Date;

and such adjusted principal amount shall thereupon be payable in equal annual installments (plus accrued and unpaid interest thereon) commencing on such Principal Adjustment Date and thereafter on each subsequent anniversary of the Issue Date (subject to further adjustment as provided above) through the Maturity (subject to adjustment as provided below); provided further, that in the event that the foregoing principal adjustment formula yields a negative number, this Subordinated Note shall thereupon automatically be deemed to be paid in full and the Holder shall not be obligated to repay any such negative balance to the Company;

      (d) Notwithstanding anything in this Subordinated Note or the [Shareholders Agreement] [Amended and Restated Shareholders Agreement dated as of February 3, 2005 (as it may be amended, modified or supplemented from time to time, the "Shareholders Agreement")] to the contrary, if on any principal repayment date, after taking into account the outstanding principal amount of and all accrued interest on all Buy-Out Notes (as defined in the Shareholders Agreement), there exists, or payment of such principal or accrued interest would result in, an event of default (or an event which with notice or lapse of time or both would constitute an event of default) under any of the Senior Indebtedness Documents (as defined in Section 3 of this Subordinated Note) or under any other Indebtedness (as defined in the Shareholders Agreement) of the Company or any of its Subsidiaries, or such payment of principal or accrued interest would otherwise be prevented by law, the principal amount and accrued interest otherwise payable on such Payment Date shall not be paid and such accrued and unpaid interest shall be added to the principal amount of this Subordinated Note, which shall thereafter be payable in equal annual installments (plus accrued and unpaid interest thereon) on each Payment Date through the Maturity, which Maturity shall automatically be extended for one (1) full year each time that repayment of the principal amount of this Subordinated
Note is not required to be made on a Payment Date due to the circumstances described in this subsection [(d)][(c)] of Section 1.

2. SUBORDINATION PROVISIONS. The Company covenants and agrees, and the Holder by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Note, that the payment of the principal amount of and interest on this Subordinated Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Indebtedness (as defined below) to the extent and in the manner set forth in the following clauses of this Section 2:

      (a) No payment or other distribution of the Company's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is permitted under the Senior Indebtedness Documents (as defined below).

      (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Indebtedness shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing during any Bankruptcy Proceeding: (i) all payments and distributions of any kind or character in respect of this Subordinated Note to which Holder would be entitled except for this clause (b) shall be made directly to the Representative; (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Representative (for the benefit of the holders of the Senior Indebtedness) until the Senior Indebtedness shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that the Representative, in the name of Holder or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Subordinated Note, in each case until the Senior Indebtedness shall have been paid and performed in full and in cash.

      (c) During the continuance of any event of default (or an event which with notice or lapse of time or both would constitute an event of default) under any Senior Indebtedness Document, no payment of principal, premium or interest shall be made on this Subordinated Note.

      (d) In the event that Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the holders of the Senior Indebtedness and shall be turned over by Holder to the Representative forthwith. Holder will mark its books and records so as clearly to indicate that this Subordinated Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Representative in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by the Representative first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Representative in enforcing the subordination provisions set forth in this Section 2, or in endeavoring to collect or realize upon this Subordinated Note, and any balance thereof shall, solely as between the Holder and the Representative, be applied by the Representative toward the payment of the Senior Indebtedness; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Indebtedness.

      (e) Notwithstanding any payments or distributions received by the Representative in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the holders of the Senior Indebtedness until the Senior Indebtedness have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Representative in respect of this Subordinated Note) to the extent that any payment arising out of the exercise of such rights would be permitted under the Senior Indebtedness Documents.

      (f) The provisions of this Section 2 are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the holders of the Senior Indebtedness on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between the Company, its creditors (other than the holders of the Senior Indebtedness) and Holder, the Company's obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Company (other than the holders of the Senior Indebtedness).

      (g) Holder shall not, until the Senior Indebtedness has been paid and performed in full and in cash, cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Indebtedness, this Subordinated Note or any rights in respect hereof, unless Holder shall have received the prior written consent of the Representative.

      (h) Holder shall not, without the advance written consent of the Representative, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Indebtedness shall have been paid and performed in full and in cash.

      (i) If, at any time, any payment (in whole or in part) of any Senior Indebtedness is rescinded or must be restored or returned by the holders of the Senior Indebtedness (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

      (j) The Representative and/or any of the holders of the Senior Indebtedness may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under this Section 2, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Indebtedness; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior

Indebtedness; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Indebtedness, or release or compromise any obligation of any nature with respect to any of the Senior Indebtedness; (iv) amend, supplement, amend and restate, or otherwise modify the Senior Indebtedness Documents; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Indebtedness, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

      (k) Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by the Representative and the holders of the Senior Indebtedness;
(ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Indebtedness; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Indebtedness, or any thereof, or any security therefor.

      (l) The holders of the Senior Indebtedness may, from time to time, on the terms and subject to the conditions set forth in the Senior Indebtedness Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Indebtedness, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Indebtedness shall be and remain Senior Indebtedness for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest of such assignee or transferee in the Senior Indebtedness shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor.

      (m) The subordination provisions contained in this Section 2 constitute a continuing offer from the holder of this Subordinated Note to all persons who become the holders of, or who continue to hold, Senior Indebtedness; and these subordination provisions are made for the benefit of the holders of the Senior Indebtedness, and the Representative may proceed to enforce such provisions on behalf of each of such persons.

      (n) For purposes of this Section 2, the following terms shall have the following meanings:

"Credit Agreement" shall mean the Fifth Amended and Restated Credit Agreement dated as of April 13, 2005 by and between the Company, JPMorgan Chase Bank, National Association, as administrative agent, and the Banks party thereto, as it may be amended, modified, supplemented or restated at any time and in any manner.

      "Representative" shall mean with respect to the holders of Senior Indebtedness, (i) the Administrative Agent under the Credit Agreement and (ii) any other trustee, agent or other similar representative for the holders of Senior Indebtedness.

      "Senior Indebtedness" shall mean (i) all "Obligations" (as defined in the Credit Agreement) of or owing by the Company, (ii) all liabilities and obligations of the Company in respect of any indebtedness (whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise) of the Company which refinances, replaces or is in substitution for such Obligations and (iii) all other obligations, liabilities or indebtedness of the Company designated by the Company as "Senior Indebtedness" for the purposes of this Subordinated Note.

      "Senior Indebtedness Documents" shall mean the Credit Agreement, the Loan Documents (as defined in the Credit Agreement) and any and all other documents that from time to time evidence any of the Senior Indebtedness or secure or support payment or performance thereof.

3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

      (a) failure to pay when due the principal of, or any interest on, this Subordinated Note and continuance thereof for 30 days after notice of default in such payment is given by Holder to the Company; or

      (b) the Company (i) files a voluntary petition for bankruptcy; (ii) is adjudicated bankrupt or insolvent by a final and unappealable order; (iii) files a petition seeking for itself any arrangement, composition, readjustment, or similar relief; (iv) files an answer admitting the material allegation of a petition filed against such party in any of the proceedings referenced in (i) through (iii) above; (v) seeks or consents to or acquiesces in the appointment of a trustee or receiver for all or a substantial part of the Company's property; or (vi) makes an assignment for the benefit of creditors.

4. DEFAULT REMEDIES.

      (a) Upon the occurrence and during the continuance of any Event of Default specified in clause (a) of Section 3, Holder at its option may, subject, however, to the provisions of Section 2 of this Subordinated Note, declare this Subordinated Note (principal, interest and other amounts) immediately due and payable without notice or demand of any kind. Upon the occurrence of any Event of Default specified in clause (b) of Section 3, this Subordinated Note (principal, interest and other amounts) shall be immediately and automatically due and payable without action of any kind on the part of Holder. Upon the occurrence and during the continuance of any Event of Default, Holder may, subject to the provisions of Section 2 of this Subordinated Note, exercise any rights and remedies under this Subordinated Note, at law or in equity.

      (b) Holder may, by written notice to the Company, at any time and from time to time, waive any Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Holder and the Company shall be restored to their former position and rights hereunder, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default. No failure to exercise, and no delay in exercising, on the part of Holder of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Holder herein provided are cumulative and not exclusive of any rights or remedies provided by law.

5. PAYMENTS, ETC. All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest and then to principal; however, if an Event of Default occurs, Holder may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued.

      All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Subordinated Note or the proceeds, Holder or the Company by any government or political subdivision thereof. The Company shall upon request of Holder pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Holder's income.

6. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed, if to Holder, to ________________ and, if to the Company, to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto.

7. MISCELLANEOUS. This Subordinated Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Indiana, and shall be deemed to have been executed in the State of Indiana. Holder and Company hereby irrevocably submit to the jurisdiction of any Indiana State or Federal court sitting in St. Joseph County, Indiana, over any action or proceeding arising out of or relating to this Subordinated Note and hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in only such Indiana State or Federal Court. Holder and Company hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Holder and Company irrevocably consent to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process at the address specified herein. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Subordinated Note. This Subordinated Note shall bind the Company, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns, except that the Company may not transfer or assign any of its rights or interest hereunder without the prior written consent of Holder. The Company agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses of Holder, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Holder or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. The Company expressly and irrevocably waives notice of dishonor or default as well as presentment, protest, demand and notice of any kind in connection herewith.

                                       QUALITY DINING, INC.
                                       Address: ________________________________
                                                ________________________________
                                                ________________________________

                                       By: _____________________________________
                                       Its: ____________________________________